Exhibit 10.1

LOAN AGREEMENT

by and among

EPSILON ENERGY USA INC., an Ohio corporation, and

EPSILON ENERGY LTD., an Alberta corporation,

as Co-Borrowers

FROST BANK,

a Texas state bank,

as Administrative Agent

and

The Financial Institutions from time to time party hereto,

as Lenders

Dated as of October 10, 2025

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3.21	Proper Legal Form; No Recordation; Proceedings to Enforce Agreement	52

Article 4 AFFIRMATIVE COVENANTS		52

4.01	Financial Statements; Inspection of Books and Records	52
4.02	Financial Covenants	54
4.03	Accounts and Records	54
4.04	Compliance with Governmental/Other Requirements; Existence, Etc	54
4.05	Incumbency	54
4.06	Notifications to Administrative Agent	54
4.07	Bankruptcy Proceedings	55
4.08	Notices by Governmental Authorities; Damage to Collateral; Notices from Third Parties	55
4.09	Property and Other Insurance	55
4.10	Payment of Claims	57
4.11	Payment of Impositions	57
4.12	Costs and Expenses	57
4.13	Use of Loan Proceeds	57
4.14	Administrative Agent as Principal Depository	58
4.15	Further Assurances and Corrections	58
4.16	Inspection of Books and Records	58
4.17	Maintenance and Operation of Properties	58
4.18	Direct Disbursement and Application by Administrative Agent; Security Interest	58
4.19	INDEMNIFICATION OF ADMINISTRATIVE AGENT AND THE LENDERS	59
4.20	No Obligation with Respect to Collateral	60
4.21	Commodity Hedging Contracts	60
4.22	Additional Security Instruments	61
4.23	Title	62

Article 5 NEGATIVE COVENANTS		62

5.01	No Disposition	62
5.02	No Liens	63
5.03	Restricted Distributions	63
5.04	Liquidations, Mergers, and Consolidations	63
5.05	Change in Nature of Business	63
5.06	Change of Control	64
5.07	Indebtedness	64
5.08	Loans and Investments	64
5.09	Arm’s Length Transactions	64
5.10	Subsidiaries	64
5.11	Prescribed Laws; Anti-Corruption Laws	64
5.12	ERISA	65
5.13	Use of Proceeds	65
5.14	Amendments of Certain Documents	65
5.15	Hedging	65
5.16	Gas Balancing Agreements and Advance Payment Contracts	66
5.17	Certain Accounts Payable	66

Article 6 EVENTS OF DEFAULT		67

6.01	Events of Default	67

Article 7 RIGHTS AND REMEDIES		69

7.01	Certain Remedies	69
7.02	Application of Funds	69

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7.03	Performance by Administrative Agent or any Lender	70
7.04	Neither Administrative Agent Nor Lenders in Control	70
7.05	Waivers	70
7.06	Cumulative Rights and Election of Remedies	71
7.07	Funds of Lender	71
7.08	Offset	71
7.09	Appraisals	72
7.10	Multiple Borrowers	72
7.11	Waiver of Immunity	72

Article 8 AGENCY		72

8.01	Appointment and Authority	72
8.02	Rights as a Lender	73
8.03	Exculpatory Provisions	73
8.04	Reliance by Administrative Agent	74
8.05	Delegation of Duties	74
8.06	Resignation of Administrative Agent	74
8.07	Non-Reliance on Agents and Other Lenders	76
8.08	No Other Duties	77
8.09	Administrative Agent May File Proofs of Claim	77
8.10	Certain ERISA Matters	77
8.11	Erroneous Payments	78
8.12	Reimbursement by Lenders	80
8.13	Collateral and Guaranty Matters	80

Article 9 GENERAL TERMS AND CONDITIONS		81

9.01	Notices	81
9.02	Waivers; Amendments	81
9.03	Reliance; Invalid Provisions	83
9.04	Successors and Assigns	83
9.05	Loan Documents	87
9.06	Maximum Lawful Rate	87
9.07	Disclosure to Assignees	87
9.08	No Third-Party Beneficiary	87
9.09	Consent or Approval	88
9.10	Publicity	88
9.11	GOVERNING LAW; VENUE; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.	88
9.12	Loan Agreement Governs	89
9.13	USA PATRIOT Act Notice	89
9.14	Time of Essence	89
9.15	Independence of Covenants	89
9.16	Attorneys’ Fees and Costs	89
9.17	Electronic Signatures; Counterparts; Facsimile Documents and Signatures; Imaging of Documents	90
9.18	Continuation and Survival	90
9.19	Arbitration	90
9.20	WAIVER OF RIGHT TO TRIAL BY JURY	92
9.21	Interpretation	92
9.22	Amendment and Restatement of Existing Credit Agreement	93
9.23	Assignment and Continuation of Existing Facility Liens	93

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9.24	No Advisory or Fiduciary Responsibility	93
9.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	94
9.26	Acknowledgement Regarding Any Supported QFCs	94
9.27	Cashless Settlement	95
9.28	Keepwell	95
9.29	Currency Conversion	96

SCHEDULES AND EXHIBITS:

Schedule 1.01	-	Existing Liens
Schedule 2.01	-	Lenders and Commitments
Schedule 3.06	-	Properties Located on Tribal Lands
Schedule 3.18	-	Marketing of Production
Schedule 3.20	-	Commodity Hedging Contracts
Schedule 5.07	-	Existing Indebtedness
Schedule 9.23	-	Existing Facility Security Documents
Exhibit A	-	Conditions Precedent to Initial Advance
Exhibit B	-	Financial Covenants
Exhibit C	-	Insurance Requirements
Exhibit D	-	[Reserved]
Exhibit E	-	Form of Application for Advance
Exhibit F	-	Form of Revolving Promissory Note
Exhibit G-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H	-	Form of Assignment and Assumption

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LOAN AGREEMENT

This Loan Agreement (this “Agreement”) dated to be effective as of October 10, 2025 (the “Effective Date”), is entered into by and among EPSILON ENERGY USA INC., an Ohio corporation, and EPSILON ENERGY LTD., an Alberta corporation, as co-borrowers, the Lenders (defined below) and FROST BANK, a Texas state bank, as “Administrative Agent” (each, a “Party” and, collectively, the “Parties”).

Article 1

DEFINITIONS AND USE OF TERMS

1.01Certain Definitions. As used in this Agreement, the following terms have the respective meanings given below:

“3-Month Term SOFR” means, for any Interest Period, the three-month CME Term SOFR Reference Rate published by CME Group Benchmark Administration Limited, or any successor source and/or publisher for such rate reasonably determined by Administrative Agent from time to time, for the date that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as determined by Administrative Agent; provided, that if Administrative Agent decides at any time that such lookback convention is not administratively feasible for Administrative Agent, then Administrative Agent may, permanently or temporarily, implement another convention (which may use a lookback of a different duration) in its reasonable discretion, without further notice to or consent from Borrower or any Lender. (The Term SOFR market data is the property of Chicago Mercantile Exchange Inc. or its licensors as applicable. All rights reserved, or otherwise licensed by Chicago Mercantile Exchange Inc.)

“Administrative Agent” means FROST BANK, a Texas state bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account referenced in Section 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.

“Advance” means a disbursement by the Lenders of the of the proceeds of any Loan.

“Advance Payment Contract” means any take-or-pay or similar contract whereby an Obligated Party agrees to accept a defined payment (whether at the time the contract is entered into or in the future) as payment-in-full for the purchase of present or future production of Hydrocarbons from its Oil and Gas Properties (each, an “Advance Payment”) and to deliver such Hydrocarbons at some future time without then or thereafter receiving full payment therefor at the prevailing market price for such Hydrocarbons as of the date of delivery thereof.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, when used with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), with respect to any Person, means possession, directly or indirectly, of the power to direct

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or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or interests, by contract, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) and all other laws, rules, and regulations of any jurisdiction applicable to Borrower or its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means the applicable percentage per annum set forth below, based upon the Utilization applicable from time to time. The Applicable Margin shall immediately and automatically change when and as the Utilization changes:

Pricing Level	Utilization	Applicable Margin	Unused Commitment Fee
1	< 25%	3.00%	0.50%
2	> 25% but < 50%	3.25%	0.50%
3	> 50% but < 75%	3.50%	0.50%
4	> 75% but < 90%	3.75%	0.50%
5	> 90%	4.00%	0.50%

provided, however, that if at any time Borrower fails to timely deliver a Reserve Report pursuant to Section 4.01(e), the “Applicable Margin” shall mean the rate per annum set forth on the foregoing grid when Utilization is at its highest level until such time as such Reserve Report is delivered to Administrative Agent.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Application for Advance” means a written application by Borrower (and such other parties as Administrative Agent may require) to Administrative Agent and the Lenders, in substantially the form of Exhibit E or otherwise in form satisfactory to Administrative Agent.

“Approved Counterparty” means (a) Administrative Agent and each Lender, (b) Cargill, Incorporated, (c) EDF Trading North America, LLC, (d) BP Energy Company and (e) each other swap counterparty approved in writing from time to time by the Administrative Agent, which consent shall not be unreasonably withheld for any proposed counterparty that at the time of entering into a Commodity Hedging Contract has a long term senior unsecured debt rating that is A/A2 by S&P or Moody’s (or their equivalent) or higher; provided, however, that the Administrative Agent may, by giving written notice to Borrower (with respect to clauses (b), (c), (d) and (e)), elect to revoke such swap counterparty’s status as an Approved Counterparty for purposes of any Commodity Hedging Contracts entered into following such notice if the Administrative Agent has reasonable concerns about the long or short term financial well-being or creditworthiness of such swap counterparty (after giving effect to any guaranty executed and delivered by a guarantor of such swap counterparty).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

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“Architectural Barrier Laws” means any and all architectural barrier laws, including the Fair Housing Act, the Americans with Disabilities Act of 1990, and Chapter 469 of the Texas Government Code.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Availability” means, as of any date, an amount calculated as the Line Cap minus the Revolving Credit Exposure.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreements” means those certain agreements entered into from time to time between any Obligated Party and any Lender in connection with any Bank Products.

“Bank Products” means any services, products, or facilities provided to the Obligated Parties by any Lender, including, without limitation, treasury management services, deposit accounts, commercial credit cards, merchant services, cash management, and other banking products or services, other than the Loans and Letters of Credit provided under this Agreement.

“Benchmark” means, initially, 3-Month Term SOFR; provided, that if a replacement of the Benchmark has occurred pursuant to this Section, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for the then-current Benchmark, the first alternative set forth below that can be determined by Administrative Agent:

(1)

the sum of:  (i) Daily Simple SOFR and (ii) an adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time;

(2)

the sum of:  (i) the Effective Federal Funds Rate and (ii) an adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; or

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(3)

the sum of:  (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Administrative Agent as the replacement for such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time;

provided, that if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the first to occur of (a) or (b) below, as confirmed by a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark: (a) the specified date on which the administrator of the then-current Benchmark ceases to provide such Benchmark, permanently or indefinitely; provided, that at such time, there is no successor administrator that will continue to provide such Benchmark; or (b) the specified date on which such Benchmark is no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Borrower” means, collectively, Epsilon USA, Epsilon Ltd. and their successors and permitted assigns, unless the term “Borrower” is preceded by the words “any,” “each,” “either,” “neither,” “both,” “such,” or a similar word, in which case the term “Borrower” shall refer to either of them. Each representation and covenant herein applicable to the Borrower shall be fully applicable to each Borrower, individually and collectively, unless specifically indicated otherwise herein.

“Borrower Requested Determination” has the meaning specified in Section 2.16(a).

“Borrowing Base” means, as of any date of determination, the loan amount that may be supported by the Oil and Gas Properties of the Obligated Parties, as determined by Administrative Agent and approved by the Required Lenders, or all of the Lenders, as applicable, as set forth in Section 2.16, and as the same may be adjusted from time to time pursuant to Section 2.16 or other provisions hereof. Until redetermined as provided herein, the initial Borrowing Base as of the Effective Date is $47,500,000.00.

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“Borrowing Base Deficiency” means the occurrence of the Revolving Credit Exposure exceeding the Line Cap then in effect. The amount of the Borrowing Base Deficiency at any time (if any) is the amount by which the Revolving Credit Exposure exceeds the Line Cap in effect at such time.

“Borrowing Base Deficiency Notice” means a notice from Administrative Agent to Borrower that a Borrowing Base Deficiency exists.

“Borrowing Base Hedging Contract Liquidations” means the liquidation, monetization, unwinding, early termination or transfer (by novation or otherwise) of any Commodity Hedging Contract, or the amendment of any such Commodity Hedging Contract in any way that could reasonably be expected to reduce the Borrowing Base Value (if any) thereof, including any sale, assignment, or other transfer of Equity Interests in any Obligated Party that is a party to any Commodity Hedging Contract to a Person that is not an Obligated Party; provided that none of the following shall constitute a Borrowing Base Hedging Contract Liquidation:  (a) any transfer (by novation or otherwise) of a Commodity Hedging Contract from an Obligated Party to another, (b) any novation of a Commodity Hedging Contract from an existing counterparty to an Approved Counterparty, with an Obligated Party being the “remaining party” for purposes of such novation, and (c) the termination of a Commodity Hedging Contract at the end of its stated term or in the final month of its stated term.

“Borrowing Base Value” means, as of any time for any Oil and Gas Property or Commodity Hedging Contract of the Obligated Parties, as applicable, the Borrowing Base value attributed thereto by Administrative Agent in connection with the most recent determination of the Borrowing Base.

“Business Day” means a day other than a Saturday, Sunday, or a day on which commercial banks in the State of Texas are authorized to be closed or are in fact closed.

“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan that contains or has ever contained a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada).

“Canadian Pension Plan” means a pension plan or plan that is subject to applicable pension benefits legislation in any jurisdiction of Canada and that is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees of any Obligated Party or any Subsidiary thereof but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Sanctions List” means the list of names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the Special Economic Measures Act and/or the Regulations Implementing the United Nations Resolution on Taliban, ISIL (Da’esh) and Al-Qaida (Canada).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

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“CEA” means the U.S. Commodity Exchange Act, together with all related rules, regulations, orders, or official interpretations that are issued or promulgated by the U.S. Commodity Futures Trading Commission.

“Certificate of Ownership Interests” means a certificate of ownership interests satisfactory in form and substance to Administrative Agent whereby Borrower (and, if applicable and/or requested by Administrative Agent, one or more other Obligated Parties) certifies the specific working interest, net revenue interest or other quantum of interest owned by the Obligated Parties in each of their respective Oil and Gas Properties, together with such purchaser and operator information related thereto as Administrative Agent may request.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, or treaty; (b) any change in any law, rule, regulation, or treaty or in the administration, interpretation, implementation, or application of any law, rule, regulation, or treaty by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything contained in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or Canadian or foreign regulatory authorities, in each case pursuant to the Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, or issued.

“Change of Control” means (a) any transaction, event or circumstance whereby Epsilon Ltd. ceases to continue to own and control the entirety of all Equity Interests in Epsilon USA, (b) any transaction, event or circumstance whereby Epsilon USA ceases to continue to own and control the entirety of all Equity Interests in each Guarantor, or (c) any other transaction that results in a reduction, elimination or dilution of economic rights, voting power or other rights with respect to any Equity Interests pledged as Collateral or the transfer of any such Equity Interests to a Person that is not an Obligated Party.

“Code” means the Uniform Commercial Code of the State of Texas or of any other state having jurisdiction with respect to any of the Rights of Administrative Agent or the Lenders under the Loan Documents.

“Collateral” means all property and assets granted as collateral security pursuant to a Security Instrument for the Loan and the other Obligations; provided, however, that notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Collateral” or “Mortgaged Properties” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document.

“Commitment” means with respect to each Lender on any date, the commitment of such Lender on such date to (a) make Loans and (b) purchase participations in L/C Obligations in accordance with the terms of this Agreement, expressed as an amount representing the maximum principal and/or face amount of such Loans and/or Letter of Credit, or participation therein, as such commitment may be reduced or increased from time to time pursuant to Section 9.04 or reduced from time to time pursuant to Section 2.15(d). The initial amount of each Lender’s Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commodity Hedging Contract” means a Hedging Contract relating to Hydrocarbons.

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“Compliance Certificate” has the meaning specified in Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Party” means any signatory to this Agreement or any other Loan Document that signs on Borrower’s behalf (or on behalf of any Obligated Party or other specified party) that is a corporation, limited liability company, limited liability partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity.

“Daily Simple SOFR” means, for any Interest Period, the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time) for the day that is five (5) U.S. Government Securities Business Days prior to the first day of such Interest Period, as determined by Administrative Agent; provided, that if Administrative Agent decides at any time that such lookback convention is not administratively feasible for Administrative Agent, then Administrative Agent may, permanently or temporarily, implement another convention (which may use a lookback of different duration) in its reasonable discretion, without further notice to or consent from Borrower.

“Debt” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long-term debt.

“Debtor Relief Laws” means Title 11 of the United States Code entitled “Bankruptcy”, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada), the UNCITRAL Model Law on Cross-Border Insolvency as enacted in any relevant jurisdiction, or any other present or future federal, state, provincial, or foreign statute, regulation, rule, order, or other governmental requirement relating to bankruptcy, insolvency, liquidation, conservatorship, reorganization, moratorium, or similar proceedings, in each case as from time to time in effect.

“Default” means any event or condition which, with the giving of notice or lapse of time, or both, would become an Event of Default unless cured by Borrower, if applicable, or waived in accordance with Section 9.02.

“Default Rate” means a per annum rate equal to two percent (2.00%) plus the rate of interest applicable to the Loans (or if the Loans are subject to different rates of interest, the highest rate of interest applicable to the Loans), but in no event in excess of the Maximum Lawful Rate.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically

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identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Discretionary Determination” has the meaning specified in Section 2.16(a).

“Disposition” means any sale, lease (except as expressly permitted pursuant to the Loan Documents), exchange, assignment, conveyance, transfer, pledge, collateral assignment, trade, or other disposition of all or any part of the Collateral (or any interest in the Collateral).

“EBITDAX” means, for the Test Period ending on the relevant test date, (i) net income, (ii) plus any provision for income or franchise taxes deducted in determining net income, (iii) plus interest expense deducted in determining net income, (iv) plus other non-cash charges deducted in determining net income, including depreciation, depletion, amortization and non-cash losses as a result of changes in the fair market value of derivatives, (v) plus exploration expenses, including plugging and abandonment expenses, (vi) plus oil and gas exploration costs expense, including intangible drilling costs and dry hole and abandonment expense, for such Test Period, (vii) plus non-cash losses and charges for such Test Period, (viii) plus extraordinary or non-recurring losses for such period, (ix) plus the actual transaction costs, expenses, fees and charges (for avoidance of doubt, excluding acquisition consideration) incurred in connection with (A) the transactions contemplated by this Agreement, (B) Dispositions permitted under Section 5.01 or with the prior written consent of the Required Lenders, and (C) the Peak Acquisition (as defined in Section 5.13), (x) plus impairment expenses, (xi) plus losses from Dispositions of assets (other than Hydrocarbons produced in the ordinary course of business), (xii) plus all other non-cash charges, (xiii) less non-cash income included in determining net income, including non-cash income as a result of changes in the fair market value of derivatives. For avoidance of doubt, any item that may qualify to be added back to EBITDAX pursuant to more than one of the foregoing clauses may only be added back a single time, with no duplication of add-backs for a single item under multiple clauses.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate, with the conventions for this rate (which may include a lookback) being established by Administrative Agent in its reasonable discretion. For purposes of this paragraph, “Business Day” means a day other than a Saturday, Sunday or a day on which commercial banks in the State of Texas are authorized to be closed, or are in fact closed.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“Environmental Indemnity Agreement” means an Environmental Indemnity Agreement executed by one or more Obligated Parties for the benefit of Administrative Agent and the Lenders, satisfactory in form and substance to Administrative Agent.

“Environmental Laws” means any and all present and future federal, state, provincial, territorial and local laws, ordinances, regulations, permits, guidance documents, policies, and any other requirements of governmental authorities relating to health, safety, pollution or protection of the environment or to any Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Water Act, the Endangered Species Act, the Clean Air Act, the Occupational Health and Safety Act, the Canadian Environmental Protection Act, 1999, the Transportation of Dangerous Goods Act, 1992 (Canada), the Environmental Protection and Enhancement Act (Alberta), the Occupational Health and Safety Act (Alberta), the Water Act (Alberta) and all similar federal, state, provincial, territorial and local laws, ordinances, regulations, permits, guidance documents, and policies promulgated or published thereunder, all of the foregoing as currently existing or as amended from time to time.

“Epsilon Ltd.” means Epsilon Energy Ltd., an Alberta corporation, and its successors and permitted assigns.

“Epsilon USA” means Epsilon Energy USA Inc., an Ohio corporation, and its successors and permitted assigns.

“Equity Interests” means shares of capital stock of a corporation, partnership interests in a partnership, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder of such warrants, options, or other rights to purchase or acquire any such equity ownership interest(s).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of

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Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA with respect to an ERISA Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any ERISA Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan, (d) the incurrence by Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan, (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any ERISA Plan(s) or to appoint a trustee to administer any ERISA Plan, (f) the incurrence by Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any ERISA Plan or Multiemployer Plan, or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“ERISA Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the IRC, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Erroneous Payment” has the meaning specified in Section 8.11(a).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 8.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Article 6.

“Excluded Swap Obligations” means, with respect to any Obligated Party, any Swap Obligation if, and to the extent that, all or a part of the guarantee of such Obligated Party of, or the grant by such Obligated Party of a security interest to secure, such Swap Obligation (or any guarantee of, or security for, such Swap Obligation) is or becomes illegal under the CEA by virtue of such Obligated Party’s failure for any reason to constitute an “eligible contract participant” (as defined in the CEA) at the time the guarantee of such Obligated Party or the grant of such security interest by such Obligated Party becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement or other documentation governing more than one “swap” (as defined in the CEA), such exclusion shall apply only to the part of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the

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Borrower under Section 2.13(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Agent and Lender” has the meaning set forth in Section 9.23.

“Existing Credit Agreement” means that certain Credit Agreement dated June 28, 2023 by and among Epsilon USA, Frost Bank, as administrative agent and issuing bank, and the lenders from time to time party thereto, dated as of June 28, 2023, as amended prior to the date hereof.

“Existing Facility” means the certain revolving credit facility created under the Existing Credit Agreement and the other loan documents, security agreements and other agreements, documents and instruments executed and delivered in connection therewith, all as amended prior to the date hereof.

“Existing Facility Liens” has the meaning set forth in Section 9.23.

“Existing Facility Security Documents” has the meaning set forth in Section 9.23.

“Expiration Date” shall mean, with respect to a Letter of Credit, the earlier to occur of (x) the date one year after the date of the issuance of the Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) unless otherwise agreed by Administrative Agent pursuant to the Letters of Credit Agreement, the date that is five (5) Business Days prior to the Revolving Credit Commitment Termination Date; provided, that any Letter of Credit with a one year tenor may provide for the renewal thereof for additional one (1) year periods (but which shall in no event extend beyond the date that is five (5) Business Days prior to the Revolving Credit Commitment Termination Date).

“Farmout” means an arrangement pursuant to any agreement whereby the owner(s) of one or more oil, gas and/or mineral leases or other oil and natural gas working interests with respect to any property from which production of Hydrocarbons is sought agrees to transfer or assign an interest in such property to one or more Persons in exchange for (a) drilling, or participating in, the cost of the drilling of (or agreeing to do so) one or more wells, or undertaking other exploration or development activities or participating in the cost of such activities, in an attempt to obtain production of Hydrocarbons from such property, or (b) obtaining production of Hydrocarbons from such property or participating in the costs of obtaining such production.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) zero percent (0.00%).

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“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means, collectively, (a) the separate fee letter(s) dated as of the Effective Date between Borrower and Administrative Agent, and (b) any other fee letter or letters among Borrower and Administrative Agent and/or Frost Bank concerning fees to be paid by Borrower in connection with this Agreement, including any amendments, restatements, supplements or modifications thereof. By its execution of this Agreement, each Lender acknowledges and agrees that Administrative Agent may elect to treat as confidential and not share with Lenders any Fee Letters executed from time to time in connection with this Agreement.

“Financial Statements” means financial information of the Obligated Parties as set forth in Section 4.01, which, at the time in question, have been most recently furnished to Administrative Agent.

“Fiscal Quarter” means, with respect to any Person, each period of three consecutive calendar months ending on March 31, June 30, September 30, and December 31 of each year.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001 et seq.), (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.

“Floor” means, for any date and any Benchmark, the benchmark rate floor of one percent (1.00%) per annum.

“Floor Contracts” means, from the perspective of any Person, put option contracts or other floor derivative contracts that provide for payments to such Person in the event that prices for the applicable Hydrocarbon Type fall below a specified level and that do not require any payments by such Person other than an initial premium or purchase price. For the avoidance of doubt, “Floor Contracts” do not, on their own and in the absence of a corresponding call or similar feature, include swaps or collars.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board, or their respective successors, and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in preceding periods.

“Gas Balancing Agreement” means any agreement or arrangement whereby any Obligated Party, or any other party owning an interest in any Hydrocarbons to be produced from Oil and Gas Property in

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which any Obligated Party owns an interest, has a right to take more than its proportionate share of production therefrom.

“Governmental Authority” means any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (e.g., federal, state, provincial, territorial, local, county, district, municipal, city, or otherwise) or for any quasi-governmental units (e.g., development districts or authorities).

“Governmental/Other Requirements” means any and all: (a) present and future judicial decisions, statutes (including Architectural Barrier Laws, environmental laws, and Prescribed Laws, as applicable), laws, rulings, rules, regulations, orders, writs, injunctions, decrees, permits, certificates, or ordinances of any Governmental Authority in any way applicable to any Obligated Party, any Constituent Party or the Collateral, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction of the Collateral; (b) covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Collateral or the ownership, use, or occupancy of the Collateral; (c) presently or subsequently effective Organizational Documents of any Obligated Party; and (d) leases and other contracts (written or oral) of any nature that relate in any way to the Collateral and to which any Obligated Party may be bound.

“Guarantor” means, jointly and severally, as applicable, the guarantors (whether one or more) who have executed a Guaranty or any other Person who becomes a guarantor by executing a Guaranty, and any other party guaranteeing the repayment of, the performance of, the satisfaction of, or continued compliance with, all or any part of the Obligations. On the Effective Date, the Guarantors are Epsilon Midstream, LLC, a Pennsylvania limited liability company, Dewey Energy Holdings, LLC, a Delaware limited liability company, Dewey Energy GP, LLC, a Delaware limited liability company, Epsilon Operating LLC, a Delaware limited liability company, and Altolisa Holdings LLC, a Delaware limited liability company.

“Guaranty” means that or those instrument(s) of guaranty, if any, now or hereafter in effect, from Guarantor to Administrative Agent and the Lenders guaranteeing the repayment of all or any part of the Obligations or the performance of, the satisfaction of, or continued compliance with, all or any part of the Obligations, or both, as the same may be amended, modified, ratified, supplemented, restated, or replaced from time to time.

“Hazardous Material” or “Hazardous Substance” each means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “infectious waste,” “biohazardous waste,” “toxic substance,” “pollutant,” “toxic pollutant,” and “contaminant,” as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (ii) any petroleum product, natural gas, natural gas liquids, liquefied natural gas, synthetic gas (or mixtures or fractions of any of the foregoing) and drilling fluids and muds, produced waters and other wastes associated with the exploration, development or production of crude oil or natural gas or any derivative or byproduct thereof or geothermal resources; (iii) asbestos and asbestos-containing materials in any form; (iv) lead and other lead-containing materials, including lead-based paint; (v) urea formaldehyde foam insulation; (vi) polychlorinated biphenyls (PCBs); (vii) radon or other radioactive material; (viii) any biological organism or portion thereof (living or dead), including molds or other fungi, bacteria or other microorganisms, or any etiologic agents or materials; and (ix) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety or environmental reasons by any governmental authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

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“Hedging Contract” means any (i) interest rate swap, currency swap, commodity swap, equity swap, rate cap, rate floor, rate collar, rate lock, spot or forward agreement, or other derivative product or arrangement, (ii) any similar transaction or any option with respect to any such transaction, including any and all agreements, contracts, or transactions that constitute a “swap” within the meaning of Section 1a(47) of the CEA, and (iii) all associated documentation, including any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any other master agreement (inclusive of any schedules or annexes thereto) and confirmations of such transactions.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise expressly provided herein, all references in this Agreement to “Hydrocarbon Interests” refer to Hydrocarbon Interests owned at the time in question by the Obligated Parties.

“Hydrocarbon Type” means any of the following categories: (i) oil, (ii) natural gas or (iii) natural gas liquids.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products and other substances derived therefrom or the processing thereof, including natural gas liquids, and all other minerals and substances produced in conjunction with such substances, including, sulfur, geothermal steam, water, carbon dioxide, helium and any and all minerals, ores or substances of value and the products and proceeds therefrom.

“Impositions” means all real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time may be assessed, levied, or imposed upon the Collateral, or the ownership, use, occupancy, or enjoyment of all or any part of the Collateral.

“Indemnified Party” means and includes Administrative Agent, each Lender, any trustee under any Security Instrument, any Person owned or controlled by, owning or controlling, or under common control or affiliated with Administrative Agent or any Lender, any participants in the Loan, the directors, officers, partners, employees, representatives, attorneys and agents of Administrative Agent, each Lender and/or such Persons, and the successors and assigns of each of the foregoing Persons.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Engineer” means DeGolyer and MacNaughton or any other third-party engineering firm acceptable to Administrative Agent in its sole and absolute discretion.

“Interest Period” has the meaning set forth in Section 2.02(j)(A).

“Initial Subordinated Note” means that certain Second Amended and Restated Subordinated Intercompany Revolving Credit Note dated on or about the Effective Date from Epsilon Ltd., as payor, in favor of Epsilon USA, as payee, in the original principal amount of $20,000,000.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

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“L/C Disbursement” means a payment made by Administrative Agent pursuant to a Letter of Credit.

“L/C Documents” means as to any Letter of Credit, each application therefor, the Letter of Credit, documents required in the Letter of Credit, and any other document, agreement, or instrument relating to such Letter of Credit.

“L/C Fee” has the meaning set forth in Section 2.10(e).

“L/C Fee Rate” means two percent (2.00%) per annum.

“L/C Obligations” means, at any time, the aggregate amount available to be drawn under all outstanding Letters of Credit, plus the aggregate amount of all disbursements made by Administrative Agent or any Lender under the outstanding Letters of Credit that have not yet been reimbursed by or on behalf of Borrower at such time.

“Lease Operating Statement” means a report in form and substance reasonably satisfactory to Administrative Agent prepared by Borrower covering each of the Oil and Gas Properties of the Obligated Parties included in the most recent redetermination of the Borrowing Base, and detailing on a monthly basis the Hydrocarbon production volumes, revenues, associated lease operating expenses, Taxes and other expenses for such Oil and Gas Properties in form and substance satisfactory to Administrative Agent.

“Lender Response Period” has the meaning specified in Section 2.16(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” does not include the Administrative Agent in its capacities as the Administrative Agent.

“Letter of Credit” or “Letters of Credit” means any standby letter of credit issued by Administrative Agent for the account of an Obligated Party pursuant to Section 2.10.

“Letters of Credit Agreement” means an application and agreement for the issuance or amendment of a Letter of Credit signed by a Managerial Official of an Obligated Party and any other document related to a Letter of Credit, all in form and substance satisfactory to Administrative Agent.

“Lien” or “Liens” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory, constitutional, or contractual), hypothec, charge, or preference, priority, or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right-of-way, or other encumbrance on title to real property, any property assessed clean energy financing or similar financing repaid through assessments against property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Line Cap” means, as of any time, the least of (a) the Borrowing Base, (b) the aggregate amount of the Revolving Credit Commitment and (c) the aggregate principal amount of the Revolving Credit Notes.

“Loan” means, whether one or more, the Revolving Credit Loans.

“Loan Documents” means this Agreement, the Notes, the Guaranty(-ies), the Security Instrument, the Environmental Indemnity Agreement(s), all L/C Documents, if any, all Fee Letters, and such other documents, instruments, and agreements evidencing, securing, or pertaining to the Loan as shall from time

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to time be executed and delivered to Administrative Agent and the Lenders by any Obligated Party or any other party pursuant to this Agreement, including each Application for Advance, if any, and any future amendments, restatements, modifications, ratifications, confirmations, extensions, or supplements hereto or thereto. For avoidance of doubt, such term excludes Hedging Contracts.

“Managerial Official” means, with respect to any Person, an officer or a governing Person of such Person, and if requested by Administrative Agent, as certified to Administrative Agent with such authorizing resolutions related thereto, if any, as Administrative Agent may require.

“Margin Stock” has the meaning specified in 12 C.F.R. § 221.2.

“Market Price” has the meaning specified in Section 4.21(b).

“Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, prospects, properties, assets, liabilities (actual or contingent), or condition (financial or otherwise) of Borrower, or Borrower, its Subsidiaries and the other Obligated Parties taken as a whole, (b) a material impairment of the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party, (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against any Obligated Party of any Loan Document to which it is a party or the Rights of Administrative Agent or any Lender under any Loan Document, or (d) a material restatement or revision of a previously-submitted financial statement of any Obligated Party pursuant to an audit. Borrower acknowledges and agrees that a fact, event, or circumstance which exists as of the Effective Date which does not currently constitute a Material Adverse Change may, in the future, constitute a Material Adverse Change upon the occurrence of further adverse facts or circumstances (e.g., a pending litigation action pertaining to the Collateral may, following future adverse procedural or substantive trial developments, become a Material Adverse Change).

“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which the Obligated Parties are a party or by which any Oil and Gas Property of the Obligated Parties is bound, net gas imbalance liabilities of such Persons, whereby one or more such Persons is the over-produced or over-delivered party, considered individually or in the aggregate, in excess of $500,000.

“Maturity Date” means, with respect to the Revolving Credit Loans, the Revolving Credit Commitment Termination Date.

“Maximum Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received, or reserved by Administrative Agent and the Lenders in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits the Lenders to contract for, charge, take, receive, or reserve a greater amount of interest than under Texas law) or any other applicable law (including the Criminal Code (Canada) to the extent applicable), taking into account all charges made in connection with the transaction evidenced by the Loan Documents. To the extent that Administrative Agent and the Lenders are relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate, Administrative Agent and the Lenders will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Administrative Agent and the Lenders to contract for, charge, take, receive, or reserve a greater amount of interest than under Texas law, Administrative Agent and the Lenders will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Administrative Agent may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

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“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure with respect to all Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent in its sole discretion.

“Mortgaged Properties” means all present and future Oil and Gas Properties of one or more Obligated Parties in which such Obligated Parties have granted or do hereafter grant a mortgage or Lien to or for the benefit of Administrative Agent for the benefit of the Lenders.

“Mortgages” means, collectively, the deeds of trust, mortgages, debentures, assignments of production, collateral mortgages and acts of pledge (and any security agreements contained in any of the foregoing) in favor of Administrative Agent for the benefit of the Secured Parties, all in form and substance satisfactory to Administrative Agent, and amendments or supplements to or restatements of any of the foregoing, covering Oil and Gas Properties executed or to be executed by the appropriate Obligated Party as security for the Obligations and other indebtedness described therein.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.02 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the Revolving Credit Notes; “Note” means each of them.

“Obligated Party” and “Loan Party” each means any of Borrower, any Guarantor, and any other party who secures, guarantees, and/or is otherwise obligated to pay all or any part of the Obligations.

“Obligations” means all present and future indebtedness, obligations, and liabilities to Administrative Agent, the Lenders and the other Secured Parties arising pursuant to the Loan, this Agreement, any of the other Loan Documents, any Hedging Contract, any Bank Product Agreement or otherwise, and any and all renewals, extensions, amendments, modifications, restatements, refinancings, rearrangements, consolidations, substitutions, replacements, and enlargements of any of the foregoing, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and including interest and fees that accrue after the commencement by or against any Obligated Party of any proceeding under any Debtor Relief Laws naming such Obligated Party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any of the Loan Documents and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that Administrative Agent and/or the Lenders, in its or their sole discretion, may elect to pay or advance on behalf of Borrower.

“Oil and Gas Properties” means (a) all Hydrocarbon Interests, (b) all rights, titles and interests created by or arising under the terms of all present and future unitization, communitization or pooling arrangements (and all properties covered and units created thereby) whether arising by contract or operation of law which now or hereafter include all or any part of the Hydrocarbon Interests, (c) all rights, titles and interest created by or arising under the terms of all present and future Farmouts including, without limitation, any back-in interests related thereto, (d) all unsevered and unextracted Hydrocarbons in, under or attributable with respect to the Hydrocarbon Interests, (e) all tenements, hereditaments, appurtenances

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and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, (f) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing, (g) all present and future interests in saltwater disposal wells and all surface leases and fee interests related thereto, (h) all rights, titles and interests in administrative overhead reimbursements payable by non-operators under joint operating agreements and (i) all rights, remedies, powers and privileges with respect to any of the foregoing, in each case, including, without limitation, all of the foregoing which are classified as proved developed producing, proved developed non-producing, proved developed behind pipe, proved developed shut-in, proved undeveloped, probable and possible reserves and any other reserve category recognized by the Society of Petroleum Evaluation Engineers or any successor thereto. Unless otherwise provided herein, “Oil and Gas Properties” means the Oil and Gas Properties of the Obligated Parties.

“Organizational Documents” means, with respect to any party, if the party is: (a) a general partnership or joint venture, a true, complete, and fully-executed copy of its partnership agreement or joint venture agreement, as applicable, and all amendments; (b) a limited partnership, a copy of the official file-marked certificate of formation and a true, complete, and fully-executed copy of its partnership agreement and all amendments; (c) a corporation, a copy of the official file-marked certificate of formation (or equivalent) and a true, complete, and fully-executed copy of its bylaws and all amendments; (d) a limited liability company, a copy of the official file-marked certificate of formation and a true, complete, and fully-executed copy of its company agreement and all amendments; and (e) an organization other than a general or limited partnership, joint venture, corporation, or limited liability company, a true, complete, and fully-executed copy of each document creating it or governing its existence, power, and authority, and all amendments.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13(b)).

“Participant” has the meaning specified in Section 9.04(d).

“Participant Register” has the meaning specified in Section 9.04(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001.

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“Payment in Full” or “Paid in Full” means, (a) the payment in full in cash of all outstanding Loans and L/C Obligations, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to Administrative Agent of a cash deposit in an amount equal to 105% of the outstanding L/C Obligations as of the date of such payment, or making of other arrangements with respect thereto acceptable to Administrative Agent), (c) the payment in full in cash of all accrued and unpaid fees, reimbursable expenses and other Obligations (other than contingent obligations for which no claim has been made) owing under the Loan Documents, (d) the termination of all Commitments, and (e) the termination of all Hedging Contracts between any Lender and any Obligated Party, with all amounts then due and payable thereunder having been paid in full in cash or other arrangements satisfactory to the Lender counterparty thereto having been made.

“Payment Recipient” has the meaning specified in Section 8.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PDP Oil and Gas Properties” means all Oil and Gas Properties of the Obligated Parties which constitute proved developed producing reserves, as determined by Administrative Agent, and which were evaluated in the most recently delivered Reserve Report.

“Permitted Liens” means:

(a)Liens for Impositions which either are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP;

(b)Liens arising under this Agreement;

(c)Existing Facility Liens (which, for avoidance of doubt, are being brought forward as security for the Obligations);

(d)Liens set forth on Schedule 1.01;

(e)Liens imposed by law such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than thirty (30) days; provided, that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect to such Liens, or (ii) are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP; and

(f)encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that are customary in the oil and gas industry and do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Obligated Party to use or operate such assets in its business, and none of which is violated in any material respect by existing or proposed structures or land use or operation.

“Person” means any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, firm, association, joint venture, trust, or any other association or legal entity, including any public or governmental body, quasi-governmental body, agency, or instrumentality, as well as any natural person.

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“PPSA” means the Personal Property Security Act (Alberta) or of any other province or territory having jurisdiction with respect to any of the rights and remedies of Administrative Agent or any other Secured Party under the Loan Documents, as amended.

“Prescribed Laws” means any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, orders, and ordinances of any Governmental Authority relating to terrorism or money laundering, including: the Patriot Act; the Trading with the Enemy Act; the International Emergency Economic Powers Act; Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”); the Canadian AML Acts; the “Specially Designated Nationals and Blocked Persons List (SDN)” published from time to time in various mediums by the U.S. Department of the Treasury’s Office of Foreign Assets Control; and the Canadian Sanctions List.

“Projected Production” as of any time for any Hydrocarbon Type means the projected production of such Hydrocarbon Type (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from PDP Oil and Gas Properties owned by the Obligated Parties, as reflected in the most recently delivered Reserve Report, net of any such projected production sold or under contract for sale that had been included in such analysis.

“Proposed Borrowing Base” has the meaning specified in Section 2.16(b).

“Proposed Borrowing Base Notice” has the meaning specified in Section 2.16(b).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Obligated Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent or any Lender.

“Register” has the meaning specified in Section 9.04(c).

“Regulatory Authority” has the meaning specified in Section 7.09.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, brokers, trustees, administrators, managers, advisors and representatives, including accountants, auditors, and legal counsel of such Person and of such Person’s Affiliates.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning specified in Section 8.06(b).

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“Required Lenders” means, at any time, Lenders having Commitments representing more than 66.67% of the Commitments of all Lenders; provided, that if there are fewer than three (3) Lenders, “Required Lenders” means, at any time, all Lenders, provided further, that if the Commitments have been terminated or expired, “Required Lenders” means, at any time, Lenders holding Loans representing more than 66.67% of the Loans held by all Lenders. The Commitments of, and Loans held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Reserve Value” as of any time means eighty-five percent (85%) of the Borrowing Base Value of all Oil and Gas Properties of the Obligated Parties evaluated in the most recently delivered Reserve Report.

“Reserve Report” means a report in form and substance satisfactory to Administrative Agent evaluating the oil and gas reserves attributable to all of the Oil and Gas Properties of the Obligated Parties and which shall, among other things, (a) identify the wells covered thereby, (b) specify the applicable engineer’s opinions with respect to the total volume of reserves (the “available reserves”) of Hydrocarbons (using, as applicable, the terms or categories “proved developed producing reserves,” “proved developed non-producing reserves”, “proved developed behind pipe reserves”, “proved developed shut-in reserves”, “proved undeveloped reserves”, “probable reserves” and “possible reserves” and any other reserve category recognized by the Society of Petroleum Evaluation Engineers or any successor thereto) which Borrower has advised such engineer that the Obligated Parties have the right to produce for their own account, (c) set forth such engineer’s opinions with respect to the projected future cash proceeds from the available reserves, discounted for present value at a rate acceptable to Administrative Agent, for each calendar year or portion thereof after the date of such findings and data, (d) set forth such engineer’s opinions with respect to the projected future rate of production of the available reserves, (e) contain such other information as requested by Administrative Agent with respect to the projected rate of production, gross revenues, operating expenses, Taxes, capital costs, net revenues and present value of future net revenues attributable to such reserves and production therefrom, (f) contain a statement of the price and escalation parameters, procedures and assumptions upon which such determinations were based and (g) contain a statement of price differentials between the wellhead market price for the commodity sold and the quoted market price used in such report during the previous 12-month period.

“Resignation Effective Date” has the meaning specified in Section 8.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Commitment” means the obligation of each Lender to make Revolving Credit Loans pursuant to Section 2.01(a) and participate in Letters of Credit pursuant to Section 2.10, in an aggregate principal amount not to exceed, at any one time outstanding, $47,500,000.00.

“Revolving Credit Commitment Termination Date” means October 10, 2029.

“Revolving Credit Exposure” means, at any time, the outstanding principal balance of the Loans at such time plus the L/C Obligations.

“Revolving Credit Loans” has the meaning specified in Section 2.01(a).

“Revolving Credit Notes” means those certain Revolving Promissory Notes in the form attached hereto as Exhibit F made by Borrower and each payable to the order of a Lender in an amount of not less than such Lender’s Revolving Credit Commitment, with all such Revolving Promissory Notes being in an aggregate amount of up to $250,000,000, and any and all renewals, extensions, amendments, modifications, restatements, refinancings, rearrangements, consolidations, substitutions, replacements, and enlargements

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of such promissory notes; “Revolving Credit Note” means each of them. The Revolving Credit Notes issued hereunder might not be in proportion to the Lenders’ respective Commitments.

“Rights” means rights, remedies, powers, and privileges.

“Sanctioned Country” means, at any time, a country, region, or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time: (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. Department of State, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Canadian government, the United Nations Security Council, the European Union, or any European Union member state; (b) any Person listed on the Canadian Sanctions List; (c) any Person operating, organized, or residing in a Sanctioned Country; or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) to (c).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the U.S. or Canadian government or any subdivision thereof, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Scheduled Determination” has the meaning specified in Section 2.16(a).

“Secured Party” means Administrative Agent, each Lender, any trustee under any Security Instrument, and their respective permitted successors and assigns.

“Security Instrument” means any agreements, instruments, documents, promises, covenants, arrangements, understandings, or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating any type of collateral security, present and future, in favor of Administrative Agent, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, debenture, security deed, assignment, pledge, hypothec, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever in favor of Administrative Agent or any Lender whether created by law, contract, or otherwise, including without limitation the Mortgages and the pledge agreements and security agreements executed by the Obligated Parties, as all of the foregoing may be amended, modified, ratified, supplemented, restated, or replaced from time to time.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company, or other business entity of which a majority of the Equity Interests in such entity that (i) have ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) and/or (ii) represent the economic interests in such entity, are at the time beneficially owned, and/or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references in this Agreement to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower, and shall include Subsidiaries of Subsidiaries (and so on).

“Swap Obligation” means any obligation to pay or perform under or with respect to any Hedging Contract.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Test Period” means, at any time, the four (4) consecutive fiscal quarters of Borrower then last ended (in each case taken as one (1) accounting period) for which financial statements have been delivered (or were required to have been delivered) pursuant to this Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.12(g).

“Utilization” means, as of any date of determination, the percentage obtained by dividing (a) the Revolving Credit Exposure on such date, by (b) the Line Cap as of such date.

“WI/NRI Schedule” means a schedule comparing the working and net revenue interests of each well, lease or unit mortgaged to Administrative Agent as reflected on each Certificate of Ownership Interests, to the working and net revenue interests for such properties reflected in the Reserve Report delivered contemporaneously with such WI/NRI Schedule, along with an explanation as to any material discrepancies between the two disclosures.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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1.02Money. Unless stipulated otherwise, all references in this Agreement or in any of the other Loan Documents to “Dollars,” “money,” “payments,” or other similar financial or monetary terms are references to currency of the United States.

1.03Accounting Terms. Unless otherwise specified, all accounting and financial terms and covenants set forth in this Agreement are to be determined according to GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Administrative Agent will so request, Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent of the ratio or requirement in light of such change in GAAP (subject to the approval of Administrative Agent); provided, that until so amended, (a) such ratio or requirement will continue to be computed in accordance with GAAP in effect prior to such change, and (b) Borrower shall provide to Administrative Agent and each Lender financial statements and other documents required or reasonably requested by Administrative Agent under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04Rates. The interest rate(s) on the Loans may be derived from an interest rate benchmark that may in the future be discontinued or become the subject of regulatory reform. Administrative Agent does not warrant or accept any responsibility for, and will not have any liability with respect to, the continuation of, the administration of, submission of, calculation of, performance of, or any other matter related to any interest rate benchmark referenced in this Agreement, or any component thereof, or with respect to any alternative or successor interest rate benchmark thereto, or replacement interest rate benchmark thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement interest rate benchmark will be similar to, or produce the same value or economic equivalence of, the existing interest rate benchmark being replaced or have the same volume or liquidity as did any existing interest rate benchmark prior to its discontinuance or unavailability, or the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate benchmark used in this Agreement or any alternative, successor or replacement interest rate benchmark (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate benchmark used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.05Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided, that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

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Article 2

COMMITMENT TO LEND; ADVANCES

2.01Commitment to Lend. Subject to and upon the terms, covenants, and conditions of this Agreement and the other Loan Documents, Borrower agrees to borrow and Lenders severally agree to lend to Borrower the following credit facility:

(a)Revolving Credit Loans. Lenders severally agree to lend to Borrower, on a revolving basis from time to time during the period commencing on the Effective Date and continuing through the Revolving Credit Commitment Termination Date, such amounts as Borrower may request under this Agreement (each, a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”), which amounts may be borrowed, repaid, and re-borrowed pursuant to the terms of this Agreement; provided, however, the total outstanding principal amount of the Revolving Credit Loans at any time plus the L/C Obligations at such time (if any) shall not exceed the Line Cap. Except to the limited extent otherwise provided in Section 2.16(d) with respect to any Borrowing Base Deficiency resulting from a Borrowing Base redetermination in accordance with Section 2.16(a), if at any time the total outstanding principal amount of the Revolving Credit Loans exceeds such amount, Borrower shall immediately repay to Administrative Agent, for the account of the Lenders, such excess amount, plus all accrued but unpaid interest thereon. The obligation of Borrower to repay the Revolving Credit Loans shall be evidenced by the Revolving Credit Notes, and interest will accrue at the rate or rates specified herein with respect to each Advance from the date of such Advance.

(i)As a subfeature under the Revolving Credit Commitment, Administrative Agent, for the account of the Lenders, may from time to time issue Letters of Credit for the account of Borrower and/or Borrower’s Affiliates, subject to the terms and conditions of Section 2.10.

(ii)Borrower shall pay to Administrative Agent, for the account of the Lenders, an unused commitment fee on the daily average unused amount of the Revolving Credit Commitment for the period from and including the Effective Date until the Revolving Credit Commitment Termination Date, at the applicable rate per annum specified within the definition of “Applicable Margin” as the unused commitment fee rate based on a 360-day year and the actual number of days elapsed. For the purpose of calculating such unused commitment fee, the Revolving Credit Commitment will be deemed utilized by the amount of all outstanding Revolving Credit Loans and L/C Obligations (if any). Any accrued unused commitment fee will be payable in arrears on the last day of each calendar quarter and on the Revolving Credit Commitment Termination Date.

2.02Interest and Payments.

(a)Manner of Payments. All payments to be made by the Borrower hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in U.S. Dollars no later than 12:00 pm (San Antonio, Texas time) on the date on which such payment is due by cashier’s check, certified check, or by wire transfer of immediately available funds. All amounts received by the Administrative Agent after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. The Administrative

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Agent will promptly distribute to each Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable lending office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein).

(b)Application of Payments. Except as may be expressly provided in this Agreement to the contrary, all payments shall be applied in the following order of priority: (i) first to the payment or reimbursement of any expenses, costs, or obligations (other than principal of and interest on the Loan) for which Borrower (or any other party) shall be obligated to pay or reimburse, as applicable, or to which Administrative Agent or a Lender shall be entitled pursuant to the provisions of this Agreement or the other Loan Documents, (ii) second to the payment of accrued but unpaid interest on the Loan, and (iii) third to the payment of all or any portion of the then-outstanding principal balance of the Loan, in the direct order of maturity. If an Event of Default has occurred and is continuing, then Administrative Agent may, in its sole and absolute discretion, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii), or (iii) above without regard to the order of priority otherwise specified in this Section, and any application of such payments to the outstanding principal balance of the Loan may be made in either the direct or inverse order of maturity, at the sole and absolute discretion of Administrative Agent.

(c)Business Day Convention. Whenever any payment to be made under this Agreement or under any other Loan Document shall be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time for payment will be taken into account in calculating the amount of interest payable on such date.

(d)Rescission of Payments; Unconditional Payments. If at any time any payment made by Borrower under this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower, or for any other reason, Borrower’s obligation to make such payment shall be reinstated as though such payment had never been made. Borrower is obligated to pay all principal, interest, costs, fees, expenses and any other obligations as specified under the Loan Documents absolutely and unconditionally, without any abatement, postponement, diminution, deduction, offset, demand, counterclaim, or recoupment (each of which is hereby waived). Acceptance by Administrative Agent or any Lender of any payment in an amount less than the amount then due on any obligations shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (i) waive or excuse the existence of an Event of Default, (ii) waive, impair or extinguish any right or remedy available to Administrative Agent or any Lender hereunder or under the other Loan Documents, or (iii) waive the requirement of punctual payment and performance or constitute a novation in any respect.

(e)Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(f)Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03, 2.10, 2.11 or 8.12, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, to satisfy such Lender’s obligations to the Administrative Agent, until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(g)Several Obligations of Lenders. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit, as applicable, and to make payments pursuant to Section 8.12 are several and not joint. The failure of any Lender to make any Loan or, as applicable, to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its applicable Loan, to purchase its participations, as applicable, or to make such payments.

(h)Payment Terms. Other than Borrower’s obligation to cure any Borrowing Base Deficiency as and when set forth in other provisions of this Agreement, interest only shall be due and payable quarterly as it accrues on the last Business Day of each March, June, September and December, and continuing regularly and quarterly until the Revolving Credit Commitment Termination Date, when the entire amount of Revolving Credit Loans, principal and accrued interest then remaining unpaid, shall be then due and payable.

(i)Prepayment. Borrower may prepay, at any time and from time to time upon ten (10) days’ prior written notice to Administrative Agent, the outstanding principal balance of the Revolving Credit Loans, without fee, premium, or penalty; provided, however, that such prepayment also shall include any and all accrued but unpaid interest through and including the date of prepayment, plus any other sums which have become due to Administrative Agent and the Lenders under this Agreement and the other Loan Documents on or before the date of prepayment but which have not been fully paid.

(j)Interest. Subject to Section 2.02(l), interest with respect to each Advance shall be computed and accrue on the unpaid principal balance of Loan for each day principal is outstanding on a per annum basis of a year of 360 days and for the actual number of days elapsed in accordance with the following terms and conditions:

(A)Interest on the outstanding and unpaid principal balance of the Revolving Credit Loans shall be computed at a per annum rate equal to the Benchmark (initially 3-Month Term SOFR), plus the Applicable Margin, with said interest rate to be adjusted monthly on the first (1st) day of each month (such adjustment interval, the “Interest Period”), while such Benchmark is 3-Month Term SOFR to account for any changes in 3-Month Term SOFR; provided, however, in no event shall the Benchmark be less than the Floor. Each determination by Administrative Agent of the interest rate under this Agreement shall be conclusive and binding upon the Borrower in all respects absent manifest error and may be computed using any reasonable averaging and attribution method. Borrower understands and acknowledges that 3-Month Term SOFR is a reference rate and does not necessarily represent the lowest or best rate actually charged by Administrative Agent or any Lender to any customer.

(B)Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

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(1)Replacing the Then-Current Benchmark. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark immediately for all purposes hereunder and under any other Loan Document, without any amendment to, or further action or consent of any party to this or any other Loan Document.

(2)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(3)Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Borrower and each Lender of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Administrative Agent pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto or to any other Loan Document, except, in each case, as expressly required pursuant to this Section.

(4)Temporary Unavailability of Setting of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time, if a relevant setting of the then-current Benchmark is temporarily unavailable due to a systemic market disruption not constituting a Benchmark Transition Event, as determined by Administrative Agent in its reasonable discretion, then Administrative Agent may utilize the last available setting of the then-current Benchmark until such time as the source and/or publisher of the then-current Benchmark resumes timely publication of such Benchmark’s settings.

(k)Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Benchmark Loans hereunder, then such Lender shall promptly notify Borrower and Administrative Agent thereof, and such Lender’s obligation to make Benchmark Loans shall be suspended until such time as such Lender may again make and maintain Benchmark Loans.

(l)Default Interest. During any period in which an Event of Default exists and is continuing, the rate at which the Loan accrues interest shall automatically increase to the Default Rate.

(m)Interest Act (Canada). For the purposes of the Interest Act (Canada) to the extent applicable to Epsilon Ltd., (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.03Borrowing Procedures for Revolving Credit Loans.

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(a)Borrower’s Request for Advances. Lenders shall not be required to make Advances more frequently than once per month. Each Application for Advance shall be submitted by Borrower a reasonable period of time prior to each requested Advance (and Administrative Agent reserves the right to require Borrower to give not less than three (3) Business Days’ notice prior to each requested Advance), specifying (a) the aggregate principal amount of such Advance, (b) the requested date of such Advance (which shall be a Business Day) and (c) the purpose of such Advance. Except as Administrative Agent may otherwise determine from time to time, each Advance will be made at Administrative Agent’s principal office. Promptly following receipt of Application for Advance, the Administrative Agent shall advise each applicable Lender of the details thereof and such Lender’s portion of each resulting Advance.

(b)Funding by Lenders. Each Lender shall make the amount of each Advance to be made by it hereunder available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon (San Antonio, Texas time) on the proposed date thereof. The Administrative Agent will make all such funds so received available to the Borrower in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Application for Advance.

(c)Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s share of such Advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Advance available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Advance. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Advance to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Advance. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.04Conditions to the Initial Advance. As conditions precedent to the initial Advance on or after the Effective Date, Borrower must satisfy the following requirements and, if required by Administrative Agent, deliver to Administrative Agent evidence satisfactory to Administrative Agent, in Administrative Agent’s sole and absolute discretion, of such satisfaction:

(a)Deliver to Administrative Agent this Agreement and all other Loan Documents dated the Effective Date, duly executed and acknowledged (as applicable) by Borrower and any other Obligated Party (as applicable) when and as required by Administrative Agent, including without limitation those identified on Exhibit A attached hereto; and

(b)Execute and deliver to, procure for, deposit with, and pay to, Administrative Agent (as applicable) and, if required by Administrative Agent, record or cause to be recorded in the

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proper records with all filing and recording fees paid, the documents, certificates, and other items referred to in Exhibit A, together with such other documents, certificates, and other items as Administrative Agent may reasonably require from time to time.

2.05Conditions to Each Advance. As conditions precedent to each Advance, including the initial Advance on or after the Effective Date, in addition to all other requirements set forth in this Agreement, Borrower must satisfy the following requirements and, if required by Administrative Agent, deliver to Administrative Agent evidence satisfactory to Administrative Agent, in Administrative Agent’s sole and absolute discretion, of such satisfaction:

(a)all conditions precedent to the initial Advance or stated elsewhere in this Agreement shall have been satisfied;

(b)the Loan Documents shall be and remain outstanding and enforceable in accordance with their terms, all as required under this Agreement;

(c)there shall then exist no Default or Event of Default, nor shall any result from the requested Advance;

(d)the representations and warranties made in this Agreement shall be true and correct on and as of the date of each Advance (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date), and the request for an Advance shall constitute the representation and warranty by Borrower that such representations and warranties are true and correct at such time;

(e)the sum of the Revolving Credit Loans plus the L/C Obligations plus the amount of the requested Advance shall not be in excess of the amount then available under Section 2.01;

(f)Administrative Agent shall have timely received an Application for Advance duly completed and executed by Borrower and delivered in accordance with Section 2.03(a); and

(g)on a pro forma basis after giving effect to the requested Advance, Borrower shall be in compliance with the minimum hedging requirements in Section 4.21, as evidenced by the information included in the foregoing Application for Advance.

2.06No Waiver. No Advance shall constitute a waiver of any of the conditions to be satisfied by Borrower in connection with Lenders’ obligation to make such Advance or any further Advances, nor, in the event Borrower is unable to satisfy any such condition(s), shall any such Advance have the effect of precluding Administrative Agent from thereafter declaring such inability to be an Event of Default.

2.07Conditions Precedent for the Benefit of Administrative Agent and the Lenders. All conditions precedent to the obligation of Lenders to make any Advance are imposed solely for the benefit of Administrative Agent and the Lenders, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Administrative Agent or any Lender will refuse to make any Advance in the absence of strict compliance with such conditions precedent. Any requirement of this Agreement may be waived, in whole or in part, by Administrative Agent or such of the Lenders as may be required by this Agreement, at any time. Any requirement of submission of evidence of the existence or nonexistence of a fact means that the fact shall exist or not exist, as the case may be, and without waiving any condition or any obligation of Borrower, Administrative Agent may at all times independently establish to its satisfaction the existence or nonexistence of such fact.

2.08Increased Costs and Capital Adequacy.

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(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with, or for the account of, or credit extended or participated in by, Administrative Agent or any Lender (including any corporation controlling Administrative Agent or such Lender) (except any reserve requirement contemplated in this Agreement);

(ii)subject Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on Administrative Agent or any Lender any other condition, cost, or expense (other than Taxes) affecting this Agreement or any Advances made by Lender;

and the result of any of the foregoing shall be to increase the cost to Administrative Agent or any Lender of making, converting to, continuing, or maintaining any Advance or Letter of Credit or of maintaining its obligation to make any such Advance or issue any such Letter of Credit, or to reduce the amount of any sum received or receivable by Administrative Agent or any Lender under this Agreement (whether of principal, interest, or any other amount), then, upon request of Administrative Agent, Borrower shall pay to Administrative Agent or such Lender within ten (10) days after Administrative Agent’s or such Lender’s request, such additional amount(s) as will compensate Administrative Agent or such Lender for such additional cost(s) incurred or reduction suffered.

(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender, any lending office of such Lender, or any holding company of such Lender, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of any holding company of such Lender as a consequence of this Agreement, the commitment of such Lender, or any Advances made by participation in Letters of Credit by such Lender to a level below that which such Lender or any holding company of such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of any holding company of such Lender with respect to capital adequacy), then, upon request of such Lender, Borrower shall pay to such Lender within ten (10) days after such Lender’s request such additional amount(s) as will compensate such Lender or any holding company of such Lender for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of Administrative Agent or any Lender setting forth the amount(s) necessary to compensate Administrative Agent or such Lender or their respective holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay Administrative Agent of the applicable Lender the amount(s) shown as due on any such certificate within ten (10) days of receipt of same.

(d)Delay in Requests. Failure or delay on the part of Administrative Agent or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Administrative Agent or such Lender’s right to demand such compensation; provided, that Borrower shall not be required to compensate Administrative Agent or any Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Administrative Agent or such Lender notifies Borrower of the Change in Law giving

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rise to such increased costs or reductions, and of Administrative Agent’s or such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect of such Change in Law).

(e)Survival. All of Borrower’s obligations under this Section shall survive termination of the commitment and repayment in full of the Obligations.

2.09[Reserved].

2.10Letters of Credit.

(a)Generally. Subject to the terms and conditions of this Agreement and the applicable Letters of Credit Agreement, Administrative Agent, for and on behalf of the Lenders, agrees to issue, amend, renew or extend one or more Letters of Credit for the account of one or more Obligated Parties from time to time from the Effective Date to and including the Revolving Credit Commitment Termination Date; provided, however, that the L/C Obligations will not at any time exceed the lesser of (a) $5,000,000.00, and (b) an amount equal to the Line Cap minus the outstanding Revolving Credit Loans. Each Letter of Credit (i) will expire at or prior to the close of business on the Expiration Date, (ii) will be payable in Dollars, (iii) will have a minimum face amount of $100,000, (iv) must support a transaction that is entered into in the ordinary course of the Obligated Party’s business, (v) must be satisfactory in form and substance to Administrative Agent, and (vi) will be issued pursuant to such documents and instruments (including, without limitation, the Letters of Credit Agreement) as Administrative Agent may require.

(b)Procedure for Issuing, Amending, Renewing and Extending Letters of Credit. Each request for issuance of a Letter of Credit shall be made on at least five (5) Business Days prior notice from an Obligated Party to Administrative Agent by means of a written Letter of Credit request from Borrower describing the transaction proposed to be supported thereby and specifying (a) the requested date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the form of the draft and any other documents required to be presented at the time of any drawing (such notice to set forth the exact wording of such documents or to attach copies thereof). Such letter shall additionally include or be accompanied by a separate written representation from Borrower that on a pro forma basis after giving effect to the requested Letter of Credit, Borrower shall be in compliance with the minimum hedging requirements in Section 4.21, together with a reasonably detailed description of all then-existing Commodity Hedging Contracts of the Obligated Parties. The relevant Obligated Party shall also submit and execute a Letters of Credit Agreement in connection with any request for issuance of a Letter of Credit or any request to amend, renew or extend an existing Letter of Credit. Borrower acknowledges and agrees that all Letters of Credit issued at Borrower’s request shall be deemed issued under this Agreement and that Borrower shall be fully liable in respect thereof, notwithstanding that such Letter of Credit may be issued for the benefit of and/or pursuant to a Letter of Credit Agreement executed by a Guarantor. Each request for amendment, renewal or extension of an existing Letter of Credit shall be in writing, identifying the applicable Letter of Credit by Letter of Credit number and specifying the date of amendment, renewal or extension (which shall be a Business Day) and such other information as shall be necessary to amend, renew or extend such Letter of Credit. Administrative Agent is not obligated to amend, renew or extend any Letter of Credit. Administrative Agent may refuse to issue, amend, extend or renew a Letter of Credit in the event Administrative Agent or any Lender would be prohibited from doing so under any applicable Governmental/Other Requirements.

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(c)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof), and without any further action on the part of Administrative Agent or the Lenders, Administrative Agent hereby grants to each Lender, and each Lender hereby acquires from Administrative Agent, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any extension, reinstatement or other amendment of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent such Lender’s Applicable Percentage of each L/C Disbursement made by Administrative Agent promptly upon the request of Administrative Agent at any time from the time of such L/C Disbursement until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Revolving Credit Commitment Termination Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.03 with respect to Loans made by such Lender (and Section 2.03 shall apply, mutatis mutandis, to the payment obligations of the Lenders). Promptly following receipt by the Administrative Agent of any payment from the Borrower in respect of any L/C Disbursement, to the extent that some or all of the Lenders have made payments pursuant to this paragraph to reimburse the Administrative Agent therefor, Administrative Agent shall distribute such payment to such Lenders. Any payment made by a Lender pursuant to this paragraph to reimburse Administrative Agent for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement.

(d)Payments Constitute Advances; Interest. If Administrative Agent shall make any L/C Disbursement, then, unless the Borrower shall reimburse Administrative Agent for such L/C Disbursement in full on the date such L/C Disbursement is made, such L/C Disbursement will constitute and be deemed an Advance in the amount thereof under the Revolving Credit Loan as of the day and time such L/C Disbursement is made and the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Revolving Credit Loans. Interest accrued pursuant to this paragraph shall be for the account of Administrative Agent, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.10(c) to reimburse Administrative Agent for such L/C Disbursement shall be for the account of such Lender to the extent of such payment. Borrower shall be primarily liable for all payment obligations under this Section 2.10, whether to reimburse Administrative Agent for L/C Disbursements, to pay interest or fees, or otherwise, regardless of whether the applicant for any given Letter of Credit is the Borrower or a Guarantor.

(e)Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Letter of Credit fee with respect to its participations in each outstanding Letter of Credit (the “L/C Fee”) on the daily maximum amount then available to be drawn under such Letter of Credit, which shall accrue at a rate per annum equal to the L/C Fee Rate during the period from and including the date that Administrative Agent issues such Letter of Credit

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to and including the date on which Administrative Agent ceases to have any obligations (contingent or otherwise) to make any L/C Disbursement in respect of such Letter of Credit (as to each Letter of Credit, the “L/C Expiration Date”). Accrued L/C Fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Effective Date, and on the Revolving Credit Commitment Termination Date; provided, that any such fees accruing after the Revolving Credit Commitment Termination Date shall be payable on demand.

(f)Letter of Credit Fronting and Other Fees. The Borrower agrees to pay to Administrative Agent, for its own account, a fronting fee with respect to each Letter of Credit issued by Administrative Agent at a rate per annum equal to the percentage separately agreed upon between the Borrower and Administrative Agent on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the date that Administrative Agent issues such Letter of Credit to and including the L/C Expiration Date. Accrued fronting fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the issuance of such Letter of Credit, and on the L/C Expiration Date; provided, that any such fees accruing after the Revolving Credit Commitment Termination Date shall be payable on demand. In addition, the Borrower agrees to pay to Administrative Agent for its own account the customary issuance, presentation, amendment, renewal, extension and other processing fees, and other standard costs and charges, of Administrative Agent relating to letters of credit in accordance with Administrative Agent’s current fee schedule in effect at the time of issuance, amendment, renewal or extension, as applicable, which fees, costs and charges shall be payable to Administrative Agent within three (3) Business Days after its demand therefor and are nonrefundable.

(g)Obligations Absolute. The obligations of Borrower under this Agreement and the other Loan Documents (including without limitation the obligation of Borrower to reimburse Administrative Agent for draws under any Letter of Credit) will be absolute, unconditional, and irrevocable, and will be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

(i)any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

(ii)any amendment or waiver of or any consent to departure from any Loan Document;

(iii)the existence of any claim, set-off, counterclaim, defense or other rights which Borrower, its Subsidiaries, any other Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

(iv)any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(v)payment by Administrative Agent under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; or

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(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(h)Limitation of Liability. Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither Administrative Agent, any Lender nor any Indemnified Party will have any responsibility or liability to Borrower or any other Person for:  (i) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by Administrative Agent, (ii) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (iii) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (iv) the payment by Administrative Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (v) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. Borrower will have a claim against Administrative Agent, and Administrative Agent will be liable to Borrower, to the extent of any direct, but not consequential, damages suffered by Borrower which Borrower proves in a final non-appealable judgment were caused by (x) Administrative Agent’s willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (y) Administrative Agent’s willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. Administrative Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(i)Cash Collateral Pledge. Upon request of Administrative Agent, (i) to the extent not paid by Borrower in accordance with the terms of this Agreement and/or the Letters of Credit Agreement, if Administrative Agent has honored any drawing request on any Letter of Credit issued hereunder, (ii) if as of the Maturity Date of the Revolving Credit Loans any Letter of Credit remains outstanding and partially or wholly drawn, (iii) with respect to Letters of Credit with an expiry date after the Maturity Date of the Revolving Credit Loans, or (iv) upon the occurrence and continuation of an Event of Default (and automatically without any requirement for notice or request), Borrower shall immediately cash collateralize the Letters of Credit in an amount equal to 105% of the amounts available to be drawn under the Letters of Credit according to the records of the Administrative Agent, plus the aggregate amounts drawn under the Letters of Credit for which Administrative Agent has not received payment or reimbursement in accordance with the terms of this Agreement and/or the Letters of Credit Agreement. Such cash collateral shall be pledged to Administrative Agent as a first and prior perfected security interest in favor of Administrative Agent and Borrower shall execute such further documents as required by Administrative Agent to perfect its lien on the cash collateral.

2.11Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans or participations in L/C Disbursements and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase

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(for cash at face value) participations in the Loans and participations in L/C Disbursements and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements and other amounts owing them; provided, that:

(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.12Taxes.

(a)Defined Terms. For purposes of this Section, the phrase “applicable law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Borrower or Administrative Agent (as applicable as the recipient of such payment)) requires the deduction or withholding of any Tax from any such payment by Borrower or Administrative Agent, then Borrower or Administrative Agent, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by

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a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 2.12(g)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI;
(3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies

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as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause D., “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.13Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending or Issuing Office. If any Lender requests compensation under Section 2.08, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall (at the request of the Borrower) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.08 or 2.12, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 2.08, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 and, in each case, such Lender has declined or is unable to designate a different lending or issuing office in accordance with paragraph (a) of this Section, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.08 or Section 2.12) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04;

(ii)such Lender shall have received, as applicable, payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.08 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 2.13(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent, and the assignee, and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

If any Lender is a Defaulting Lender and/or Non-Consenting Lender, then the Administrative Agent shall have the right, but not the obligation, with the prior written consent of the Borrower and at the Borrower’s sole expense, to require such Defaulting Lender and/or Non-Consenting Lender, as the case may be, to assign and delegate its interests, rights and obligations as provided in paragraph (b) of this Section, and subject to those provisions set forth in (i)-(v) of that paragraph set forth above.

Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.06.

2.14Cash Collateral.

(a)Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent, the Borrower shall Cash Collateralize the Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the

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determination by the Administrative Agent that there exists excess Cash Collateral; provided, that, subject to Section 2.15 the Person providing Cash Collateral and Administrative Agent may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.15Defaulting Lenders.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.02(b).

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, in such capacity, hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, in its capacity as the issuer of Letters of Credit hereunder; third, to Cash Collateralize the Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit to be issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 2.05 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all applicable Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the applicable Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a

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Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Commitment and L/C Fees.

(A)No Defaulting Lender shall be entitled to receive any fee payable hereunder for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)With respect to any L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (y) pay to Administrative Agent, as the issuer of the Letters of Credit, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Cash Collateral. Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, Administrative Agent shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)Termination of Defaulting Lender. So long as no Event of Default shall have occurred and be continuing, the Borrower may terminate the unfunded portion of the Revolving Credit Commitment of any Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided, that such termination shall not

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be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.

2.16Borrowing Base.

(a)Borrowing Base Determinations. On the basis of the Reserve Reports and other information furnished to Administrative Agent hereunder and such other reports, appraisals and information as Administrative Agent may reasonably deem appropriate, Administrative Agent shall determine a new Borrowing Base two (2) times a year, such determinations to occur approximately six (6) months apart with the first such determination to occur within a reasonable period after the Effective Date on the basis of the last Reserve Report received by Administrative Agent prior to the Effective Date (the “Scheduled Determinations”), and at such other or additional times as Administrative Agent or the Required Lenders may elect (the “Discretionary Determinations”) but not more than one (1) time between consecutive Scheduled Determinations unless an Event of Default has occurred and is continuing, and Administrative Agent shall determine a new Borrowing Base at Borrower’s expense at such additional times, but not more than one (1) time between consecutive Scheduled Determinations without Administrative Agent’s consent, as Borrower may request (the “Borrower Requested Determinations”). Borrower shall also be entitled to additional Borrower Requested Determination at any such time as Borrower or any other Obligated Party acquires Oil and Gas Properties in a transaction or series of transactions that involves the payment of consideration by Borrower or any Obligated Party in excess of a dollar amount equal to ten percent (10%) of the then effective Borrowing Base. Such determinations shall be made on the basis of the Oil and Gas Properties of the Obligated Parties in Administrative Agent’s and the Lenders’ sole discretion and in accordance with the customary practices and standards of Administrative Agent for loans of a similar nature as in effect at the time such determinations are made (except that Administrative Agent may make adjustments to such determinations based on the practices and standards of each other Lender and, at the Lenders’ discretion, taking into account floor and cap prices or other price protection under Commodity Hedging Contracts and the credit rating of any swap counterparties thereunder). Without limiting the foregoing, the Lenders may exclude any Oil and Gas Properties or production therefrom at any time because title information is not satisfactory, such Oil and Gas Properties are not in “pay” status, or such Oil and Gas Properties are not assignable. Any increases in the Borrowing Base must be approved by all of the Lenders, any decreases in or reaffirmations of the Borrowing Base must be approved by the Required Lenders, all such increases, decreases or reaffirmations shall be subject to each Lender’s complete credit approval process, and all such redetermined Borrowing Base amounts shall be conclusive as to Borrower. Furthermore, Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by Borrower to be essential for the adequate protection of Administrative Agent and the Lenders. There is no duty, implied or explicit, on Administrative Agent or the Lenders to ever increase the Borrowing Base.

(b)Determination Procedures.

(i)Following Administrative Agent’s receipt of each Reserve Report required by Section 4.01(e) or clause (b)(ii) below, as applicable, together with the related information required by clause (a) preceding, Administrative Agent shall, after completing its review and analysis thereof, deliver to Borrower and the Lenders notice setting forth its proposal for the redetermined Borrowing Base amount (the “Proposed Borrowing Base,” and such notice, the “Proposed Borrowing Base Notice”). Each Lender may, within the time period specified by the Administrative Agent in the Proposed Borrowing Base Notice (which period shall in all events be a commercially reasonable period deemed sufficient by

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the Administrative Agent) (the “Lender Response Period”), notify the Administrative Agent whether it approves or disapproves the Proposed Borrowing Base. With respect to a proposed decrease or reaffirmation of the Borrowing Base, if, at the end of the Lender Response Period, the Required Lenders shall not have communicated their approval or disapproval, such silence shall be deemed an approval, and the Proposed Borrowing Base shall be the new Borrowing Base. With respect to a proposed increase of the Borrowing Base, if, at the end of the Lender Response Period, all Lenders shall not have communicated their approval or disapproval, such silence shall be deemed a disapproval. If at the end of the Lender Response Period, the relevant Lenders have disapproved or are deemed to have disapproved the Proposed Borrowing Base, then Administrative Agent shall, within such additional commercially reasonable period as it deems appropriate, consult with the Lenders to ascertain (a) in the case of a proposed increase, the highest Borrowing Base then acceptable to all Lenders, or (b) in any other case, the highest Borrowing Base then acceptable to the Required Lenders. The Borrowing Base so determined pursuant to the foregoing consultation shall become the new Borrowing Base and shall remain in effect until the next redetermination or adjustment made in accordance with the Loan Documents.

(ii)If any Discretionary Determination is requested by Administrative Agent or any Borrower Requested Determination is requested by Borrower, Borrower shall provide an updated Reserve Report brought forward from the most recently delivered Reserve Report. Such updated report shall be delivered (A) in the case of a Borrower Requested Determination, contemporaneously with Borrower’s delivery to Administrative Agent of its notice requesting such determination, and (B) in the case of a Discretionary Determination, as soon as is reasonably possible but in any event no later than thirty (30) days following Borrower’s receipt of a request therefor from Administrative Agent in connection with such determination. The updated Reserve Report shall be prepared by or under the supervision of the chief engineer of Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report.

(iii)If Borrower does not furnish to Administrative Agent a Reserve Report by the date specified in Section 4.01(e) or clause (b)(ii) preceding, as applicable, then Administrative Agent and the Required Lenders or all Lenders, as applicable, may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time to time thereafter in their sole and absolute discretion in accordance with the approval procedures set forth in clause (b)(i) preceding until Administrative Agent receives the relevant Reserve Report, whereupon Administrative Agent and the Required Lenders or all Lenders, as applicable, shall redetermine the Borrowing Base as otherwise specified in this Section 2.16.

(c)Effectiveness. Upon each redetermination of the Borrowing Base, Administrative Agent will notify Borrower of such determination (which notice may be orally communicated to Borrower and confirmed promptly thereafter in writing (which notice may be furnished by email or other electronic communication to Borrower) if the Borrowing Base is being decreased), and the Borrowing Base so communicated to Borrower shall become effective immediately upon such notification (or such other date as is stated in such notice and regardless of any Application for Advance that Administrative Agent might have received) and shall remain in effect until the next subsequent redetermination of the Borrowing Base. Administrative Agent may condition any increase in the Borrowing Base on Borrower’s execution and return of the notice given under this Section, which notice may contain and require confirmations and ratifications by Borrower of representations, warranties and covenants contained in the Loan Documents.

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(d)Borrowing Base Deficiency. Upon the occurrence of a Borrowing Base Deficiency resulting from a redetermination under clause (a) preceding (but excluding, for avoidance of doubt, any reduction resulting from Section 2.16(e) or other provisions of this Agreement, which must be immediately cured in the manner provided in Section 2.01(a)), the Borrower shall, within ten (10) days following notice by Administrative Agent of the existence of such Borrowing Base Deficiency (which notice may be furnished by email or other electronic communication to Borrower), elect whether to (A) prepay the principal of the Notes in an aggregate amount at least equal to such Borrowing Base Deficiency, (B) cause to be created first and prior perfected Liens (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of the Lenders on additional producing Oil and Gas Properties having present values which in the opinion of Administrative Agent are sufficient to increase the Borrowing Base to an amount at least equal to the Revolving Credit Exposure, or (C) do any combination of the foregoing. If Borrower fails to make a timely election, Borrower shall be deemed to have selected the prepayment option specified in clause (A) above. Borrower shall deliver such prepayments or Liens of additional Oil and Gas Properties in accordance with its election (or deemed election) as follows:

(i)If Borrower elects (or is deemed to have elected) to prepay an amount in accordance with Section 2.16(d)(A) above, then Borrower may make such prepayment in a single lump sum, which payment shall be due and payable within thirty (30) days after Borrower’s receipt of the Borrowing Base Deficiency Notice or in six (6) equal (or as nearly equal as possible) consecutive monthly installments, with the first such installment being due and payable on the last day of the calendar month in which Borrower receives the Borrowing Base Deficiency Notice and with each subsequent installment being due and payable on the last day of each consecutive month thereafter until satisfied in full.

(ii)If Borrower elects to deliver Liens on additional Oil and Gas Properties in accordance with Section 2.16(d)(B) above, then (1) Borrower shall notify Administrative Agent of such election and shall deliver to Administrative Agent all information necessary for the Lenders to make their determinations as to the value of the proposed Oil and Gas Properties within ten (10) days after Borrower’s receipt of the Borrowing Base Deficiency Notice, (2) such Oil and Gas Properties must be acceptable to Administrative Agent with values determined by Administrative Agent in accordance with this Article 2, (3) Borrower must not have received notice from Administrative Agent prior to the expiration of the 30-day period following Borrower’s receipt of the Borrowing Base Deficiency Notice that Administrative Agent has had insufficient time to complete its review of the information and documents concerning the Oil and Gas Properties, or that such Oil and Gas Properties are unacceptable to Administrative Agent, and (4) Borrower shall (and/or shall cause the appropriate other Obligated Parties, as applicable, to) execute, acknowledge and deliver to Administrative Agent security instruments acceptable to the Administrative Agent creating first and prior Liens (subject only to Permitted Liens) in favor of Administrative Agent on such Oil and Gas Properties within thirty (30) days after Borrower’s receipt of the Borrowing Base Deficiency Notice (or such later date as Administrative Agent may agree in writing); provided, however (x) if none of the additional Oil and Gas Properties offered by Borrower are acceptable to Administrative Agent or Administrative Agent has provided notice that it has not had sufficient time to complete its review of the Oil and Gas Properties, then Borrower shall be deemed to have elected the prepayment option specified in Section 2.16(d)(A) (and Borrower shall make such prepayment in accordance with Section 2.16(d)(A)); and (y) if the aggregate present values of additional Oil and Gas Properties which are acceptable to Administrative Agent are insufficient to eliminate the Borrowing Base Deficiency, then Borrower shall be deemed to have selected the option specified in Section 2.16(d)(C) (and Borrower shall make prepayment and deliver security

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instruments as provided in Section 2.16(d)(C)). Borrower is hereby advised that factors that may be considered by Administrative Agent in determining whether proposed Oil and Gas Properties will be acceptable for purposes of clause (3) preceding include the location of such Oil and Gas Properties, the formation(s) from which they produce, well concentration issues, lack of operating control or identity of the operator, safety and environmental issues, title defects, condition of the facilities and equipment related to such Oil and Gas Properties, applicable reserve categories, production marketing circumstances, pay status, contractual burdens and constraints, and any other circumstance or condition which Administrative Agent considers relevant to the value and marketability of such Oil and Gas Properties.

(iii)If Borrower elects (or is deemed to have elected) to eliminate the Borrowing Base Deficiency by a combination of prepayment and delivering Liens on additional Oil and Gas Properties in accordance with Section 2.16(d)(C), then within thirty (30) days after Borrower’s receipt of the Borrowing Base Deficiency Notice, Borrower shall (and/or shall cause the appropriate other Obligated Parties, as applicable, to) execute, acknowledge and deliver to Administrative Agent security instruments acceptable to the Administrative Agent covering such additional Oil and Gas Properties that have been accepted by Administrative Agent and pay to Administrative Agent the amount by which the Borrowing Base Deficiency exceeds the present values of such additional Oil and Gas Properties (as determined by Administrative Agent) in one lump sum, which payment shall be due and payable no later than thirty (30) days after Borrower’s receipt of the Borrowing Base Deficiency Notice or in six (6) equal consecutive monthly installments, with the first such installment being due and payable within thirty (30) days after Borrower’s receipt of the Borrowing Base Deficiency Notice and with each subsequent installment being due and payable on the same day of each month thereafter.

(iv)Notwithstanding anything to the contrary contained herein, if any Borrowing Base redetermination is made hereunder during any period when a Borrowing Base Deficiency (referred to herein as the “Original Deficiency”) is being paid in installments pursuant to Section 2.16(d)(i) or (iii), and such determination results in a Borrowing Base that is less than the amount of the Borrowing Base determined pursuant to the immediately previous Borrowing Base determination hereunder (the positive difference thereof being referred to herein as the “Additional Deficiency”), then (x) the Original Deficiency shall continue to be paid in installments accordance with Borrower’s original election or deemed election hereunder with respect thereto and (y) the Additional Deficiency shall be paid in accordance with Borrower’s election or deemed election hereunder with respect thereto.

(e)Automatic Reduction of Borrowing Base Upon Asset Dispositions and Hedge Liquidations. Without limiting the restrictions elsewhere in this Agreement on asset Dispositions and liquidation of Commodity Hedging Contracts, if the Obligated Parties Dispose of Oil and Gas Properties and/or consummate Borrowing Base Hedging Contract Liquidations that in the aggregate between Borrowing Base redeterminations have aggregate Borrowing Base Value in excess five percent (5.00%) of the then-current Borrowing Base, then unless waived by the Required Lenders, the Borrowing Base shall be automatically reduced on the date of such Disposition or liquidation in an amount equal to such excess. For purposes of this Section 2.16(e), the sale or other Disposition of any Obligated Party (or any other transaction pursuant to which a Person ceases to be a Obligated Party) shall be deemed to be a Disposition of all Oil and Gas Properties owned by such Obligated Party and a Borrowing Base Hedging Contract Liquidation of

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all Commodity Hedging Contracts to which such Obligated Party was a party, in each case on the date of such Disposition or other transaction.

(f)Borrowing Base Increase Fee. Administrative Agent may condition increases in the Borrowing Base on the payment of such additional fees as Administrative Agent may reasonably require.

2.17Joint and Several Obligations. The obligations of Epsilon USA and Epsilon Ltd. hereunder and under the other Loan Documents are the joint and several obligations of each such Person. Each Borrower hereby irrevocably and unconditionally accepts such joint and several liability in consideration of the financial accommodations to be provided by Administrative Agent and the Lenders under this Agreement for the mutual benefit, directly and indirectly, of each Borrower.

Article 3

WARRANTIES AND REPRESENTATIONS

Borrower unconditionally warrants and represents to Administrative Agent and each Lender, as of the Effective Date and at all times during the term of this Agreement (including upon each request for an Advance or issuance of a Letter of Credit, as applicable), as follows:

3.01Financial Statements. The Financial Statements (a) are true, correct, and complete as of the dates specified in all material respects, (b) fully and accurately present the financial condition of each Obligated Party as of the dates specified, and (c) have been prepared in accordance with GAAP. Since the date of the Financial Statements, no Material Adverse Change has occurred in the financial condition of any Obligated Party nor has any Obligated Party incurred any material liability, direct or indirect, fixed or contingent, except, as to each of the foregoing, as has been disclosed in writing to Administrative Agent.

3.02Status of Entities; Valid and Binding Obligation. If any Obligated Party or any Constituent Party is a corporation, partnership, limited liability company, trust, or other entity, each such Person is and shall, until the Obligations are fully discharged, continue to be (a) duly incorporated or organized with a legal status separate from its Affiliates, validly existing, and in good standing under the laws of the state or other jurisdiction of its formation or existence, and has complied with all conditions prerequisite to its doing business in each state in which the Collateral is located and (b) possessed of all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease, encumber, and operate its properties and to carry on its business as now being, and as proposed to be, conducted. The execution, delivery, and performance by each Obligated Party of the Loan Documents to which it is a party (i) if such Person or any Constituent Party is a corporation, limited liability company, general partnership, limited partnership, joint venture, trust, or other type of business association, as the case may be, are within such Person’s powers and have been duly authorized by such Person’s board of directors, shareholders, partners, venturers, members, managers, trustees, or other necessary parties, and all other requisite action for such authorization has been taken, and (ii) will not violate, be in conflict with, or constitute (with the giving of notice or lapse of time, or both) a default under any Governmental/Other Requirement or result in the creation or imposition of any Lien upon any of any Obligated Party’s (and any Constituent Party’s) property or assets, except as contemplated by the provisions of the Loan Documents. The Loan Documents constitute the legal, valid, and binding obligations of each Obligated Party, enforceable in accordance with their respective terms except as the enforcement of any Loan Document may be limited by Debtor Relief Laws.

3.03Governmental/Other Requirements. Each Obligated Party is in compliance with all Governmental/Other Requirements and there exists no violation of any Governmental/Other Requirements with respect to the Collateral.

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3.04Suits, Actions, Etc. There are no investigations, actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened before or by any Governmental Authority against or affecting Borrower, any Subsidiary, any other Obligated Party, or the Collateral, or involving the validity, enforceability, or priority of any of the Loan Documents. Neither Borrower nor any Subsidiary or other Obligated Party is, and the consummation of the transactions contemplated by the Loan Documents and the performance or satisfaction of any of the terms or conditions of the Loan Documents will not cause any Obligated Party or Subsidiary to be, in violation of or in default with respect to any Governmental/Other Requirement or in default (or provide cause for acceleration of indebtedness) under any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement or restriction to which any such Person is a party or by which any such Person or the Collateral may be bound or affected.

3.05No Failure to Disclose. No representation or warranty made by any Obligated Party under the Loan Documents, and no document, instrument, or certificate furnished, to be furnished, or caused or to be caused to be furnished by any Obligated Party to Administrative Agent in anticipation of or pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in such document, instrument, or certificate not misleading.

3.06Title; No Liens.

(a)The Obligated Parties have good and defensible title to all Oil and Gas Properties described in the most recently-delivered Reserve Report, and such title is properly reflected in the applicable records of all county clerks or other appropriate recording offices in which such Oil and Gas Properties are located. The Obligated Parties have good title to all other assets purported to be owned by them (including the Collateral). None of such assets are subject to any Liens other than Liens permitted under Section 5.02.

(b)The Obligated Parties own at least the net interest and production attributable to the wells and units evaluated in the Reserve Report most recently delivered to Administrative Agent, other than Dispositions thereof occurring after such delivery that comply with Section 5.01. The ownership of such Oil and Gas Properties shall not in the aggregate obligate any Obligated Party to bear costs and expenses relating to the maintenance, development and operations of such Oil and Gas Properties in an amount in excess of the working interests of such Oil and Gas Properties as shown in each such Reserve Report, except such as may result, after the delivery of such Reserve Report, from customary provisions of operating agreements requiring or allowing the parties thereto to pay the share of costs of a non-consenting party. No Obligated Party has conveyed or transferred to any other Person a beneficial interest in the Oil and Gas Properties owned by it of record, whether pursuant to unrecorded assignments or transfers or accounting mechanisms. Each Obligated Party has paid all royalties payable under the oil and gas leases concerning which it is an operator, except to those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP.

(c)Except as disclosed on Schedule 3.06 or otherwise in writing to the Administrative Agent, none of the Obligated Parties’ Oil and Gas Properties are located on or under tribal lands.

3.07Solvency. Each Obligated Party and each Subsidiary is solvent, and no proceeding under any Debtor Relief Laws is pending or threatened by or against any of them, or any of their Affiliates, as a debtor.

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3.08Relationship of Borrower, Administrative Agent and Lenders. The relationship between Borrower, on the one hand, and Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and neither Administrative Agent nor any Lender has any fiduciary or other special relationship with Borrower; further, no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, on the one hand, and Administrative Agent and the Lenders, on the other hand, to be other than that of debtor and creditor. Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate with respect to such transactions and that Borrower is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

3.09Insurance. The Obligated Parties, their Subsidiaries and their respective properties are insured with financially-sound and reputable insurance companies not affiliated with any Obligated Party, in such amounts, with such deductibles, and covering such risks required by Administrative Agent and, in the absence of such requirements, as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Obligated Party or Subsidiary operates and does business.

3.10Impositions; Governmental Charges. Each Obligated Party and Subsidiary has timely filed all federal, state, and local tax reports and returns which are required by any Governmental/Other Requirement to be filed and have duly paid all their respective liabilities for Impositions that are due and payable. The reserves reflected on the balance sheet of each Obligated Party and Subsidiary are adequate in amount for the payment of all their respective Impositions accrued through the date of such balance sheet. To the best knowledge of Borrower, there is no pending investigation or audit of any Obligated Party or any Subsidiary by any taxing authority. Furthermore, to the best knowledge of Borrower, there is no pending but unassessed tax liability of any Obligated Party or any Subsidiary or any unresolved questions or claims concerning any tax liability of any of them.

3.11Prescribed Laws; Anti-Corruption Laws. No Obligated Party, none of their respective Subsidiaries, nor to the best knowledge of Borrower or such other Persons, any of their respective directors, officers, employees, agents or Affiliates, is owned or controlled by Persons that are (i) the subject or target of any Sanctions, or (ii) has a place of business in a country or territory that is, or whose government is, the subject of Sanctions. Each Obligated Party and all Affiliates of each Obligated Party are in compliance with all Prescribed Laws, applicable Sanctions and Anti-Corruption Laws. Borrower has implemented and maintains in effect policies and procedures designed to maintain material compliance by the Obligated Parties, their Subsidiaries, and their respective directors, officers, employees, and agents with all Anti-Corruption Laws and applicable Sanctions.

3.12ERISA.

(a)The Obligated Parties and their respective Subsidiaries are in compliance in all material respects with ERISA and the rules and regulations established under ERISA. No ERISA Plan of any Obligated Party has materially failed to satisfy the “minimum funding standards” of ERISA or is in “at risk” status within the meaning of ERISA. No Obligated Party nor any of their respective Constituent Parties are an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, and the assets of such parties do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. § 2510.3-101.

(b)Each Canadian Pension Plan is in compliance in all material respects with the applicable provisions of all applicable law. Each Canadian Pension Plan has received a confirmation of registration from the Canada Revenue Agency, and nothing has occurred which would prevent, or cause the loss of, such registration. Each Obligated Party and each of their respective Subsidiaries has made all required contributions to each Canadian Pension Plan. There

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are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Canadian Pension Plan that could reasonably be expected to have a Material Adverse Change. There has been no violation of fiduciary duty with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Change. No Obligated Party or any of their respective Subsidiaries maintains, contributes to, or has any liability or contingent liability with respect to, a Canadian Defined Benefit Pension Plan.

3.13Intellectual Property. The Obligated Parties and their respective Subsidiaries own or possess the right to use all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses, slogans, other advertising products and processes and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of Borrower, no slogan or other advertising product, process, or other material now used by any Obligated Party or any of their respective Subsidiaries infringes upon any rights held by any other Person.

3.14No Investment Company. No Obligated Party nor any of their respective Constituent Parties is an “investment company” or “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

3.15No Margin Stock. No Obligated Party nor any of their respective Constituent Parties is engaged principally or has as one of its important activities, directly or indirectly, the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock, and none of the proceeds of the Loan shall be used, directly or indirectly, to purchase or carry any margin stock or be made available by any such parties in any manner to any other Person to enable or assist such person in purchasing or carrying margin stock, or otherwise used or made available for any other purpose which might violate the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

3.16Environmental. Each of the Obligated Parties’ and their respective Subsidiaries’ conduct of its business operations and the condition of such parties’ respective property does not and will not violate any Environmental Laws. Without limiting the generality of the foregoing, (a) each Obligated Party and Subsidiary has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and each Obligated Party and Subsidiary is in compliance with all of the terms and conditions of such permits; (b) no Hazardous Materials exist on, about, or within, or have been used, generated, stored, transported, disposed of on, or Released from, any of the properties of any Obligated Party or Subsidiary in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Laws; (c) no Obligated Party or Subsidiary, nor any of their respective currently or previously owned or leased properties or operations, is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to any failure to comply with Environmental Laws or any liabilities arising from a Release or threatened Release; (d) there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of any Obligated Party or Subsidiary that could reasonably be expected to give rise to any environmental liabilities; (e) no Obligated Party or Subsidiary is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law; (f) no Obligated Party or Subsidiary has filed or failed to file any notice required under applicable environmental law reporting a Release; and (g) no Lien arising under any Environmental Law has attached to any property or revenues of any Obligated Party or Subsidiary.

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3.17Subsidiaries. As of the Effective Date, no Obligated Party has any Subsidiaries or otherwise holds Equity Interests in any other Person except as described in the separate Pledge Agreement(s) executed and delivered by the Obligated Parties on the Effective Date (and, if subsequent to the Effective Date, such additional Subsidiaries as have been formed or acquired in compliance with Section 5.10).

3.18Marketing of Production. Except for contracts listed on Schedule 3.18 hereto, no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Obligated Parties’ and Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date of such contract.

3.19Gas Balancing Agreements and Advance Payment Contracts. There is no Material Gas Imbalance, and the aggregate amount of all Advance Payments received by the Obligated Parties under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $500,000.

3.20Commodity Hedging Contracts. Each Obligated Party constitutes an “eligible contract participant” (as defined in the CEA). Schedule 3.20 (or, from and after any delivery of an updated hedging schedule in connection with a Compliance Certificate pursuant to Section 4.01(c), such updated schedule) sets forth a complete and correct list of all Commodity Hedging Contracts entered into by one or more Obligated Parties in effect or to be in effect on the Effective Date or on the date of each update thereof required hereunder, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the mark-to-market exposure thereunder, and the counterparty thereto.

3.21Proper Legal Form; No Recordation; Proceedings to Enforce Agreement. This Agreement and the other Loan Documents are in proper legal form under the laws of Canada to be valid, legal, effective, enforceable or admissible into evidence in the courts of Canada. It is not necessary that this Agreement or any other Loan Document or any other document be filed, registered or recorded with, or executed or notarized before, any court, public office or other authority in Canada or that any registration charge or stamp or similar tax be paid on or in respect of any Loan Document or any other document in order to ensure the legality, validity, effectiveness, enforceability, priority or admissibility in evidence of this Agreement or any such Loan Document. In any proceeding in Canada to enforce this Agreement or any Loan Document governed by Texas law, the choice of Texas law as the governing law of such Loan Document will be recognized and applied, the irrevocable submission by the Borrower to the jurisdiction of the courts specified in Section 9.11 will be valid, legal, binding and enforceable, and any judgment obtained in such a court will be recognized and enforceable in Canada without reconsideration as to the merits of such judgment.

Article 4

AFFIRMATIVE COVENANTS

Until Payment in Full, Borrower unconditionally covenants and agrees with Administrative Agent and each Lender that Borrower shall, and shall cause each Subsidiary and other Obligated Party, to:

4.01Financial Statements; Inspection of Books and Records. Furnish or cause to be furnished to Administrative Agent:

(a)Annual Financial Statements. As soon as available, and in any event within one hundred and twenty (120) days after the end of each fiscal year of Borrower commencing with the

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fiscal year ending December 31, 2025, a consolidated balance sheet and related statements of income or operations (with detailed footnotes), shareholders’ equity, partners’ capital, and cash flows of the Obligated Parties as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing satisfactory to Administrative Agent, in Administrative Agent’s sole and absolute discretion, accompanied by a report and opinion of such accountants, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualification or exception not acceptable to Administrative Agent, or any qualification or exception as to the scope of such audit. Borrower (i) shall inform such independent public accountants that Administrative Agent and the Lenders will rely on the results of such financial statements and any other financial statements provided to Administrative Agent and the Lenders, and (ii) grants Administrative Agent permission to discuss with such accountants the results of, and the field work undertaken with respect to, any audit, the Loan, and any other matters related to the Obligated Parties.

(b)Interim Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each fiscal quarter of Borrower commencing September 30, 2025, a consolidated balance sheet and income statement of the Obligated Parties as of the end of such period, all in form, substance, and detail satisfactory to Administrative Agent, in Administrative Agent’s reasonable discretion, and duly certified (subject to year-end review adjustments) by a Managerial Official of Borrower (i) as being true and correct in all material respects to the best of his or her knowledge, and (ii) as having been prepared in accordance with GAAP.

(c)Compliance Certificates. Compliance Certificates in accordance with the terms of Exhibit B.

(d)Operating Budget. Contemporaneously with the delivery of each semi-annual Reserve Report required by clause (f) below, a Borrower-prepared operating budget for the following twelve-month period, including a cash flow statement of the Obligated Parties, and which shall otherwise be satisfactory in form and substance to Administrative Agent in its reasonable discretion.

(e)Reserve Reports. (i) On or before October 1 of each year, commencing October 1, 2026, a Reserve Report prepared by Borrower’s own internal engineers (or, at Borrower’s election, an Independent Engineer) evaluating the Oil and Gas Properties of the Obligated Parties as of the immediately preceding July 1 and certified by a Managerial Official of Borrower to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report, (ii) on or before April 1 of each year, commencing April 1, 2026, a Reserve Report prepared by an Independent Engineer evaluating the Oil and Gas Properties of the Obligated Parties as of the immediately preceding January 1, and (iii) with each Reserve Report, a WI/NRI Schedule.

(f)Reserve Report Certificates. Contemporaneously with the delivery of each Reserve Report, a certificate from a Managerial Official certifying that (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the representations and warranties set forth in Section 3.06 are true and correct with respect to such Reserve Report, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 3.19 with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require any Obligated Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base

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determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which Borrower could reasonably be expected to have been obligated to list on Schedule 3.18 had such agreement been in effect on the Effective Date, and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating compliance with Section 4.22.

(g)Lease Operating Statements. Contemporaneously with the delivery of each Reserve Report required by clause (f) preceding, a Lease Operating Statement.

(h)Material Gas Imbalance; Advance Payments. Promptly upon the occurrence thereof, notice to Administrative Agent of any Material Gas Imbalance or Advance Payments in violation of Section 3.19 hereof.

(i)Purchasers of Production. Within ten (10) Business Days after receipt of each request from Administrative Agent, a report setting forth the identities and addresses of all Persons remitting to any Obligated Party proceeds from the sale of Hydrocarbon production from or attributable to the Obligated Parties’ Oil and Gas Properties.

(j)Additional Information. Such additional information, reports, and statements with respect to Borrower’s, any Subsidiary’s, or any other Obligated Party’s financial condition, business operations, and compliance with the terms of the Loan Documents as Administrative Agent may reasonably request from time to time.

4.02Financial Covenants. Maintain the financial covenants set forth in Exhibit B.

4.03Accounts and Records. Maintain complete and proper books and records in accordance with GAAP and promptly notify Administrative Agent of any material change in any Obligated Party’s or any Subsidiary’s accounting policies or financial reporting practices.

4.04Compliance with Governmental/Other Requirements; Existence, Etc. Timely comply with all Governmental/Other Requirements and deliver to Administrative Agent evidence of such compliance upon Administrative Agent’s request. Borrower shall, and shall cause each other Obligated Party and Constituent Party to, preserve and keep in full force and effect its existence, good standing, rights, privileges, permits, licenses, franchises, and trade names.

4.05Incumbency. From time to time, at the written request of Administrative Agent, certify to Administrative Agent and the Lenders the names, signatures, and positions of all persons authorized to execute and deliver any of the Loan Documents.

4.06Notifications to Administrative Agent. Notify Administrative Agent in writing of (a) the existence or occurrence of any financial or economic condition or natural disaster which might constitute a Material Adverse Change and of Borrower’s opinion as to what effects such Material Adverse Change has or may have on the Collateral or business of any Obligated Party or any Subsidiary, within five (5) Business Days after the occurrence thereof; (b) the serious illness or death of any principal or key employee of Borrower within five (5) Business Days after the occurrence thereof; (c) any material litigation or dispute threatened or pending against or affecting any Obligated Party, any Subsidiary or the Collateral, within five (5) Business Days after the commencement thereof; (d) any Default or Event of Default, within five (5) Business Days after the occurrence thereof; (e) any default by one or more Obligated Parties or any acceleration of any indebtedness owed by such Obligated Parties under any contract to which such Person

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is a party, within five (5) Business Days after the occurrence thereof; (f) any change in the nature or character of any Obligated Party’s business as it existed on the Effective Date, within ten (10) Business Days after the occurrence thereof; (g) any change in the name of any Obligated Party or a change in the location of the organization of formation of any Obligated Party or any Collateral, in each case, no later than thirty (30) days prior to such change; (h) any Obligated Party’s failure to remain an “eligible contract participant” (as defined in the CEA), as applicable, within ten (10) Business Days after the occurrence thereof; and (i) the occurrence of any ERISA Event or any failure by any Obligated Party to perform its obligations under a Canadian Pension Plan, within five (5) Business Days after the occurrence thereof.

4.07Bankruptcy Proceedings. Notify Administrative Agent immediately of the filing of any petition, case, proceeding, or other action against any Obligated Party, or involving any of the Collateral, under any Debtor Relief Laws.

4.08Notices by Governmental Authorities; Damage to Collateral; Notices from Third Parties. Timely comply with, and promptly furnish to Administrative Agent, true and complete copies of any notice or claim by any Governmental Authority pertaining to the Collateral. Borrower shall promptly notify Administrative Agent in writing of any fire or other damage to the Collateral or any notice of taking or eminent domain action or proceeding affecting the Collateral. Borrower shall promptly deliver to Administrative Agent a true and correct copy of all notices received by any Obligated Party from any Person with respect to any Obligated Party, the Collateral, or any or all of them, which in any way relates to and/or materially affects the Loan or the Collateral.

4.09Property and Other Insurance. Obtain and maintain in full force and effect the insurance coverage required by Exhibit C and any of the Loan Documents, with premiums fully paid for at least one (1) year, and shall furnish to Administrative Agent promptly upon request a certificate or certificates from the respective insurer(s) setting forth the nature and extent of all such insurance maintained by one or more Obligated Parties acceptable to Administrative Agent and a certified copy of the original policy or a certificate of insurance satisfactory to Administrative Agent. Any such insurance may be evidenced by blanket insurance policies covering the Collateral and other property and assets; provided, that each policy otherwise complies with the requirements of the Loan Documents and specifies the amount (if less than all) of the total coverage that is allocated to the Collateral. No Obligated Party shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Agreement unless Administrative Agent is included thereon under a standard mortgagee clause (without contribution) acceptable to Administrative Agent, with loss payable as provided in this Agreement. All insurance shall be primary without right of contribution from any other insurance that may be carried by the Obligated Parties, Administrative Agent or any Lender and all of the provisions of such insurance shall operate in the manner as if there were a separate policy covering each insured. Borrower shall immediately notify Administrative Agent whenever any such separate insurance is taken out and shall promptly deliver to Administrative Agent any policy or certificate of such separate insurance.

(a)Not later than ten (10) days before the expiration date of any such insurance policy, Borrower shall deliver to Administrative Agent a binder or certificate of the insurer evidencing the renewal or replacement of that policy, with premiums fully paid for at least one (1) year, together with (in the case of a renewal) a copy of all endorsements to the policy affecting the Collateral and not previously delivered to Administrative Agent, or (in the case of a replacement) a certified copy of the replacement policy. Borrower (or the applicable other Obligated Party or Parties) shall pay all premiums on policies required under this Agreement as they become due and payable and promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of such timely payment. Borrower (or the applicable other Obligated Party or Parties) shall at all times comply with the requirements of all required insurance policies and of the issuers of such policies.

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(b)If Borrower fails to obtain and/or maintain, or cause one or more other Obligated Parties to obtain and/or maintain, the insurance required under the Loan Documents: (i) BORROWER SHALL INDEMNIFY AND HOLD EACH INDEMNIFIED PARTY HARMLESS FROM AND AGAINST ANY DAMAGE, LOSS, LIABILITY, OR EXPENSE RESULTING FROM ALL RISKS THAT WOULD HAVE BEEN COVERED BY THE REQUIRED INSURANCE IF SO MAINTAINED; (ii) if any loss occurs, Administrative Agent, for and on behalf of the Lenders, shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for the Obligated Parties, to the same extent as if it had been made payable to Administrative Agent; and (iii) Administrative Agent has the right (but not the obligation) to obtain such insurance at Borrower’s sole cost and expense, which may at Administrative Agent’s election be coverage for Administrative Agent/s and the Lender’s interest only, the costs and expenses so expended by Administrative Agent shall be due and payable by Borrower on demand, a part of the Obligations, even if in excess of the amounts set forth in Section 2.01, and secured by the Loan Documents. If any property, title, or other insurer becomes insolvent or subject to any bankruptcy, receivership, or similar proceeding or if, in Administrative Agent’s reasonable opinion, the financial responsibility of such insurer is or becomes inadequate, Borrower shall promptly obtain and deliver to Administrative Agent a like policy, with premiums fully paid for at least one (1) year, issued by another insurer, which insurer and policy meet the requirements of the Loan Documents.

(c)Upon any foreclosure on the Collateral, or transfer of title to the Collateral in lieu of foreclosure, all of the Obligated Parties’ right, title, and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee to the extent permissible under such policies.

(d)Administrative Agent has the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Collateral, and the costs and expenses (including reasonable attorneys’ fees), appraisal costs, and consultant fees incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall be due and payable by Borrower on demand, as part of the Obligations, even if in excess of the amounts set forth in Section 2.01, and secured by the Loan Documents. Neither Administrative Agent nor any Lender shall, under any circumstances, be liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining, or adequacy of any insurance or for failure to see to the proper application of any amount paid over to any Obligated Party.

(e)Borrower shall take all necessary action to obtain the benefit of any insurance proceeds lawfully or equitably payable to Borrower, any other Obligated Party or Administrative Agent in connection with any loss of or damage to the Collateral, all of which shall be paid directly to Administrative Agent, whether or not the security for the Loan has been impaired or otherwise affected, and applied first to reimburse Administrative Agent and the Lenders for all unreimbursed costs and expenses, including attorneys’ fees, incurred in connection with the collection of such proceeds and the balance of such proceeds shall be applied in accordance with the Loan Documents.

(f)In case of Borrower’s (or other Obligated Party’s) failure to keep the Collateral properly insured as required in this Agreement, Administrative Agent, after notice to Borrower, at its option may (but shall not be required to) acquire such required insurance at Borrower’s sole cost and expense.

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NOTICE PURSUANT TO SECTION 307.052 OF THE TEXAS FINANCE CODE: (A) BORROWER IS REQUIRED TO: (I) KEEP THE COLLATERAL INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED IN THIS AGREEMENT; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATES OF TEXAS, PENNSYLVANIA, NEW MEXICO, OKLAHOMA AND WYOMING OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED IN THIS AGREEMENT; AND (III) NAME ADMINISTRATIVE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED IN THIS AGREEMENT; (B) SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, BORROWER MUST, IF REQUIRED BY ADMINISTRATIVE AGENT, DELIVER TO ADMINISTRATIVE AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), ADMINISTRATIVE AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S SOLE COST AND EXPENSE.

4.10Payment of Claims. Promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Collateral.

4.11Payment of Impositions. Duly pay and discharge, or cause to be paid and discharged, any Imposition not later than the earlier to occur of (a) the due date of such Imposition, (b) the day any fine, penalty, interest, or other cost may be added to, or imposed upon, such Imposition, or (c) the day any Lien may be filed for the nonpayment of such Imposition (if such day is used to determine the due date of the respective item), and deliver to Administrative Agent a written receipt evidencing the payment of the respective Imposition on or before the date on which such Imposition becomes delinquent.

4.12Costs and Expenses. Pay all costs and expenses required by this Agreement when due (which for any such amounts for which no deadline is given elsewhere in this Agreement, shall be not later than ten (10) days following demand therefor), which shall include without limitation:  (a) all fees for filing or recording any Loan Documents; (b) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Loan or the Collateral; (c) all reasonable fees and expenses of counsel to Administrative Agent (and during the continuation an Event of Default, any Lender, and including the reasonable fees, disbursements, and other charges of special counsel and/or local counsel in any relevant jurisdictions), in connection with the negotiation, preparation, interpretation, amendment, administration, waiver or enforcement of any of the Loan Documents, the making of any Advance, any workout or restructuring, or any lawsuit or other proceeding to which Administrative Agent or any Lender is a party involving this Agreement or the Collateral; (d) all fees and expenses of title insurance (if any is required) and title examination and other diligence costs and expenses; (e) all survey costs and expenses, if any; (f) all other diligence costs incurred by Administrative Agent, including the cost of all appraisers, engineers, inspectors and consultants; (g) all premiums for the insurance policies as required under this Agreement; (h) all travel expenses of Administrative Agent and (i) all other costs and expenses payable to third parties incurred by Administrative Agent (or during the continuation of an Event of Default, any Lender) in connection with the consummation of the transactions contemplated by the Loan Documents.

4.13Use of Loan Proceeds. Use the proceeds of the Loan only as specified in this Agreement and for no other purpose.

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4.14Administrative Agent as Principal Depository. Maintain with Administrative Agent its primary deposit accounts, including business, cash management, operations, and administrative deposit accounts.

4.15Further Assurances and Corrections. From time to time, at the request of Administrative Agent:  (a) promptly correct any defect, error, or omission which may be discovered in the contents of any of the Loan Documents or in the execution or acknowledgment of any of the Loan Documents; (b) execute, acknowledge, deliver, record, and/or file such further instruments, perform such further acts, and provide such further assurances as may be necessary, desirable, or proper, in Administrative Agent’s opinion, to further evidence and more fully describe and create and perfect a first priority Lien in the Collateral intended as security for the Obligations and to carry out more effectively the purposes of the Loan Documents; (c) execute, acknowledge, deliver, procure, file, and/or record any document or instrument deemed advisable by Administrative Agent to protect the Liens granted under the Loan Documents against the rights or interests of third persons; and (d) pay all costs connected with any of the foregoing upon demand by Administrative Agent.

4.16Inspection of Books and Records. Permit Administrative Agent (and, during the continuation of an Event of Default, any Lender) or any representative of Administrative Agent (and, during the continuation of an Event of Default, any Lender) to visit and inspect its properties, to examine its books of record and account, and to discuss its affairs, finances, and accounts with any of its officers, directors, employees, and agents, all at such reasonable times and as often as Administrative Agent may reasonably request.

4.17Maintenance and Operation of Properties. (a) At all times maintain, develop and operate its Oil and Gas Properties in a good and workmanlike manner, and observe and comply in all material respects with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Properties so long as such oil and gas leases are capable of producing Hydrocarbons in commercial quantities; (b) use commercially reasonable efforts to remain as the named operator for each oil or gas well in which it now or hereafter owns an interest if any such party is the operator thereof on the date hereof or becomes the operator thereof subsequent hereto and such well is now or hereafter becomes Collateral; (c) at all times maintain, preserve and keep all operating equipment used or useful with respect to its Oil and Gas Properties in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto as would a reasonably prudent operator; and (d) comply in all material respects with all laws and agreements applicable to or relating to its Oil and Gas Properties or the production and sale of Hydrocarbons therefrom and all applicable proration and conservation laws of the jurisdictions in which such Oil and Gas Properties are located. With respect to the Oil and Gas Properties referred to in this Section 4.17 that are operated by operators other than an Obligated Party or an Affiliate of an Obligated Party, no Obligated Party shall be obligated itself to perform any undertakings contemplated by the covenants and agreements contained in this Section 4.17 which are performable only by such operators and are beyond its control, but the Obligated Parties shall use commercially reasonable efforts to cause such operators to perform such undertakings.

4.18Direct Disbursement and Application by Administrative Agent; Security Interest. Permit Administrative Agent (but in no event shall Administrative Agent be obligated) to disburse and apply directly the proceeds of any Advance to the satisfaction of any of Borrower’s obligations under the Loan Documents. Any Advance by Administrative Agent or any Lender for such purpose shall be part of the Loan and shall be secured by the Collateral pursuant to the Loan Documents. Borrower assigns and pledges the proceeds of the Loan to Administrative Agent and grants a security interest to Administrative Agent in such proceeds for such purposes. Administrative Agent and/or the Lenders may advance and incur such expenses as Administrative Agent reasonably deems necessary to preserve the Collateral and any other security for the Loan, and such expenses shall be secured by the Collateral pursuant to the Loan Documents

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and payable to Administrative Agent upon demand. Administrative Agent may disburse any portion of any Advance at any time, and from time to time, to Persons other than Borrower for the purposes specified in this Section irrespective of any other provision of this Agreement, and the amount of any Advance(s) to which Borrower shall thereafter be entitled shall be correspondingly reduced.

4.19INDEMNIFICATION OF ADMINISTRATIVE AGENT AND THE LENDERS. BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES TO INDEMNIFY AND HOLD EACH INDEMNIFIED PARTY ABSOLUTELY HARMLESS FROM AND AGAINST ALL COSTS, EXPENSES, LIABILITIES, LOSSES, DAMAGES, OR OBLIGATIONS INCURRED BY OR IMPOSED UPON OR ALLEGED TO BE DUE FROM ANY INDEMNIFIED PARTY IN ANY WAY CONNECTED TO THE LOAN OR THE COLLATERAL, INCLUDING, WITHOUT LIMITATION: (A) ANY CLAIM ARISING OUT OF, OCCURRING BECAUSE OF, OR RELATED TO, ANY DEFAULT OR EVENT OF DEFAULT UNDER THIS AGREEMENT, (B) ANY VIOLATION OF ANY GOVERNMENTAL/OTHER REQUIREMENT APPLICABLE TO ANY OBLIGATED PARTY OR THE COLLATERAL; (C) ANY FAILURE OF ANY OBLIGATED PARTY TO COMPLY WITH OBLIGATIONS TO THIRD PARTIES; (D) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OBLIGATED PARTY OR THE COLLATERAL IN ANY WAY, AND REGARDLESS OF WHETHER ANY INDEMNIFIED PARTY IS A PARTY THERETO, INCLUDING ALL COSTS AND EXPENSES INCURRED BY ANY INDEMNIFIED PARTY IN CONNECTION WITH ANY SUBPOENA, DEPOSITION OR OTHERWISE ACTING AS A WITNESS; OR (E) ANY ACT OR OMISSION OF BORROWER OR ANY OTHER PERSON IN CONNECTION WITH THE COLLATERAL, IN EACH CASE EXCEPT TO THE EXTENT ARISING FROM THE gross negligence or willful misconduct of an Indemnified Party AS DETERMINED BY FINAL, NON-APPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION. THE INDEMNIFICATION CONTAINED IN THIS SECTION SHALL INCLUDE THE INDEMNIFICATION OF EACH INDEMNIFIED PARTY FOR ANY NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNIFIED PARTY. WITHOUT LIMITING THE REMEDIES AVAILABLE TO ANY INDEMNIFIED PARTY WITH RESPECT TO THE ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS AS STATED IN THIS AGREEMENT OR AS STATED IN ANY OF THE OTHER LOAN DOCUMENTS, IN THE EVENT ANY CLAIM OR DEMAND IS MADE OR ANY OTHER FACT COMES TO THE ATTENTION OF ANY INDEMNIFIED PARTY IN CONNECTION WITH, RELATING OR PERTAINING TO, OR ARISING OUT OF, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT WHICH SUCH INDEMNIFIED PARTY REASONABLY BELIEVES MIGHT INVOLVE OR LEAD TO SOME LIABILITY OF ANY INDEMNIFIED PARTY, BORROWER SHALL, IMMEDIATELY UPON RECEIPT OF WRITTEN NOTIFICATION OF ANY SUCH CLAIM OR DEMAND, ASSUME IN FULL THE RESPONSIBILITY FOR AND, TO THE EXTENT REQUESTED BY SUCH INDEMNIFIED PARTY, THE DEFENSE OF ANY SUCH CLAIM OR DEMAND AND PAY IN CONNECTION THEREWITH ANY LOSS, DAMAGE, DEFICIENCY, LIABILITY, OR OBLIGATION, INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS INCURRED IN CONNECTION THEREWITH. IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, BORROWER SHALL ASSUME, TO THE EXTENT REQUESTED BY SUCH INDEMNIFIED PARTY, THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND SHALL IMMEDIATELY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED IN SUCH ACTION. ANY INDEMNIFIED PARTY MAY, IN SUCH INDEMNIFIED PARTY’S SOLE AND ABSOLUTE DISCRETION, MAKE ANY PAYMENTS SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING, AND BORROWER SHALL IMMEDIATELY REPAY TO SUCH INDEMNIFIED PARTY IN CASH THE AMOUNT OF SUCH PAYMENT, WITH INTEREST THEREON AT THE DEFAULT RATE. ANY INDEMNIFIED

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PARTY MAY JOIN BORROWER AS A PARTY DEFENDANT IN ANY LEGAL ACTION BROUGHT AGAINST AN INDEMNIFIED PARTY, AND BORROWER CONSENTS TO THE ENTRY OF AN ORDER MAKING BORROWER A PARTY DEFENDANT TO ANY SUCH ACTION.

4.20No Obligation with Respect to Collateral. Neither Administrative Agent nor any Lender (a) has any liability or obligation whatsoever or howsoever in connection with the Collateral, (b) has any obligation except to disburse the Loan proceeds pursuant to the terms of this Agreement, and (c) is obligated to inspect the Collateral. Under no circumstance whatsoever shall Administrative Agent or any Lender be or become liable for any failure to protect or insure any of the Collateral, for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of any Obligated Party to Administrative Agent, any Lender or to any other Person without limitation. Nothing, including any disbursement of Loan proceeds or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, on Administrative Agent’s or any Lender’s part. EXCEPT FOR THOSE COSTS, EXPENSES, OR LIABILITIES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED by gross negligence or willful misconduct of an Indemnified Party, BORROWER INDEMNIFIES AND AGREES TO HOLD EACH INDEMNIFIED PARTY HARMLESS FROM AND AGAINST ANY COST, EXPENSE, OR LIABILITY (INCLUDING REASONABLE ATTORNEYS’ FEES) INCURRED OR SUFFERED BY ANY INDEMNIFIED PARTY AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY OBLIGATION OR RESPONSIBILITY OF ANY INDEMNIFIED PARTY FOR THE MANAGEMENT, OPERATION, OR CONDUCT OF THE BUSINESS OR AFFAIRS OF ANY OBLIGATED PARTY, OR AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY LIABILITY OR RESPONSIBILITY OF ANY INDEMNIFIED PARTY FOR THE PAYMENT OR PERFORMANCE OF ANY OBLIGATION OF ANY OBLIGATED PARTY.

4.21Commodity Hedging Contracts.

(a)Minimum Commodity Hedging Contracts. On each date that Borrower requests an Advance or Letter of Credit hereunder which would result in Utilization at a higher tier in the below chart than that in effect immediately prior thereto, and additionally as of the last day of each Fiscal Quarter, one or more of the Obligated Parties shall have entered into and maintain in effect, for each calendar month during the applicable full-calendar month period as specified below immediately following such date, one or more Commodity Hedging Contracts with an Approved Counterparty, to the extent necessary to cause the Commodity Hedging Contracts of the Obligated Parties to cover notional volumes of each Hydrocarbon Type at least equal to the minimum percentage as specified below (determined on the basis of pro forma Utilization, in the case of a requested Advance or Letter of Credit, or on the basis of actual Utilization as of the last day of such Fiscal Quarter, as applicable) in the aggregate of the Projected Production for that Hydrocarbon Type for each such month specified below, which Commodity Hedging Contracts (i) shall have the purpose and effect of hedging price risk in respect of such anticipated Projected Production for each such month from the PDP Oil and Gas Properties of the Obligated Parties, (ii) shall be subject to first and prior perfected security interests pledged by the applicable Obligated Party in favor of the Administrative Agent pursuant to security agreements in form and substance reasonably satisfactory to the Administrative Agent and (iii) shall otherwise comply with the conditions and limitations set forth in Section 4.21(b) and Section 5.15:

Borrowing Base Utilization	Minimum Hedging Requirement
0%	No hedging requirement

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> 0% but < 50%	50% for months 1-12, 25% for months 13 – 18
> 50%	50% for 18 months

(b) Commodity Hedging Contract Structure Requirements. The notional volumes that are required to be hedged under Section 4.21(a) shall be hedged in the form of fixed-price swap transactions, “costless collars”, and/or Floor Contracts; provided that (i) any fixed-price swap transaction shall have a fixed price that is not less than the applicable New York Mercantile Exchange forward curve price for crude oil (WTI), natural gas, or natural gas liquids, as applicable (the “Market Price”) multiplied by ninety percent (90%), and (ii) any Floor Contract (whether as a stand-alone put option or as the “floor” of a “costless collar”) shall have a strike price that is not less than eighty-five percent (85%) (or, for Floor Contracts entered prior to the Effective Date, eighty percent (80%)) of the Market Price, in each case, at the time such Commodity Hedging Contract is entered into.

(c) Limitation on Termination of Commodity Hedging Contracts. Each Obligated Party shall maintain in effect for their full term (and will not sell, assign, transfer, terminate, or novate) all of the Commodity Hedging Contracts required to be maintained in effect pursuant to this Section 4.21 and all of the other Commodity Hedging Contracts in respect of Hydrocarbon Types, calculated separately, that were used by the Lenders in determining the Borrowing Base then in effect, including all of the Commodity Hedging Contracts in existence on the Effective Date, and will not otherwise cause or permit a Borrowing Base Hedging Contract Liquidation; provided, however, that the Obligated Parties may terminate Commodity Hedging Contracts to the extent permitted by Section 5.15(b); provided, further, that the Obligated Parties shall remain in compliance with Section 4.21(a) and Section 5.15 immediately after giving effect to such termination and Disposition.

4.22Additional Security Instruments.

(a)In connection with each Reserve Report delivered pursuant to Section 4.01(e) or Section 2.16(b), Borrower shall review the Reserve Report and determine whether the Mortgaged Properties represent at least the Required Reserve Value after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least the Required Reserve Value, or at any other time at which Administrative Agent has notified Borrower that the Mortgaged Properties do not represent at least the Required Reserve Value, then (i) Borrower shall, and shall cause the other Obligated Parties to, within thirty (30) days of delivery of the Reserve Report under Section 4.01(e) or Section 2.16(b) or receipt of such notification, as applicable (or such later date as Administrative Agent may determine in its sole discretion), grant in favor of Administrative Agent as security for the Obligations a first-priority Lien interest (subject to Permitted Liens) on additional Oil and Gas Properties of the Obligated Parties pursuant to Mortgages or amendments or supplements to existing Mortgages, such that after giving effect thereto, the Mortgaged Properties will represent at least the Required Reserve Value, (ii) execute and deliver such additional security instruments and related documents as Administrative Agent may reasonably request to further create, confirm, evidence or perfect a lien on Oil and Gas Properties described in clause (i) preceding which are located on or under tribal lands, (iii) execute and deliver to Administrative Agent a Certificate of Ownership Interests with respect to such Oil and Gas Properties and (iv) if requested by Administrative Agent, execute and deliver to Administrative Agent an additional Environmental Indemnity Agreement or supplement or acknowledgement to any then-existing Environmental Indemnity Agreement to confirm the coverage thereof with respect to such added Oil and Gas Properties. In addition, with respect to any Oil and Gas Properties that are operated by an Affiliate of any Obligated Party, Borrower shall cause to be executed by the relevant operator and delivered to Administrative Agent within thirty (30) days of any request therefor, such waivers of operator’s liens as Administrative Agent may request.

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(b)All instruments to be delivered under this Section 4.22 shall be satisfactory in form and substance to Administrative Agent and shall be delivered in such number of original executed (and where applicable, notarized) counterparts as Administrative Agent may request to facilitate simultaneous recording in all relevant jurisdictions.

4.23Title. Within thirty (30) days following each written request therefor from Administrative Agent (or such longer period of time agreed to by the Administrative Agent in its discretion), Borrower shall furnish for review such title opinions or title data as Administrative Agent may request, in form and substance and from attorneys or other Persons reasonably acceptable to Administrative Agent, covering and confirming title in such portions of the Oil and Gas Properties of the Obligated Parties as Administrative Agent may specify and such other documentation and information reasonably required by Administrative Agent to satisfy Administrative Agent of the status of the title of the actual or proposed Collateral (including Oil and Gas Properties representing not less than the Required Reserve Value of all Oil and Gas Properties included in the most recent determination of the Borrowing Base). Borrower shall promptly, but in any event within thirty (30) days following notice from Administrative Agent (or such longer period of time agreed to by the Administrative Agent in its discretion) of any defect, material in the opinion of Administrative Agent, in the title of the mortgagor under any Security Instrument to any Oil and Gas Property covered thereby, take commercially reasonable steps to correct such title defect, and in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by Administrative Agent and the Lenders in attempting to do so; provided, however, in lieu of any such cure, the Borrower may elect, by notice to Administrative Agent given prior to the expiration of such 30-day period (or such longer extended period agreed to by the Administrative Agent in its discretion), to exclude such Oil and Gas Property from the determination of the Borrowing Base (and thereby reduce the Borrowing Base in an amount equal to the Borrowing Base Value of such Oil and Gas Property), if, within two (2) Business Days following such election, Borrower makes a single lump sum payment to Administrative Agent an amount sufficient to reduce the Revolving Credit Exposure to an amount not greater than the Line Cap.

Article 5

NEGATIVE COVENANTS

Until Payment in Full, Borrower unconditionally covenants and agrees with Administrative Agent and each Lender that Borrower shall not, nor shall it permit any Subsidiary or other Obligated Party to, directly or indirectly, without the prior written consent of Administrative Agent and, to the extent required hereby, the Lenders (and without limiting any requirement of any other Loan Documents):

5.01No Disposition. Cause or allow a Disposition to occur, other than:

(a)Dispositions of Hydrocarbons in the ordinary course of business;

(b)Dispositions of Oil and Gas Properties provided that (i) no Borrowing Base Deficiency or Default exists or would result therefrom, (ii)  consideration therefor shall be an amount equal to or greater than the fair market value of such assets (as reasonably determined by a Managerial Official of Borrower, and if requested by Administrative Agent, Borrower shall deliver a certificate of a Managerial Official of Borrower certifying to that effect), (iii) the aggregate Borrowing Base Value of all Oil and Gas Properties Disposed of between Borrowing Base redeterminations shall not exceed five percent (5.00%) of the Borrowing Base then in effect and (iv) Administrative Agent shall not be required to deliver any releases of Liens therefor unless and until it is reasonably satisfied that all conditions set forth in this clause (b) have been satisfied; and

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(c)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business.

5.02No Liens. Create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the creating or placing of, or allow to remain any Lien on any of its assets, other than Permitted Liens.

5.03Restricted Distributions. Declare or make any dividend, redemption, payment, or other distribution of assets to any holder of its Equity Interests, whether or not such distribution is (i) permitted under the terms of the relevant Person’s Organizational Documents (including repayment of any loans made to the relevant Person by any holder of any Equity Interest in such Person, return of capital contributions, distributions upon termination, liquidation, or dissolution of such Person or any development, property management, accounting, or other fees payable to any holder of any Equity Interest in such Person) or (ii) in the form of earnings, income, or other proceeds from the Collateral or any other property of the Obligated Parties, except that:

(a)Any Subsidiary of Epsilon USA may pay dividends and make distributions to Epsilon USA;

(b)Epsilon USA may pay dividends and make distributions to Epsilon Ltd.; and

(c)So long as no Event of Default or Borrowing Base Deficiency has occurred and is continuing at the time of such payment or would result therefrom, Epsilon Ltd. may:

(i)pay cash dividends and distributions to the holders of its shares of common stock in an amount not to exceed $9,000,000 in the aggregate in any calendar year, provided that (A) the Debt to EBITDAX Ratio calculated in accordance with Exhibit B for the most recently ended Test Period for which financial statements are available (in each case calculated on a pro forma basis after giving effect to such dividend payment and any Loans made in connection therewith) is less than (x) 2.25 to 1.00 for aggregate dividends and distributions during such year of up to $7,500,000, and (y) 1.75 to 1.00 for incremental distributions above the foregoing $7,500,000 threshold in such year (but not to exceed the $9,000,000 cumulative cap), and (B) after giving effect to such dividend payment and any Loan made in connection therewith, Availability is equal to or greater than ten percent (10%) of the Line Cap; and

(ii)pay up to an amount not to exceed $20,000,000 in the aggregate in any calendar year to buy back or redeem shares of its common stock, provided that (A) the Debt to EBITDAX Ratio calculated in accordance with Exhibit B for the most recently ended Test Period for which financial statements are available (in each case calculated on a pro forma basis after giving effect to such dividend payment and any Loans made in connection therewith) is less than 1.50 to 1.00, and (B) after giving effect to such dividend payment and any Loan made in connection therewith, Availability is equal to or greater than twenty-five percent (25%) of the Line Cap.

5.04Liquidations, Mergers, and Consolidations. Become a party to a merger, division, amalgamation or consolidation, purchase or otherwise acquire all or a substantial portion of the assets of any Person or any Equity Interests of any Person, dissolve, liquidate, terminate, or forfeit its right to do business, or cease operations.

5.05Change in Nature of Business. Make any material change in the nature of, or conduct any business other than, its business as carried on as of the Effective Date.

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5.06Change of Control. Permit a Change of Control.

5.07Indebtedness. Create, incur, assume, or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt of another, or otherwise) other than to Administrative Agent and the Lenders, except for:  (a) normal trade debts incurred in the ordinary course of business; (b) existing indebtedness disclosed to Administrative Agent in writing on Schedule 5.07; (c) leases of personal property which are not “finance leases” under GAAP (or which are finance leases but would have been characterized as operating leases in accordance with GAAP as it applied to private companies for fiscal years beginning prior to December 15, 2019) and for which the lessor’s remedy for a breach by the lessee thereunder is limited to recovery of the item leased; (d) net liabilities under Hedging Contracts permitted under the terms of the Loan Documents (valued at the termination value thereof, if ascertained under the terms of the relevant Hedging Contract, or otherwise valued at the termination value thereof estimated in good faith by the relevant counterparty to the Obligated Party); and (e) intercompany Debt between or among the Borrowers, provided that such Debt is subordinated in writing to the Obligations on terms not less favorable to Administrative Agent and the Lenders than those contained in the Initial Subordinated Note.

5.08Loans and Investments. Make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities, of any Person, except that Obligated Parties may make loans and cash contributions to and investments in wholly-owned Subsidiaries that are Guarantors.

5.09Arm’s Length Transactions. Enter into a transaction with any Affiliate, except in the ordinary course of business and upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm’s length with an unrelated third party.

5.10Subsidiaries. Form or acquire any subsidiary unless (i) such entity is a Subsidiary that is wholly-owned by one or more Obligated Parties and is formed and exists under the laws of a state within the United States, (ii) Borrower shall have notified Administrative Agent at the time of such formation or acquisition, and (iii) the relevant Obligated Party shall promptly (and in any event within thirty (30) days of formation or acquisition), cause such Person to (a) become a Guarantor by executing and delivering to Administrative Agent a counterpart of the Guaranty or such other document as Administrative Agent will deem appropriate for such purpose, (b) deliver to Administrative Agent an executed counterpart of the Security Instrument or such other documents as Administrative Agent will deem appropriate to pledge to Administrative Agent all of its property, and take all actions reasonably requested by Administrative Agent to grant to Administrative Agent a perfected first priority security interest in such property, (c) deliver to Administrative Agent favorable opinions of counsel to such Person (which will cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to herein), and (d) deliver to Administrative Agent such other documents, instruments and agreements as Administrative Agent reasonably requests. Additionally, if requested by Administrative Agent, Borrower shall execute and deliver, or cause such other Person to execute and deliver, to Administrative Agent all Security Instruments, stock certificates, stock powers and other agreements and instruments as may be requested by Administrative Agent to ensure that Administrative Agent has a perfected Lien on 100% of the Equity Interests of such Subsidiary.

5.11Prescribed Laws; Anti-Corruption Laws. Be or become, or permit any Constituent Party to be or become, at any time a Sanctioned Person or otherwise the subject of any law, regulation, or list of any Governmental Authority (including the U.S. Department of the Treasury’s Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons or the Canadian Sanctions List) that prohibits or limits Administrative Agent and/or any Lender from making any advance or extension of credit to any Obligated Party or any Constituent Party, or from otherwise conducting business with any Obligated

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Party or any Constituent Party, or fail to provide documentary or other evidence of any Obligated Party’s or any Constituent Party’s identity as may be requested by Administrative Agent at any time so as to enable Administrative Agent and each Lender to verify any Obligated Party’s or any Constituent Party’s identity or comply with any applicable law or regulation, including Prescribed Laws and Anti-Corruption Laws.

5.12ERISA.

(a)Engage in any transaction which would cause any obligation or action taken or to be taken under this Agreement or any of the other Loan Documents (or the exercise by Administrative Agent or any Lender of any of their rights under this Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower further covenants and agrees to deliver to Administrative Agent such certifications or other evidence from time to time throughout the term of the Loan, as requested by Administrative Agent, in Administrative Agent’s sole and absolute discretion, that:  (a) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (b) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (c) one or more of the following circumstances is true:  (i) equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. § 2510.3-101(b)(2); (ii) less than 25% of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or (iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c), or as an investment company registered under the Investment Company Act of 1940.

(b)Maintain, contribute to, or incur any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan.

5.13Use of Proceeds. Borrower shall not, and shall not cause or permit any other Obligated Party to, use proceeds of any Loan for any purpose other than (a) the acquisition of Peak Exploration & Production, LLC, Peak BLM Lease LLC and certain Affiliates thereof (the “Peak Acquisition”), (b) repayment of debt in connection with the Peak Acquisition, (c) the acquisition and development of the Oil and Gas Properties of the Obligated Parties, (d) to pay fees and expenses incurred by the Obligated Parties in connection with the negotiation and consummation of the transactions contemplated by this Agreement and (e) for working capital purposes in the ordinary course of business.

5.14Amendments of Certain Documents. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify any of the terms or provisions of, or waive any of its rights under, their respective Organizational Documents in a manner adverse to the interest of the Lenders, without the prior written consent of Administrative Agent.

5.15Hedging.

(a)Hedging Contracts. Notwithstanding anything herein to the contrary, no Obligated Party will enter into any Hedging Contract for speculative purposes. No Obligated Party will be a party to or in any manner be liable on any Commodity Hedging Contract, except:

(i)Commodities. Commodity Hedging Contracts (excluding Floor Contracts covered by the following subsection (ii)) with an Approved Counterparty in respect of any Hydrocarbon Type with notional volumes that, when aggregated with other Commodity Hedging Contracts then in effect for that Hydrocarbon Type, do not cause all such Commodity Hedging

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Contracts to exceed, as of the date such Commodity Hedging Contract is entered into, for any full calendar month during the forthcoming thirty-six (36) full calendar months following such date, eighty percent (80%) of the Projected Production for that month for that Hydrocarbon Type; provided, however, that (x) such Commodity Hedging Contracts shall not, in any case, have a tenor longer than thirty-six (36) consecutive calendar months, beginning with the first full calendar month following the date in question, (y) no such Commodity Hedging Contract shall constitute a three-way collar involving the sale of any Floor Contract, and (z) such Commodity Hedging Contracts shall be unsecured except as expressly permitted by the Loan Documents. It is understood that Commodity Hedging Contracts which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof (such as, for example, basis risk and price risk), shall not be aggregated together when calculating the limitations on notional volumes contained in this Section 5.15(a)(i)).

(ii)Floor Contracts.  Floor Contracts (whether as stand-alone put option or as the floor of a costless collar) with an Approved Counterparty in respect of any Hydrocarbon Type with notional volumes that, when aggregated with other Floor Contracts and other Commodity Hedging Contracts then in effect for that Hydrocarbon Type, do not cause the aggregate notional volumes of all such Commodity Hedging Contracts then in effect to exceed, as of the date such Floor Contract is entered into, for any full calendar month during the forthcoming forty-eight (48) full calendar months following such date, one hundred percent (100%) of the Projected Production for that month for that Hydrocarbon Type; provided, however, that such Floor Contracts shall not, in any case, have a tenor longer than forty-eight (48) consecutive calendar months, beginning with the first full calendar month following the date in question.

(b)Hedging In Excess of Actual Production. If, after the end of any Fiscal Quarter, the aggregate notional volumes of any Hydrocarbon Type under the Commodity Hedging Contracts (other than Floor Contracts) of the Obligated Parties from time to time in effect during such Fiscal Quarter exceeded one hundred percent (100%) of the aggregate actual volumes of production of that Hydrocarbon Type as of the last day of such Fiscal Quarter, then the Borrower shall (i) promptly notify the Administrative Agent thereof and (ii) if requested by the Administrative Agent or the Required Lenders, within thirty (30) days after any such request, terminate, create off-setting positions, or otherwise unwind or monetize any such Commodity Hedging Contracts such that, at such time, future notional volumes of that Hydrocarbon Type under such Commodity Hedging Contracts will not exceed one hundred percent (100%) of the Projected Production of that Hydrocarbon Type for the then-current and any succeeding Fiscal Quarters. To the extent that such terminated, off-set, or otherwise unwound or monetized Commodity Hedging Contracts (or the terminated, off-set, or otherwise unwound or monetized portions thereof) have Borrowing Base Value at such time, such terminations, off-sets, unwinds, or monetizations shall be considered Borrowing Base Hedging Contract Liquidations for the purposes of Section 2.16(e).

5.16Gas Balancing Agreements and Advance Payment Contracts. Directly or indirectly incur, become or remain liable for (a) any Material Gas Imbalance, or (b) Advance Payments under Advance Payment Contracts which are to be satisfied by delivery of production in excess of $500,000 in the aggregate.

5.17Certain Accounts Payable. The Obligated Parties shall pay and discharge, or cause to be paid and discharged, all accounts payable and other obligations incurred in connection with any well whose reserves or projected cash flow are included in any Reserve Report, before the same shall become delinquent or in default, except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

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Article 6

EVENTS OF DEFAULT

6.01Events of Default. The term “Event of Default” shall include the occurrence of any one or more of the following events (whether such occurrence shall be voluntary or involuntary or be effected or comes about by any Governmental/Other Requirement or otherwise):

(a)Borrower fails to pay (i) any principal of the Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment, or otherwise; (ii) any interest on the Loan when due, or (iii) any fee or other amount payable under this Agreement or under any other Loan Document when due, and in any of the foregoing cases, such failure is not cured within five (5) days;

(b)any representation, warranty, certification, or other statement of fact made or deemed made by or on behalf of any Obligated Party or any other Person (other than Administrative Agent or any Lender) in this Agreement or in any other Loan Document, or in any amendment, modification, or waiver of this Agreement or any other Loan Document, or in any certificate, document, report, financial statement, or other document furnished by or on behalf of any Obligated Party or any other Person under or in connection with this Agreement or any other Loan Document, proves to have been false or misleading in any material respect on or as of the date made or deemed made;

(c)any Obligated Party fails to perform or observe any covenant, term, condition, or agreement contained in Sections 4.02, 4.04 (but solely as to the continued existence of each of the Obligated Parties), 4.06, 4.07, 4.08, 4.14, 4.21(c) or Article 5 or fails to cure a Borrowing Base Deficiency with the relevant grace period under Section 2.16(d);

(d)any Obligated Party fails to perform or observe any other covenant, term, condition, or agreement contained in this Agreement or in any other Loan Document (other than as provided in this Section 6.01) and, to the extent that such failure is capable of being cured, such failure continues without cure for thirty (30) days;

(e)a default or event of default or termination event shall occur under any Hedging Contract to which any Obligated Party is a party and continue unremedied beyond any applicable grace or cure period provided in such Hedging Contract;

(f)if any Obligated Party: (i) becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, or admits in writing its inability to or is unable to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee, or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by such Obligated Party or in a proceeding brought against such Obligated Party, and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date of such appointment or possession (as applicable), or such Obligated Party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under any Debtor Relief Laws or files notice of its intention to do so, an involuntary petition for relief is filed against such Obligated Party under any Debtor Relief Laws, an order for relief naming such Obligated Party is entered under any Debtor Relief Laws, or any composition, rearrangement, extension, reorganization, or other relief of debtors now or hereafter existing is requested or consented to by such Obligated Party; (v) fails to have discharged within a period of sixty (60) days any attachment, sequestration, or similar writ levied upon any property of such Obligated Party, including the Collateral or any part of the

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Collateral; or (vi) fails to pay within sixty (60) days any money judgment or decree rendered against such Obligated Party, provided such judgment or decree has not been vacated, discharged, stayed, or bonded pending appeal within sixty (60) days from the entry of such judgment or decree;

(g)a levy against the Collateral or any part of the Collateral or against any material part of any Obligated Party’s other property, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding, which is not permanently dismissed or discharged within sixty (60) days after such levy or proceeding;

(h)abandonment of any material part of the Collateral;

(i)if any Obligated Party is an individual, the death, disability, or incapacity of such Obligated Party;

(j)the filing by any Obligated Party of a petition, complaint, answer, or other instrument which seeks to effect a suspension of, or which has the effect of suspending, any of the rights or powers of Administrative Agent or any Lender (or any beneficiary or trustee, as applicable, named in any Security Instrument) granted in this Agreement or in any other Loan Document;

(k)an inability of Borrower to satisfy any condition specified as precedent to the obligation of the Lenders to make an Advance after an Application for Advance has been submitted by Borrower to Administrative Agent and such inability continues for a period of thirty (30) days after the Application for Advance has been submitted;

(l)any Obligated Party shall have: (i) concealed, removed, or permitted to be concealed or removed any part of its property with the intent to hinder, delay, or defraud any of its creditors; (ii) made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law; or (iii) suffered or permitted while insolvent (under any applicable definition of the term “insolvent”) any creditor to obtain a Lien upon any of such Obligated Party’s, as applicable, property through legal proceedings or distraint and which Lien is not permanently vacated within thirty (30) days from the date of such Lien;

(m)any Obligated Party (i) fails to pay when due any Debt (other than to Administrative Agent or any Lender) in an aggregate amount exceeding $500,000, or (ii) any such Debt in an aggregate amount exceeding $500,000 is declared due and payable before its stated maturity as a result of a default or event of default (other than as a result of a voluntary sale or transfer of the related property or assets);

(n)the occurrence of a Material Adverse Change;

(o)the occurrence of any other event or circumstance which is expressly identified in any other Loan Document as constituting an “Event of Default”;

(p)any or all of the Loan Documents are determined to be invalid, unenforceable, and/or not binding on any Obligated Party, or any Obligated Party denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate, or rescind any Loan Document or any provision of any Loan Document; or

(q)the occurrence of an ERISA Event or any failure by any Obligated Party or any Subsidiary thereof to perform its obligations under a Canadian Pension Plan.

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Nothing in this Agreement shall be construed to limit defaults or events of default enumerated in any of the other Loan Documents, and all such defaults or events of default shall be cumulative.

Article 7

RIGHTS AND REMEDIES

7.01Certain Remedies. Upon the occurrence and continuation of an Event of Default, or if Administrative Agent has accelerated or demanded payment of the Loan pursuant to any of the Loan Documents, Administrative Agent may, at its election, and at the request of the Required Lenders shall, do any one or more of the following:

(a)declare all or any part of the Obligations arising under the Loan Documents immediately due and payable, whereupon it shall be due and payable without notice of any kind, including notice of intention to accelerate, all of which are waived by Borrower (provided that for avoidance of doubt, Obligations arising under any Hedging Contract or Bank Product Agreement shall only be terminated and accelerated pursuant to the terms of the relevant Hedging Contract or Bank Product Agreement);

(b)terminate the Lenders’ Commitments to lend under this Agreement and cease further Advances;

(c)reduce any claim to judgment; and/or

(d)exercise any and all Rights afforded by any of the Loan Documents, or by law or equity or otherwise, as Administrative Agent shall deem appropriate.

7.02Application of Funds. Upon the exercise of any remedies provided for in Section 7.01 (or after all or any part of the Obligations have become immediately due and payable as set forth in Section 7.01), any amounts received on account of the Obligations shall be applied in the following order:

(a)first, to the payment of that part of the Obligations constituting fees, indemnities, expenses, and other amounts (including fees, charges, and disbursements of counsel to Administrative Agent and the Lenders) owed by Borrower pursuant to Section 4.12 or owed to Administrative Agent, any Lender or any Affiliate of Administrative Agent or any Lender in connection with any Hedging Contract or Bank Product Agreement, ratably among them in proportion to the respective amounts described in this clause (a) payable to them;

(b)second, to the payment of that part of the Obligations constituting accrued but unpaid interest under the Notes, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c)third, to the payment of that part of the Obligations constituting (i) the unpaid principal of the Notes, (ii) the unpaid amount of any net obligations of any Obligated Party then due and payable to Administrative Agent or any Lender in respect of Hedging Contracts and (iii) the unpaid obligations then due and payable to Administrative Agent or any Lender in respect of Bank Products, ratably among the Administrative Agent and the Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d)fourth, to Administrative Agent to Cash Collateralize any L/C Obligations to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.10(i) or Section 2.14; and

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(e)last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower (or the relevant other Obligated Party) or as otherwise required by applicable law.

Notwithstanding the foregoing provisions of this Section 7.02, or anything to the contrary contained in this Agreement or in any other Loan Document, no amount received from any Obligated Party shall be applied to any Excluded Swap Obligation of such party, but appropriate adjustments shall be made with respect to all other payments received from any Obligated Party to preserve the allocation to Obligations otherwise set forth above.

7.03Performance by Administrative Agent or any Lender. Should any covenant, duty, or agreement of Borrower fail to be performed in accordance with the terms of the Loan Documents, Administrative Agent or any Lender may, at its option, perform, or attempt to perform, such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall pay to Administrative Agent or such Lender, as applicable, on demand any amount paid or incurred by them in such performance or attempted performance, together with interest thereon at the Default Rate from the date when paid or incurred by Administrative Agent or such Lender until paid. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes and nor shall Administrative Agent or any Lender have any liability or responsibility for the performance of any duties of Borrower under this Agreement. Without limiting the generality of the foregoing, upon the occurrence and continuation of a Default or Event of Default, Administrative Agent may (but shall have no obligation), in addition to any other Right of Administrative Agent or any Lender, in its own name or in the name of Borrower, take possession of the Collateral and employ other safeguards to protect the Collateral. Borrower appoints Administrative Agent as the agent of Borrower with full power of substitution, and in the name of Borrower if Administrative Agent elects to do so, upon the occurrence and continuation of a Default or Event of Default, to:  (a) use such sums as are necessary, including any proceeds of the Loan; (b) endorse the name of Borrower on any checks or drafts representing proceeds of the insurance policies required under this Agreement, or other checks or instruments payable to Borrower with respect to the Collateral; and (c) prosecute or defend any action or proceeding incident to the Collateral. The aforementioned power of substitution is a power coupled with an interest and is irrevocable. Administrative Agent shall have no obligation to undertake any of the foregoing actions, and if Administrative Agent should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent. No such payment or performance by Administrative Agent shall constitute a waiver of any such Default or Event of Default.

7.04Neither Administrative Agent Nor Lenders in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender the right or power to exercise control over the affairs and/or management of Borrower, the power of Administrative Agent and the Lenders being limited to the rights to exercise the remedies referred to in the other Sections of this Article; provided, that if Administrative Agent (for and on behalf of the Lenders) or the Lenders becomes the owner of any equity or partnership interest of any entity, whether through foreclosure or otherwise, Administrative Agent or the Lenders, as applicable, shall be entitled to exercise such legal rights as it or they may have by being an owner of such entity.

7.05Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment on the Obligations shall not be deemed to be a waiver of any then-existing Default or Event of Default. No waiver by Administrative Agent or the Lenders of any Default or Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Default or Event of Default. No waiver by Administrative Agent or any Lender of any of its Rights under this Agreement, in the other Loan Documents, or otherwise shall be considered a waiver of any other or subsequent Right of Administrative Agent or such Lender, as applicable. No course of dealing and no delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Documents or otherwise shall

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impair such Right or be construed as a waiver of such Right or any acquiescence, nor shall any single or partial exercise of any such Right exhaust the same or preclude other or further exercise of such Right or the exercise of any other Right under the Loan Documents or otherwise.

7.06Cumulative Rights and Election of Remedies. All Rights available to Administrative Agent and the Lenders under the Loan Documents shall be cumulative of, and in addition to, all other Rights of Administrative Agent and the Lenders at law, in equity, or otherwise, whether or not the Obligations are due and payable and whether or not Administrative Agent or the Lenders shall have instituted any lawsuit or proceeding for collection, foreclosure, or other action in connection with the Loan Documents. All such Rights may be pursued separately, successively, or concurrently against any Obligated Party, or any property (real or personal) covered under the Loan Documents, in Administrative Agent’s sole and absolute discretion.

7.07Funds of Lender. Any funds of Administrative Agent and/or the Lenders used for any purpose referred to in this Article shall constitute Advances secured by the Loan Documents and shall bear interest at the Default Rate.

7.08Offset. Without limitation of the foregoing, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective branches and Affiliates is hereby authorized at any time and from time to time, without notice to any Person (and Borrower and, by their execution of a Guaranty, each Guarantor expressly waives any such notice), to the fullest extent permitted by applicable law, to set off and apply any and all monies, deposits (general or special, time or demand, provisional or final, in whatever currency), securities, and other properties of Borrower or such Guarantor now or in the future in Lender’s possession, custody, or control, or on deposit with or otherwise owed by such Lender or any such branch or Affiliate, to or for the credit or the account of the Borrower or Guarantor, against any and all of the obligations of the Obligated Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective branches or Affiliates, irrespective of whether or not such Lender branch or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Obligated Parties may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective branches and Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective branches and Affiliates may have under this Agreement or any other Loan Document or under applicable law. Each Lender agrees to notify the Borrower (or if applicable, relevant Guarantor) and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application or impose any liability whatsoever on such Lender. In furtherance of the foregoing, as additional security for the payment and performance by Borrower of all duties, responsibilities, and obligations under this Agreement and the other Loan Documents, Borrower (and, by its execution of a Guaranty, each Guarantor) unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over, and confirms unto, and grants to, Administrative Agent and each Lender a security interest in all sums on deposit or due for deposit with Administrative Agent or such Lender or their respective branches or Affiliates under any of the Loan Documents now or hereafter executed by Borrower or any Guarantor for the benefit of Administrative Agent and/or the Lenders including:  (a) the accounts into which any reserves have been deposited; (b) all insurance on said accounts; (c) all accounts, contract

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rights, and general intangibles, or other related rights and interests; (d) all replacements, substitutions, or proceeds of any of the foregoing; (e) all instruments and documents now or hereafter evidencing any reserves; and (f) all powers, options, rights, privileges, and immunities pertaining to any reserves (including the right to make withdrawals therefrom).

7.09Appraisals. If, as a result of the occurrence of a Material Adverse Change, any appraisal of the Collateral or any part of the Collateral is required or desired by Administrative Agent, the Federal Reserve, the Texas Department of Banking, or any other governmental entity or quasi-governmental entity which has the authority and power to regulate the business and other activities of Administrative Agent or any Lender (“Regulatory Authority”), Borrower shall, within sixty (60) days following a request therefor by Administrative Agent, furnish to Administrative Agent (at Borrower’s sole cost and expense) an appraisal in form, substance, and by an appraising firm acceptable to Administrative Agent and, if applicable, the Regulatory Authority requiring such appraisal pursuant to this Section 7.09; provided, that Borrower shall not be required to furnish more than two (2) such appraisals in any calendar year. In the event Borrower should fail to timely provide an acceptable appraisal of the Collateral pursuant to this Section, then, and in such event, Administrative Agent shall be entitled to obtain its own appraisal of the Collateral at Borrower’s sole cost and expense. Administrative Agent shall further be entitled, at any time, to obtain an appraisal on its own, and at the expense of the Lenders, and any such appraisal obtained by Administrative Agent may be utilized by Administrative Agent and the Lenders (even in lieu of other available appraisals) to undertake any loan-to-value or borrowing base calculations, as applicable, contemplated or described in the Loan Documents.

7.10Multiple Borrowers. It is specifically agreed that Administrative Agent may (but is not required to) enforce the provisions hereof and of the other Loan Documents with respect to one Borrower without seeking to enforce the same as to both Borrowers. No enforcement action by Administrative Agent against a single Borrower shall thereafter limit, restrict or otherwise adversely affect Administrative Agent’s right to thereafter pursue the other Borrower, and Administrative Agent may pursue remedies against either or both Borrowers in such order as Administrative Agent may determine in its sole discretion. Each Borrower hereby waives any requirement of joinder of the other Borrower in any suit or proceeding to enforce the provisions of this Agreement or any other Loan Document.

7.11Waiver of Immunity. To the extent that Epsilon Ltd. has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, Epsilon Ltd. hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Epsilon Ltd. hereby agrees that the waivers set forth in this paragraph are effective to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

Article 8

AGENCY

8.01Appointment and Authority. Each of the Lenders hereby irrevocably appoints Frost Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers

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as are reasonably incidental thereto. Except as otherwise provided in Section 8.06(b), the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Governmental/Other Requirements. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

8.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its branches and Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

8.03Exculpatory Provisions.

(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Governmental/Other Requirements, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligated Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its branches or Affiliates in any capacity.

(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.01 and 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction

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by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)Each Lender and Participant is responsible for assuring its own compliance with any applicable Flood Insurance Regulations, and Administrative Agent shall have no responsibility therefor.

8.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Revolving Credit Commitment and all Revolving Credit Loans thereunder as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

8.06Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in Texas, or an Affiliate of any such bank with an office in Texas. If no such

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successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Governmental/Other Requirements, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Sections 4.12, 4.19 and 8.12 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)Notwithstanding the foregoing, the Person that acts as Administrative Agent may not be removed and replaced pursuant to Section 8.06(b) at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Person (which may include the replacement and return/cancellation of such Letter(s) of Credit, the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Person or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Person) have been made with respect to such outstanding Letter(s) of Credit (such arrangements as are satisfactory to the issuer of such Letter(s) of Credit are referred to herein as “L/C Fronting Mitigation Arrangements”). Contemporaneously with, or promptly following the acceptance of a successor’s appointment as Administrative Agent hereunder, L/C Fronting Mitigation Arrangements shall be implemented with respect to any Letter(s) of Credit then outstanding. If as of the Resignation Effective Date or the Removal Effective Date (as applicable) L/C Fronting Mitigation Arrangements satisfactory to

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such resigning or removed Administrative Agent are not in place, (i) such Person shall continue to have all rights, benefits and protections afforded to it hereunder as the issuer of the Letter(s) of Credit, including all rights, benefits and protections pursuant to Sections 2.10, 2.14 and 2.15 and (ii) within one (1) Business Day following the written request of such resigning or removed Administrative Agent, the Borrower shall Cash Collateralize the Fronting Exposure with respect to such Letter(s) of Credit (determined after giving effect to any Cash Collateral provided by any Defaulting Lender) in an amount not less than the Minimum Collateral Amount (as determined by the resigning or removed Administrative Agent in its sole discretion). To the extent all such Letter(s) of Credit have been replaced and returned to the retiring or removed Administrative Agent, if it is then holding cash, deposit account balances or other credit support as collateral for Cash Collateralized Letters of Credit, the retiring or removed Administrative Agent shall promptly cause such collateral to be transferred to the successor Administrative Agent or, if no successor Administrative Agent has been appointed and accepted such appointment, to the Lenders ratably according to the outstanding amount of Cash Collateralized Letters of Credit issued by them, in each case to be held as collateral for such Cash Collateralized Letters of Credit in accordance with this Agreement.

8.07Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that Administrative Agent has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Obligated Parties, their Subsidiaries or any Affiliate thereof, shall be deemed to constitute any representation or any warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in their (or their Related Parties’) possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other Governmental/Other Requirements relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.

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8.08No Other Duties. Anything herein to the contrary notwithstanding, none of the arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

8.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 4.12 and 4.19) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.12 and 4.19.

8.10Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA

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and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

8.11Erroneous Payments.

(a)If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which

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such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.11(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided, that this Section 8.11 shall not be interpreted to increase (or accelerate the due

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date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.

(e)To the extent permitted by Governmental/Other Requirements, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

8.12Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay (a) any costs or expenses of the Administrative Agent owing by Borrower under this Agreement or any other Loan Document or (b) any amount owing by Borrower to Administrative Agent pursuant to any indemnity or hold harmless in this Agreement or any other Loan Document, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. The obligations of the Lenders under this Section 8.12 are subject to the provisions of Section 2.02(g). All amounts due under this Section 8.12 shall be payable not later than ten (10) days after demand therefor. Each Lender’s obligations under this Section 8.12 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

8.13Collateral and Guaranty Matters. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion:

(a)to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (A) upon Payment in Full, (B) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing by the Required Lenders under Section 9.02(b);

(b)to subordinate any Lien on any Property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 5.02; and

(c)to release any Guarantor from its obligations under its Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

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Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property or to release any Guarantor from its obligations under its Guaranty pursuant to this Section 8.13.

Article 9

GENERAL TERMS AND CONDITIONS

9.01Notices. All notices, demands, requests, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to be given and delivered when received, or if earlier, and regardless of whether or not actually received (except where actual receipt is required), upon (a) personal delivery by courier, (b) delivery via a nationally recognized courier (e.g., Federal Express or UPS) on the date such courier’s records reflect delivery confirmation, or (c) upon deposit in a regularly-maintained receptacle for the United States Postal Service mail, registered or certified, postage fully prepaid, return receipt requested, and in each such case addressed to a Party at its address specified on its signature page hereto or at such other address as such Party may have specified theretofore by notice delivered in accordance with this Section and actually received by the other Party. To the extent actual receipt is required, rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was received shall be deemed to be receipt of the notice, demand, request, or other communication.

9.02Waivers; Amendments.

(a)No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Administrative Agent or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of all the Lenders; provided, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with this Agreement and the other Loan Documents (subject to the terms of Section 2.11) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights and remedies hereunder and under the other Loan Documents otherwise provided to the Administrative Agent and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

(b)Amendments, Etc. Except as otherwise expressly set forth in this Agreement (including implementation of any Benchmark Replacement and any Benchmark Replacement

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Conforming Changes), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing executed by the Borrower and the Required Lenders, and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall:

(i)extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent to any Advance or the waiver of any Default or Event of Default shall not constitute an extension or increase of any Commitment of any Lender);

(ii)reduce the principal of, or rate of interest specified herein on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided, that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);

(iii)postpone any date scheduled for any payment of principal of, or interest on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;

(iv)change Section 2.11 in a manner that would alter the pro rata sharing of payments required thereby or change Section 7.02, in each case, without the written consent of each Lender directly and adversely affected thereby;

(v)waive any condition set forth in Section 2.04 without the written consent of the Required Lenders;

(vi)change Section 2.10 in a manner that would permit the expiration date of any Letter of Credit to occur after the Revolving Credit Commitment Termination Date without the written consent of each Lender; or

(vii)change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided, further, that (i) no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of the Administrative Agent, unless in writing executed by the Administrative Agent, in addition to the Borrower and the Lenders required above, (ii) no future amendment, waiver or consent shall require the approval of Frost Bank in its capacity as Existing Agent and Lender, which is executing this Agreement solely for the limited purposes set forth in Section 9.22 and Section 9.23, and (iii) the Lenders may from time to time release or waive in writing one Borrower from some or all of its obligations under the Loan Documents, either in a particular instance or on a permanent basis, and no such release or

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waiver shall have any impact on the obligations of the other Borrower unless and only to the extent that such other Borrower is also expressly covered by such release or waiver.

Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.

9.03Reliance; Invalid Provisions. Administrative Agent and each Lender is relying and is entitled to rely upon each and all of the provisions of this Agreement. If any one or more of the provisions of this Agreement, or the applicability of any such provision(s) to a specific situation, shall be held invalid or unenforceable, such provision(s) shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision(s) shall not be affected thereby. Any finding of invalidity or unenforceability of any provision of this Agreement as against one Borrower shall not affect the validity or enforceability thereof against the other Borrower.

9.04Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any other attempted assignment or transfer by any party hereto shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that any such assignment shall be subject to the following conditions:

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(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or the Loans at the time owing to it or contemporaneous assignments to or by related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Revolving Credit Commitment and all Revolving Credit Loans thereunder; and

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting

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Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit, as applicable,  in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Governmental/Other Requirements without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.08, 2.12, 4.12 and 4.19 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in San Antonio, Texas a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

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The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible with respect to any payments made or to be made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.02(b)(i) through (vi) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08 and 2.12 (subject to the requirements and limitations therein, including the requirements under Section 2.12(g) (it being understood that the documentation required under Section 2.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant (A) agrees to be subject to the provisions of Section 2.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.08 or 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.13(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.08 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

9.05Loan Documents. All documents, certificates, insurance policies, and other items required under this Agreement to be executed or delivered to Administrative Agent must be in form, scope, and substance satisfactory to Administrative Agent. All documents evidencing, guaranteeing, securing, or pertaining to the Loan shall be prepared by counsel selected by Administrative Agent.

9.06Maximum Lawful Rate. The Parties intend to conform strictly to all applicable usury laws. In no event, whether by reason of demand for payment or acceleration of the maturity of the Obligations or otherwise, shall the interest contracted for, charged, or received by any Lender under this Agreement, under the other Loan Documents, or otherwise exceed the Maximum Lawful Rate. If, from any circumstance whatsoever, interest would otherwise be payable to any Lender in excess of the Maximum Lawful Rate, the interest payable to such Lender shall be reduced automatically to the Maximum Lawful Rate. If any Lender shall ever receive anything of value deemed interest under applicable law which would, apart from this provision, be in excess of the Maximum Lawful Rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on the Obligations in the inverse order of its maturity and not to the payment of interest, or if such amount of interest which would have been in excess of the Maximum Lawful Rate exceeds the unpaid principal balance of the Obligations, such excess amount shall be refunded to Borrower. All interest paid or agreed to be paid to each Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Obligations so that the amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts and revolving triparty accounts) apply to the Notes and/or any of the Obligations. The provisions of this Section shall control all existing and future agreements between the Parties. Borrower hereby agrees that as a condition precedent to any claim or counterclaim seeking usury penalties against Administrative Agent or any Lender, Borrower will provide written notice to Administrative Agent and each Lender, notifying Administrative Agent and each Lender in reasonable detail of the nature and amount of the violation, and Administrative Agent and each Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the principal amount owing on the Obligations.

9.07Disclosure to Assignees. Administrative Agent and each Lender, in connection with any assignment or participation or proposed assignment or participation of the Loan as described above, may disclose to the assignee or participant (or proposed assignee or participant) any information relating to any Obligated Party or Subsidiary furnished to Administrative Agent or such Lender in the course of the transactions described in this Agreement. Borrower shall be responsible for the accuracy and completeness of any materials furnished by Administrative Agent or any Lender to any actual or prospective assignee or participant the same as if such assignee or participant were an original “Lender” under this Agreement.

9.08No Third-Party Beneficiary. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement. Neither Administrative Agent nor any Lender shall be liable for the manner in which any Advance under this Agreement may be applied by Borrower. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the Parties, before or after signing the Loan Documents, this Agreement shall not be construed as creating any

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rights, claims, or causes of action against Administrative Agent or any Lender, or any of their officers, directors, agents, representatives, or employees, in favor of any other Person other than Borrower.

9.09Consent or Approval. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent, or the exercise of the discretion of Administrative Agent or any Lender is required, the granting or denial of such approval or consent and the exercise of such discretion shall be (a) within Administrative Agent’s or such Lender’s sole and absolute discretion, as applicable, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Administrative Agent or such Lender, as applicable. Each provision for approval, consent, inspection, review, or verification by Administrative Agent or any Lender is for Administrative Agent’s or such Lender’s own purposes and benefit only.

9.10Publicity. All news releases, publicity, or advertising by the Obligated Parties or their Affiliates through any media which refers to the Loan, the Loan Documents (or the financing evidenced by the Loan Documents), or Administrative Agent or any Lender (or any of Administrative Agent’s or any Lender’s Affiliates) shall be subject to the prior written approval of Administrative Agent. Borrower authorizes Administrative Agent and each Lender to issue press releases, advertisements, and other promotional materials in connection with Administrative Agent’s and such Lender’s own promotional and marketing activities, and such materials may describe the Loan in general terms or in detail and Administrative Agent’s and such Lender’s participation in the Loan.

9.11GOVERNING LAW; VENUE; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)IT IS ACKNOWLEDGED AND AGREED THAT THE NEGOTIATIONS WITH RESPECT TO THE LOAN DOCUMENTS AND THE TRANSACTION EVIDENCED BY THIS AGREEMENT WERE UNDERTAKEN IN THE STATE OF TEXAS. IT IS THE INTENTION OF THE PARTIES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CHOICE OF LAWS OR CONFLICT OF LAWS PRINCIPLES) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS; PROVIDED, HOWEVER, IT IS ACKNOWLEDGED THAT SOLELY WITH RESPECT TO REMEDIAL MEASURES UNDER THE MORTGAGES OR OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY WHICH MUST NECESSARILY BE GOVERNED BY THE LAWS OF THE STATE OR PROVINCE WHERE THE LAND AND IMPROVEMENTS ARE LOCATED, THE APPLICABLE STATE OR PROVINCIAL LAWS WHERE SUCH LAND AND IMPROVEMENTS ARE LOCATED SHALL GOVERN SOLELY WITH RESPECT TO SUCH REMEDIAL MATTERS. IT IS FURTHER AGREED THAT APPROPRIATE VENUE IN ANY DISPUTE OCCURRING WITH RESPECT TO THE LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN), WHETHER IN FEDERAL OR STATE COURT, SHALL BE IN BEXAR COUNTY, TEXAS, AND BORROWER (A) WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUIT, ACTION, OR PROCEEDING WITH RESPECT TO SUCH DISPUTE AND (B) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION, OR PROCEEDING. NOTHING CONTAINED IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO COMMENCE LEGAL PROCEEDINGS OR

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OTHERWISE PROCEED AGAINST ANY OBLIGATED PARTY IN ANY OTHER JURISDICTION AS PERMITTED BY APPLICABLE LAW.

(b)WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BORROWER AND, BY ITS EXECUTION AND DELIVERY OF A GUARANTY, EACH GUARANTOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, CITATION, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS FOR NOTICES DESCRIBED HEREIN OR IN THE PERSON’S GUARANTY, AS APPLICABLE. EACH SUCH PERSON CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(c)In addition to and without limitation of the foregoing, Epsilon Ltd. hereby agrees that service of process on it may (but is not required to be) alternatively be made to Epsilon Energy USA Inc., 500 Dallas Street, Suite 1250, Houston, TX 77002 (or such alternate address as Epsilon USA may from time to time designate in accordance with Section 9.01), and Epsilon Ltd. hereby irrevocably designates and appoints Epsilon USA as Epsilon Ltd.’s authorized agent to accept and acknowledge on Epsilon Ltd.’s behalf service of process in any legal action or proceeding with respect to this Agreement or any other Loan Document brought in any federal or state court located in the United States, and such service shall be deemed complete whether or not forwarded to or received by Epsilon Ltd. Epsilon Ltd. agrees that service of process in respect of it upon such agent, together with written notice of such service sent to it in the manner provided for notices in this Agreement, shall be deemed to be effective service of process upon it.

9.12Loan Agreement Governs. In the event of any conflict between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall govern. All of the Loan Documents are by this reference incorporated into this Agreement.

9.13USA PATRIOT Act Notice. Pursuant to the requirements of various Prescribed Laws, including the Patriot Act and the Canadian AML Acts, Administrative Agent and each Lender may be required to obtain, verify, and record information that identifies any Obligated Party, certain Constituent Parties, and any Affiliates of any of the foregoing parties, which information may include the name and address of such parties and other information that will enable Administrative Agent and such Lender to identify such parties in accordance with Prescribed Laws, including the Patriot Act and the Canadian AML Acts.

9.14Time of Essence. Time shall be of the essence with respect to this Agreement and the other Loan Documents.

9.15Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by a specific covenant, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

9.16Attorneys’ Fees and Costs. In the event of any dispute between the Parties arising out of or related to this Agreement or any of the other Loan Documents, the prevailing Party shall be entitled to recover all of its reasonable attorneys’ fees and costs, in addition to all other sums to which it may be entitled under the Loan Documents and/or applicable law.

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9.17Electronic Signatures; Counterparts; Facsimile Documents and Signatures; Imaging of Documents. This document and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this document (each a “Communication”), including Communications required to be in writing, may, if agreed by Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or PDF. The parties agree that any Electronic Signature (including, without limitation, facsimile or PDF) on or associated with any Communication shall be valid and binding to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute a legal, valid and binding obligation enforceable in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this provision may include use or acceptance by Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. In connection with Administrative Agent’s and each Lender’s document retention policy, Administrative Agent and each Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of Administrative Agent’s or such Lender’s business, as applicable, and destroy the original paper document. Each party waives any right that it may have to claim that the Electronic Copy of any Communication is not an original. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity, enforceability and admissibility in evidence as an original paper record and original signature. Notwithstanding anything contained herein to the contrary, neither Administrative Agent nor any Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent or such Lender pursuant to procedures approved by it; provided, that without limiting the foregoing, (a) to the extent Administrative Agent or any Lender has agreed to accept such Electronic Signature, Administrative Agent or such Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any party without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the request of Administrative Agent or its counsel (which for purposes of this Section 9.17 may be given via email to a Managerial Official of the Borrower), any Communication executed using an Electronic Signature (including, without limitation, facsimile or PDF) shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by the Texas Uniform Electronic Transactions Act, Chapter 322 of the Texas Business and Commerce Code, as may be amended from time to time.

9.18Continuation and Survival. All covenants, agreements, representations, and warranties made in or pursuant to this Agreement shall be deemed continuing and made at and as of the Effective Date and at and as of all times thereafter. All statements contained in any certificate, financial statement, legal opinion, or other instrument delivered by or on behalf of any Obligated Party pursuant to or in connection with any of the Loan Documents shall constitute additional representations and warranties made under this Agreement. All covenants, agreements, representations, and warranties made in or pursuant to this Agreement shall survive until payment in full of all sums owing and performance of all other obligations under this Agreement by Borrower to Administrative Agent and the Lenders and shall not be waived by the execution and delivery of this Agreement, any Advance made, any investigation by Administrative Agent or any Lender, or any other event except a specific written waiver by Administrative Agent or the Lenders, as required pursuant to the requirements of this Agreement.

9.19Arbitration.

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(a)Upon written notice from Administrative Agent or Borrower to the other, any controversy or claim (“Dispute”) between or among Administrative Agent, the Lenders and Borrower (or any of them), including any Dispute (i) concerning the interpretation, application, or claimed breach of this Agreement or any other Loan Document, or (ii) arising or based, in whole or in part, on any alleged tort or common law claim, shall be submitted to binding arbitration in accordance with the terms of this Section 9.19. Arbitration may be demanded before the commencement of a judicial proceeding, or during a judicial proceeding, but not more than sixty (60) days after service of a complaint, third party complaint, cross-claim, or any answer thereto, or any amendment to any such pleadings. This provision is a material inducement for the parties entering into the transactions relating to this Agreement. DISPUTES SUBMITTED TO ARBITRATION ARE NOT RESOLVED IN A COURT BY A JUDGE OR JURY. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE PARTIES IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARBITRATED PURSUANT TO THESE ARBITRATION PROVISIONS.

(b)Any arbitration proceeding will be binding and confidential, and will be held in San Antonio, Texas, pursuant to the Federal Arbitration Act, Title 9 of the United States Code (or, if such Federal Arbitration Act is inapplicable, the applicable state law). Such arbitration shall be conducted by the American Arbitration Association (the “AAA”) pursuant to the AAA’s Commercial Arbitration Rules (or any successor rules thereto), inclusive of any appeals process or procedure provided in such rules (the “Rules”) and except as otherwise provided by the provisions of this Section 9.19, before a single arbitrator licensed to practice law in Texas for at least ten (10) years and familiar with commercial law disputes. The parties to the arbitration shall bear equally the arbitrator’s fees and expenses, as well as the administrative or other similar costs assessed by the AAA. Each party to the arbitration shall be solely responsible for its own costs and attorneys’ fees, if any, relating to the arbitration, subject to any final award of attorneys’ fees by the arbitrator in accordance with applicable law. Judgment upon any arbitration award may be entered in any court of competent jurisdiction. Further, any party to this Agreement may bring an action in any court of competent jurisdiction to compel arbitration in accordance with this Section 9.19, to enforce an arbitration award, or to vacate an arbitration award; provided, however, that in any action seeking to vacate an arbitration award, the standard of review to be applied to the arbitrator’s written findings of fact and conclusions of law shall be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury. Any party who fails to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

(c)In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the Dispute being arbitrated and must be completed no later than twenty (20) days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining the information is available.

(d)The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any Dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in parts (i), (ii) and (iii) of this paragraph.

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(e)No parties hereto shall be entitled to join or consolidate Disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity. Any party may require that a Dispute be resolved with a Justice of the Peace located in Bexar County, Texas if the Dispute and related claims are fully within its jurisdiction.

(f)To the maximum extent practicable, the parties and the arbitrator will take all action required to conclude any arbitration proceeding within 180 days from the date of filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosure of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision in any real estate lien instrument shall control, or if none, then the arbitration provision most closely related to the subject matter of the Dispute shall control. This arbitration provision shall survive the repayment of any loan made pursuant to the Loan Documents, and the termination, expiration or amendment of any of the Loan Documents or any relationship between the parties.

9.20WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER, AND BY THEIR EXECUTION OF A GUARANTY, EACH GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES, AND FOREVER FOREGOES THE RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY CONDUCT, ACT, OR OMISSION OF ANY PARTY, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES, OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PARTY, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

9.21Interpretation. References to Borrower, Guarantor, or Obligated Party means, jointly and severally, each Person comprising same. The headings, captions, and arrangements used in this Agreement or any of the other Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of this Agreement or any of the other Loan Documents or to affect the meaning thereof. For purposes of this Agreement, (a) the word “or” is not exclusive, and (b) the words “include” or “including” when used in this Agreement are deemed to be followed by the words “but not limited to,” “but without limitation,” “without limitation,” “without limiting the generality of the foregoing,” or other words of similar effect or meaning. Unless the context otherwise requires, references in this Agreement, if any, to (w) “Articles,” “Sections,” and “Subsections” are references to articles, sections, and subsections of this Agreement, (x) “Exhibit,” “Annex,” or “Schedule” are references to exhibits, annexes, or schedules attached to this Agreement, all of which are made a part of this Agreement for all purposes, the same as if set forth verbatim in this Agreement, (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof, and (z) an act or statute means such act or statute as amended or supplemented from time to time and includes any successor legislation thereto and any related rules, regulations, orders, or interpretations that are issued or promulgated thereunder. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each gender and neuter where appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party has drafted any provisions of this Agreement or that such provisions have been drafted on behalf of such Party.

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9.22Amendment and Restatement of Existing Credit Agreement. Effective as of the Effective Date, this Agreement constitutes an amendment and restatement of the Existing Credit Agreement in its entirety. From and after the Effective Date, the Existing Credit Agreement shall be amended, restated, superseded and replaced in its entirety by this Agreement, and the rights and obligations of the parties with respect to the subject matter thereof shall be governed solely by this Agreement and the other Loan Documents. All commitments under the Existing Credit Agreement are hereby reallocated and continued as commitments under this Agreement, and, to the extent any obligations or liabilities remain outstanding under the Existing Credit Agreement as of the Effective Date, such obligations and liabilities shall be deemed to be obligations and liabilities under this Agreement and shall be governed by the terms hereof. It is the intent of the parties that this Agreement not constitute a novation of the Existing Credit Agreement or any obligations or liabilities thereunder, but rather a restatement and continuation of the terms thereof as set forth herein.

9.23Assignment and Continuation of Existing Facility Liens. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in this Agreement or any other Loan Document to the contrary, Frost Bank, in its capacity as both administrative agent and sole lender under the Existing Facility (in such capacities, the “Existing Agent and Lender”), hereby irrevocably assigns, transfers and conveys to Frost Bank, in its capacity as Administrative Agent for the ratable benefit of all Secured Parties, all right, title and interest of the Existing Agent and Lender in, to and under (a) each mortgage, deed of trust, security agreement, pledge agreement, assignment, financing statement and other instrument or document listed on Schedule 9.23 hereto (collectively, the “Existing Facility Security Documents”), together with (b) all liens, security interests and other encumbrances (collectively, the “Existing Facility Liens”) created, granted or purported to be created pursuant to the Existing Facility Security Documents and all collateral securing the “Obligations” (as defined in the Existing Credit Agreement), it being the express intent of the parties hereto that such Existing Facility Liens be, and hereby are, continued, preserved, renewed and carried forward, without interruption or impairment, as security for all Obligations now or hereafter arising under this Agreement and the other Loan Documents, with the same priority, scope and validity that such Existing Facility Liens enjoyed immediately prior to the Effective Date. Each Obligated Party (i) consents to the foregoing assignment, (ii) acknowledges and reaffirms that the Existing Facility Liens continue in full force and effect and secure, without limitation, the Obligations under this Agreement and the other Loan Documents, and (iii) agrees that none of the execution, delivery and performance of this Agreement or any other Loan Document, the addition of any Borrower or other obligor, the increase in the aggregate commitments, the inclusion of additional lenders or any other modification contemplated hereby or thereby constitutes, or shall be construed as, a novation, payment, satisfaction, extinguishment or release of the indebtedness, liabilities or obligations evidenced by or enforceable under the Existing Facility or the Existing Facility Security Documents. The parties hereto further agree that, to the extent any filing, recording, registration or other action is required or advisable under applicable law in order to maintain, protect or continue the perfection or priority of any Existing Facility Lien as contemplated herein (including, without limitation, the recordation of one or more amended and restated mortgages), each Obligated Party shall execute and deliver, and the Administrative Agent is hereby authorized (but not obligated) to file or record, all such instruments, certificates and other documents, in form and substance reasonably satisfactory to the Administrative Agent, and take all such other action as the Administrative Agent may reasonably request to effectuate the intent of this Section.

9.24No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Affiliates and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents,

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irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Affiliate on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i)  the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Governmental/Other Requirements, the Borrower hereby waives and releases any claims that it may have against any of the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.25Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

9.26Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit

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Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)As used in this Section 9.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

9.27Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

9.28Keepwell. With respect to each Swap Obligation owing to Administrative Agent or a Lender as to which an Obligated Party constitutes a Qualified ECP Guarantor, such Obligated Party (whether Borrower or, by its execution and delivery of a Guaranty, a Guarantor) hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligated Party to honor all of its obligations under any Guaranty or Loan

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Document in respect of such Swap Obligation (provided, however, that relevant Obligated Party shall only be liable under this Section 9.28 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.28, or otherwise under this Agreement or any other Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Obligated Party under this Section shall remain in full force and effect until Payment in Full. Each Obligated Party intends that this Section 9.28 constitute, and this Section 9.28 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligated Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

9.29Currency Conversion. All references in this Agreement to sums owing or denominated in dollars or with the symbol “$” refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. If, for the purposes of obtaining or enforcing judgment against Epsilon Ltd. in any court in any jurisdiction in connection with this Agreement or any other document delivered in connection therewith, it becomes necessary to convert into any other currency (such other currency being referred to as the (“Judgment Currency”) an amount due in any currency (the “Obligation Currency”) other than Judgment Currency under this Agreement or any other Loan Documents to which Epsilon Ltd. is a party, the conversion shall be made at the rate of exchange prevailing on the Business Day of Administrative Agent immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of Texas or in the courts of any other jurisdiction that would give effect to such conversion being made on such date, or, the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this paragraph being hereinafter referred to as the “Judgment Conversion Date”). If, in the case of any proceeding in the court of any jurisdiction referred to in the preceding sentence, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, Epsilon Ltd. shall pay such additional amount (if any in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, which converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. The term “rate of exchange” in this paragraph means the spot rate of exchange at which Administrative Agent would, on the relevant date at or about 12:00 noon, be prepared to sell the Obligation Currency against the Judgment Currency. Any amount due from Epsilon Ltd. under this Section shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

NOTICE OF FINAL AGREEMENT

In connection with this Agreement, the Parties have executed and delivered and may hereafter execute and deliver certain agreements, instruments, and documents (collectively, the “Written Loan Agreement”).

It is the intention of the Parties that this Notice be incorporated by reference into each of the written agreements, instruments, and documents comprising the Written Loan Agreement. The Obligated Parties warrant and represent that the entire agreement made and existing by or between the Parties with respect to the transaction(s) evidenced by this Agreement is and shall be contained within the Written Loan Agreement, as may be amended and supplemented from time to time, and that no agreements or promises exist or shall exist by or between the Parties that are not reflected in the Written Loan Agreement.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Page 96

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Page 97

IN WITNESS WHEREOF, this Agreement is hereby executed and delivered by the Parties to be effective as of the Effective Date.

CO-BORROWERS:

EPSILON ENERGY USA INC., an Ohio corporation

By:	/s/ James Andrew Williamson
Name:	James Andrew Williamson
Title:	Chief Financial Officer

Address:

Epsilon Energy USA Inc.
500 Dallas Street, Suite 1250
Houston, TX 77002
Attn: James Andrew Williamson
Email: andrew.williamson@epsilonenergyltd.com

EPSILON ENERGY LTD., an Alberta corporation

By:	/s/ James Andrew Williamson
Name:	James Andrew Williamson
Title:	Chief Financial Officer

Address:

Epsilon Energy Ltd.
500 Dallas Street, Suite 1250
Houston, TX 77002
Attn: James Andrew Williamson
Email: andrew.williamson@epsilonenergyltd.com

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Signature Page

ADMINISTRATIVE AGENT:

FROST BANK,
a Texas state bank

By:	/s/ Mark A. Serice
Name:	Mark A. Serice
Title:	Senior Vice President

Administrative Agent’s Office:

Frost Bank
111 W. Houston, 9th Floor
San Antonio, Texas 78205
Attn: Mark Serice

With a copy to:

Jackson Walker LLP
2323 Ross Ave., Suite 600
Dallas, Texas 75201
Attn: Monica Messick

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Signature Page

LENDER:

FROST BANK,
a Texas state bank, as Lender under this Agreement and additionally as Existing Agent and Lender for the limited purposes set forth in Sections 9.22 and 9.23

By:	/s/ Mark A. Serice
Name:	Mark A. Serice
Title:	Senior Vice President

Address:

Frost Bank
111 W. Houston, 9th Floor
San Antonio, Texas 78205
Attn: Mark Serice

With a copy to:

Jackson Walker LLP
2323 Ross Ave., Suite 600
Dallas, Texas 75201
Attn: Monica Messick

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Signature Page

LENDER:

TEXAS CAPITAL BANK

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Managing Director

Address:

2000 McKinney Ave., Suite 1800
Dallas, Texas 75201
Attn: Marc Graham

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Signature Page

SCHEDULE 1.01

EXISTING LIENS

None.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Schedule 1.01 – Page 1

SCHEDULE 2.01

LENDERS AND COMMITMENTS

Lender	Percentage	Revolving Credit Loans
Frost Bank	52.631578947%	$25,000,000.00
Texas Capital Bank	47.368421053%	$22,500,000.00
TOTAL:	100.0000000%	$47,500,000.00

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Schedule 2.01 – Page 1

SCHEDULE 3.06

PROPERTIES LOCATED ON TRIBAL LANDS

None.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Schedule 3.06 – Page 1

SCHEDULE 3.18

MARKETING OF PRODUCTION

1.	Anchor Shipper Gas Gathering Agreement for Northern Pennsylvania, dated January 1, 2024, by and between Epsilon Energy USA Inc. and Appalachia Midstream Services, L.L.C.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Schedule 3.18 – Page 1

SCHEDULE 3.20

COMMODITY HEDGING TRANSACTIONS

1.	ISDA 2002 Master Agreement, dated July 6, 2016, between Epsilon Energy USA Inc. and Cargill, Incorporated
2.	ISDA Master Agreement, dated September 12, 2023, between Epsilon Energy USA Inc. and EDF Trading North America, LLC

Current Positions:

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Schedule 3.20 – Page 1

SCHEDULE 5.07

EXISTING INDEBTEDNESS

None.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Schedule 5.07 – Page 1

SCHEDULE 9.23

EXISTING FACILITY SECURITY DOCUMENTS

Pledge and Security Agreement dated June 28, 2023 and executed by Epsilon USA in favor of Existing Agent and Lender, as amended.

UCC-1 Financing Statement, initial filing number OH00274087759 filed with the Ohio Secretary of State on June 28, 2023, naming Epsilon USA as debtor and Frost Bank as secured party.

UCC-1 Financing Statement, initial filing number OH00274087860 filed with the Ohio Secretary of State on June 28, 2023, naming Epsilon USA as debtor and Frost Bank as secured party.

Open-End Mortgage, Deed of Trust, Mortgage-Collateral Real Estate Mortgage, Security Agreement, Assignment of Production, and Financing Statement dated June 28, 2023, executed by Epsilon USA in favor of Dan J. Guarino, as Trustee for the benefit of Frost Bank, in its capacity as Existing Agent and Lender, as amended.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Schedule 9.23 – Page 1

Exhibit A

CONDITIONS PRECEDENT TO INITIAL ADVANCE

1.This Loan Agreement.

2.A Revolving Credit Note for each initial Lender.

3.A Guaranty executed by each initial Guarantor.

4.A Security Agreement executed by Epsilon USA and each initial Guarantor, encumbering substantially all personal property of such Obligated Parties in favor of Administrative Agent, subject to such exceptions, if any, as Administrative Agent may agree, and otherwise satisfactory in form and substance to Administrative Agent.

5.A Canadian Security Agreement executed by Epsilon Ltd., encumbering substantially all personal property of Epsilon Ltd. in favor of Administrative Agent, subject to such exceptions, if any, as Administrative Agent may agree, and otherwise satisfactory in form and substance to Administrative Agent.

6.A Pledge Agreement executed by the Borrower and each initial Guarantor, encumbering all Equity Interests owned by such Obligated Parties in favor of Administrative Agent, and consented to by each issuer of such Equity Interests, satisfactory in form and substance to Administrative Agent.

7.With respect to all Equity Interests pledged as Collateral that are evidenced by certificates, if any, the original such certificates together with such stock powers or similar instruments as Administrative Agent may require in connection therewith, duly endorsed in blank by the relevant Person.

8.Mortgages executed by such Obligated Parties as Administrative Agent may designate and pertaining to such Oil and Gas Properties of such Obligated Parties as are necessary to cause the Borrowing Base Value of the Mortgaged Properties to be not less than the Required Reserve Value.

9.A Certificate of Ownership Interests.

10.An Environmental Indemnity Agreement executed by all Obligated Parties.

11.One or more Fee Letters between Borrower and Administrative Agent containing terms and conditions acceptable to Administrative Agent, together with payment of all initial fees required thereunder.

12.[Reserved.]

13.Evidence satisfactory to Administrative Agent, in Administrative Agent’s sole and absolute discretion, that:

(a)all existing indebtedness not otherwise permitted under this Agreement has been or concurrently with the Effective Date is being terminated, all outstanding amounts under such indebtedness have been paid in full, and all Liens securing such existing indebtedness have been, or concurrently with the Effective Date are being, released (including without limitation (i) UCC (and, for Epsilon Ltd, PPSA and Bank Act (Canada)) search results for each Obligated Party reflecting no Liens against any of the intended Collateral to be pledged by such Person other than Liens described in this clause (a)); and

(b)the costs and expenses (including reasonable attorneys’ fees) referred to in Section 4.12, to the extent incurred, have been paid in full by Borrower.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit A – Page 1

14.For each Obligated Party and Constituent Party which is not an individual:

(a)Existence and Good Standing. Evidence satisfactory to Administrative Agent, in Administrative Agent’s sole and absolute discretion, of the existence, good standing, and qualification to do business of such entity;

(b)Organizational Documents; Certificates of Obligated Parties and Constituent Parties. A copy of the official file-marked Organizational Documents of such entity, accompanied by a certificate dated the Effective Date, executed by the applicable Managerial Official of the respective entity, as applicable, as Administrative Agent may reasonably require, certifying that: (A) the Organizational Documents are correct and complete; (B) the Organizational Documents are in full force and effect and constitute the complete agreement among the partners, venturers, shareholders, or members, as applicable, with respect to the respective entity; (C) the entity has not been dissolved or terminated, and no proceeding for dissolution or termination is contemplated; (D) no default or event which, with the giving of notice or lapse of time, or both, could become a default has occurred under the Organizational Documents; and (E) the consent or resolutions referred to in subsection (c) below, as applicable, has/have not been amended or revoked in any respect and remain in full force and effect as of the Effective Date;

(c)Resolutions. Resolutions of the board of directors, members, partners or other appropriate governing body of each Obligated Party and any Constituent Party certified by a Managerial Official of such Person, which resolutions authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which it is a party;

(d)Certificate of Incumbency. A certificate of incumbency of all Persons who will be authorized to execute or attest any of the Loan Documents on behalf of such Obligated Party or Constituent Party, as applicable, dated the Effective Date, executed by the applicable Managerial Official of such Obligated Party or Constituent Party, as applicable; and

(e)Other Evidence. Such other evidence satisfactory to Administrative Agent, in Administrative Agent’s sole and absolute discretion, that all necessary action on the part of each Obligated Party and Constituent Party has been taken with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement so that this Agreement and all other Loan Documents to be executed and delivered by or on behalf of any Obligated Party, or any Constituent Party, as the case may be, will be valid and binding upon the Person executing and delivering such document.

15.Completion of Administrative Agent’s title review of such Oil and Gas Properties of the Obligated Parties as are necessary to satisfy the Required Reserve Value, with results satisfactory to Administrative Agent.

16.Completion of Administrative Agent’s due diligence review of such other items relating to the Collateral as Administrative Agent may request, with results satisfactory to Administrative Agent.

17.Such beneficial ownership information or other “know your customer” information, documents and certifications as Administrative Agent may request.

18.One or more legal opinions from counsel to the Obligated Parties as to such matters as Administrative Agent may require.

19.A copy of the Initial Subordinated Note.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit A – Page 2

20.Any other additional approvals, opinions, instruments, or documents as Administrative Agent or its legal counsel may reasonably request, including any opinions of Obligated Parties’ counsel addressed to Administrative Agent, in form, scope, and substance satisfactory to Administrative Agent, in Administrative Agent’s sole and absolute discretion.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit A – Page 3

Exhibit B

FINANCIAL COVENANTS

(Energy)

1.Financial Covenants and Ratios.

(a)Current Ratio. Borrower shall cause the Obligated Parties to maintain, as of the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2025, a ratio of Current Assets to Current Liabilities of not less than 1.00 to 1.00. For purposes of this covenant, “Current Assets” means (i) current assets (excluding the amount of any non-cash items as a result of the application of FASB ASC 410 and 815), plus (ii) Availability on the relevant test date (but only to the extent the conditions to borrowing set forth in Section 2.05 are capable of being satisfied as of such date); “Current Liabilities” means (i) current liabilities (excluding the amount of any non-cash items as a result of the application of FASB ASC 410 and 815), less (ii) any portion of Debt classified as current debt.

(b)Debt to EBITDAX Ratio. Borrower shall cause the Obligated Parties to maintain, as of the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2025, a ratio of Debt to EBITDAX of not more than 2.50 to 1.00. For purposes of this covenant, “Debt” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long-term debt.

2.Testing of Financial Covenants and Ratios; Compliance Certificates. Except as otherwise set forth above, all covenants, ratios and/or components thereof will be calculated with respect to the Obligated Parties on a consolidated basis at the end of each fiscal quarter, using the Test Period results stated or set forth in the financial statements due for such quarter end. Concurrently with the delivery of any financial statements required by Section 4.01(b) of the Loan Agreement, Borrower shall provide Administrative Agent with a compliance certificate (the “Compliance Certificate”), in form acceptable to Administrative Agent, certified by a Managerial Official of Borrower, certifying that as of the date of such Compliance Certificate: (a) the financial covenants set forth above for the applicable period immediately preceding the date of the Compliance Certificate are as stated in the Compliance Certificate and including such financial documentation or other backup information as Administrative Agent may require; (b) attached thereto is a schedule of all outstanding Commodity Hedging Contracts to which any Obligated Party is a party as of the last day of the fiscal quarter covered by the Compliance Certificate, including the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the mark-to-market exposure thereunder, the counterparty thereto and such other information related thereto as Administrative Agent may reasonably request; (c) no Material Adverse Change has occurred since the Effective Date, or, if a Material Adverse Change shall have occurred, a specification in detail of the nature and duration of any Material Adverse Change; (d) no Default or Event of Default shall have occurred and be continuing or, if any Default or Event of Default shall have occurred and be continuing, a specification in detail of the nature and period of existence of such Default or Event of Default and any action taken or proposed to be taken by the Obligated Parties, as applicable, to remedy such circumstance; and (e) the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all respects on and as of the date of the Compliance Certificate (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), or, if such representations and warranties shall not be true and correct, a specification in detail of the nature the inaccuracy of such representation and/or warranty.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit B – Page 1

Exhibit C

INSURANCE REQUIREMENTS

Borrower shall, and/or shall cause one or more other Obligated Parties acceptable to Administrative Agent to, obtain and maintain with solvent insurance companies licensed in the State of Texas having at least an “A” Financial Strength Rating and a Financial Size Category of Class XII by A.M. Best (or another ratings company approved by Administrative Agent) the following:

1.Property Insurance. The broadest available form of “all risks” or “special form” property insurance with respect to all insurable Collateral, business income and extra expense, insuring against loss or damage including by fire, lightning, windstorm or hail, explosion, falling objects, collapse including sinkhole collapse, riot, water damage, sprinkler leakage, civil commotion, damage from aircraft and vehicles, and smoke damage, volcanic activity, and loss or damage from such hazards as are presently included in so called “all risks” or “special form” insurance and against vandalism, acts of terrorism, and malicious mischief, and against such other insurable hazards as may be required by Administrative Agent. The amount of such insurance shall be the full replacement cost of the building(s), improvements, furniture, furnishings, fixtures, equipment, and other items (whether improvements, betterments, or fixtures) included in the Collateral, without deduction for depreciation. For purposes of this Exhibit, “full replacement cost” means, with respect to such building(s) and improvements, the cost of replacing such building(s) and improvements, exclusive of the cost of excavations, foundations, and footings below the first floor slab grade, but including the cost of debris removal. With respect to such furniture, furnishings, fixtures, equipment, and other items “full replacement cost” means the cost of replacing same. Each such policy shall contain a replacement cost endorsement, on a completed value form and with an ordinance or law coverage endorsement, and such other endorsements as are sufficient to prevent Borrower (or other relevant Obligated Party) and Administrative Agent from becoming a co-insurer.

2.Commercial General Liability Insurance. Commercial general liability insurance, providing not less than $1,000,000.00 limit per occurrence (with an umbrella or excess liability policy in the amount of $3,000,000.00 per occurrence and in the aggregate), on an “occurrence” per project basis, including contractual liability (including coverage to the extent available of the indemnifications by Borrower (or other relevant Obligated Party) set forth in the Loan Documents, but such coverage shall not limit such indemnifications), for the benefit of Borrower (or other relevant Obligated Party) and Administrative Agent named as “Additional Insured.”

3.Flood Insurance. If and to the extent any of the Collateral is now or hereafter located in a special flood hazard area and the flood-related exclusions set forth in the definition of “Collateral” for any reason cease to apply or are ineffective, a federal flood insurance policy in an amount equal to the lesser of the amount of the Loan or the maximum amount available for such policy.

4.Other. Such other insurance on the Collateral, or any replacements, substitutions, or additions to such insurance, and in such amounts as may from time to time be required by Administrative Agent against other insurable hazards or causes of loss which at the time are commonly insured against in the case of similarly-situated Collateral.

All insurance policies shall be “occurrence” based policies, issued and maintained by insurers in amounts, with deductibles (and without any self-insured retention), and in form satisfactory to Administrative Agent, in Administrative Agent’s reasonable discretion, shall require not less than thirty (30) days’ prior written notice to Administrative Agent of any cancellation, lapse, expiration, reduction, endorsement, or other change of coverage, and shall provide, if possible, for payment of all costs and expenses incurred by Administrative Agent in the event of any contested claim. Without limiting the discretion of Administrative Agent with respect to required endorsements to insurance policies, all such policies for loss or damage to the Collateral shall contain a standard mortgagee clause (without contribution) naming Administrative

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit C – Page 1

Agent as mortgagee with loss proceeds payable to Administrative Agent. All such policies also shall provide that the coverage, validity, and enforceability of such policies will not be reduced or affected by, and the proceeds of such policies will be payable to Administrative Agent notwithstanding, any (i) act, failure to act, or negligence of the insured, (ii) violation of any warranty, declaration, or condition contained in any such policy by the insured, (iii) occupancy or use of the Collateral for purposes more hazardous than permitted by the terms of the policy, (iv) exercise of the power of sale or any foreclosure or other action or proceeding taken by Administrative Agent pursuant to the Loan Documents, or (v) change in title to or ownership of the Collateral.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit C – Page 2

Exhibit D

[RESERVED]

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit D – Page 1

Exhibit E

APPLICATION FOR ADVANCE

Reference is made to that certain Loan Agreement dated as of October 10, 2025, by and among EPSILON ENERGY USA INC., an Ohio corporation, and EPSILON ENERGY LTD., an Alberta corporation, as co-borrowers (collectively, “Borrower”), FROST BANK, a Texas state bank (“Administrative Agent”), and the “Lenders” party thereto (together with all amendments and modifications, if any, the “Loan Agreement”). The terms used herein shall have the same meanings as provided in the Loan Agreement.

ADVANCE REQUEST
1.	Advance #:
2.	Advance Amount Requested: $
3.	The requested date of such Advance (which shall be a Business Day):
4.	The purpose of such Advance is __________
5.	The requested Advance is a Revolving Credit Loan.

Borrower certifies that, as of the date of this Application for Advance:

(i)	All conditions precedent to the requested Advance stated in the Loan Agreement have been satisfied;
(ii)	No Default or Event of Default exists;
(iii)	The representations and warranties made in the Loan Agreement are true and correct; and
(iv)

On a pro forma basis after giving effect to the requested Advance, Borrower shall be in compliance with the minimum hedging requirements in Section 4.21, and enclosed herewith is a reasonably detailed description of all Commodity Hedging Contracts of the Obligated Parties demonstrating such pro forma compliance.

Dated __________, 20___.

CO-BORROWERS:

EPSILON ENERGY USA INC., an Ohio corporation

By:
Name:
Title:

EPSILON ENERGY LTD., an Alberta corporation

By:
Name:
Title:

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit E – Page 1

EXHIBIT F

FORM OF REVOLVING PROMISSORY NOTE

REVOLVING PROMISSORY NOTE

$[ ]	[ ], 2025

For value received, EPSILON ENERGY USA INC., an Ohio corporation, and EPSILON ENERGY LTD., an Alberta corporation, as co-borrowers (collectively, “Borrower”), hereby jointly and severally promise to pay to the order of [__________, a __________] (“Lender”), care of FROST BANK, a Texas state bank (“Administrative Agent”), at P.O. Box 34746, San Antonio, Texas 78265, or at such other address as Administrative Agent shall from time to time specify in writing, the principal sum of [__________ AND ___/100 DOLLARS ($___________)], or so much thereof as from time to time may be advanced by Lender to Borrower pursuant to the terms of the Loan Agreement (as defined below), in legal and lawful money of the United States of America, with interest on the outstanding principal from the date advanced until paid at the rate or rates set forth in the Loan Agreement, and otherwise in strict accordance with the terms and provisions of the Loan Agreement and this Revolving Promissory Note (this “Note”). This Note has been executed and delivered pursuant to that certain Loan Agreement dated [of even date herewith] [October 10, 2025] by and among Borrower, Administrative Agent and the financial institutions from time to time party thereto (including Lender) (together with all amendments, modifications, and restatements thereof, the “Loan Agreement”). Capitalized terms not otherwise defined in this Note shall have the respective meanings assigned to such terms in the Loan Agreement.

1.Revolving Line of Credit. Under the Loan Agreement, Borrower may request Advances and make payments under this Note from time to time; provided, that it is understood and agreed that the aggregate principal amount outstanding from time to time under this Note shall not at any time exceed $[__________]. The unpaid principal balance of this Note shall increase and decrease with each new Advance or payment under this Note, as the case may be. Subject to Administrative Agent’s rights following an Event of Default as set forth in the Loan Agreement, (a) this Note shall not be deemed terminated or canceled prior to the Maturity Date (as defined in the Loan Agreement) even though the entire principal balance of this Note may be paid in full from time to time, and (b) Borrower may borrow, repay, and re-borrow under this Note.

2.Payment Terms. Principal of and interest on amounts outstanding under this Note shall be payable as set forth in the Loan Agreement.

3.Interest.

(a)Interest Rate(s). Interest on the outstanding and unpaid principal balance of this Note shall be computed as set forth in the Loan Agreement. Interest shall be calculated on the unpaid principal balance of this Note each day principal is outstanding.

(b)Interest Rate Limitation. Notwithstanding anything in this Note, or any other Loan Document, Borrower, Administrative Agent and Lender intend to strictly conform to all applicable usury laws. In no event, whether by reason of demand for payment or acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, or received by Lender under this Note, under any of the other Loan Documents, or otherwise exceed the maximum interest permitted by applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum interest permitted by applicable law, the interest payable to Lender shall be reduced automatically to the maximum interest permitted by applicable law. If Lender shall ever receive anything of value deemed interest under applicable law which would, apart from this paragraph, be in excess of the maximum interest permitted by applicable

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit F – Page 1

law, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or if such amount of interest which would have been in excess of the maximum interest permitted by applicable law exceeds the unpaid principal balance of this Note, such excess amount shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note (including any renewal or extension) so that the amount of interest on account of such indebtedness does not exceed the maximum interest permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Borrower and Lender with respect to interest rate limitation. Borrower hereby agrees that as a condition precedent to any claim or counterclaim seeking usury penalties against Lender, Borrower will provide written notice to Lender, notifying Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the principal amount owing on this Note.

4.Default. Any Event of Default under and as defined in the Loan Agreement shall constitute an event of default (“Event of Default”) under this Note.

5.Security. This Note has been executed and delivered pursuant the Loan Agreement, and is secured by the collateral described or referred to in the Loan Agreement. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

6.Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the “weekly ceiling” specified in such article shall be the ceiling applicable to this Note; provided, that if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

7.Purpose of Loan. Borrower agrees that no advances under this Note shall be used for personal, family, or household purposes, and that all advances under this Note shall be used solely for business, commercial, investment, or other similar purposes and in accordance with the terms and provisions of this Note and the other Loan Documents.

8.Waiver. Borrower expressly waives presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by applicable law, and diligence in the collection of this Note. No delay or omission of Administrative Agent or Lender in exercising any right under this Note or under applicable law shall be a waiver of such right or any other right under this Note or applicable law.

9.Governing Law; Venue. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated by this Note shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to conflicts of laws principles. In the event of a dispute involving this Note or any other instrument or Loan Document executed in connection with this Note, Borrower irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Bexar County, Texas.

10.Successors and Assigns. This Note or interests herein may be assigned or transferred by Lender in accordance with the terms and conditions set forth in the Loan Agreement, without notice to or consent from Borrower except as required by the Loan Agreement. Borrower may not assign or transfer

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit F – Page 2

this Note or any of Borrower’s rights under this Note without the prior written consent of Administrative Agent and Lender. This Note shall inure to the benefit of, and be binding upon, Lender and Borrower and their permitted successors and assigns.

11.Lost Note. Borrower will issue a replacement note in the event of the loss, theft, destruction or mutilation of this Note, upon the request of Lender.

12.[Renewal and Extension. This Note is given in renewal and extension, but not extinguishment or novation, of all amounts left owing and unpaid on that certain [___________] dated [__________, 20___], executed and delivered by Borrower and payable to the order of [Lender] [__________] in the original principal amount of $[__________].]

THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit F – Page 3

IN WITNESS WHEREOF, this Note is hereby executed and delivered by the Borrower as of the date first written above.

CO-BORROWERS:

EPSILON ENERGY USA INC., an Ohio corporation

By:
Name:
Title:

EPSILON ENERGY LTD., an Alberta corporation

By:
Name:
Title:

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit F – Page 4

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of October 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among EPSILON ENERGY USA INC., an Ohio corporation, and EPSILON ENERGY LTD., an Alberta corporation, as co-borrowers (collectively, “Borrower”), FROST BANK, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit G-1 – Page 1

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of October 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among EPSILON ENERGY USA INC., an Ohio corporation, and EPSILON ENERGY LTD., an Alberta corporation, as co-borrowers (collectively, “Borrower”), FROST BANK, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit G-2 – Page 1

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of October 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among EPSILON ENERGY USA INC., an Ohio corporation, and EPSILON ENERGY LTD., an Alberta corporation, as co-borrowers (collectively, “Borrower”), FROST BANK, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit G-3 – Page 1

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of October 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among EPSILON ENERGY USA INC., an Ohio corporation, and EPSILON ENERGY LTD., an Alberta corporation, as co-borrowers (collectively, “Borrower”), FROST BANK, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit G-4 – Page 1

EXHIBIT H

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any letters of credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under Governmental/Other Requirements, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit H – Page 1

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]]

3.	Co-Borrowers:	Epsilon Energy USA Inc., an Ohio corporation, and Epsilon Energy Ltd., an Alberta corporation

4.	Administrative Agent:	Frost Bank, as the administrative agent under the Loan Agreement

5.	Loan Agreement:	The Loan Agreement dated as of October 10, 2025 among Borrower, the Lenders parties thereto, Frost Bank, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	][10]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment and Assumption.

8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit H – Page 2

Effective Date:  _______________ _____, 20_____ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

12 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit H – Page 3

[Consented to and][13] Accepted:

FROST BANK,
as Administrative Agent

By:
Name:
Title:

[NAME OF RELEVANT PARTY][14]

By:
Name:
Title:

13 To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

14 To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit H – Page 4

ANNEX 1

[___________]15

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) it assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document,16 (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents [or any collateral thereunder], (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Loan Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender17 attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and

15 Describe Loan Agreement at option of Administrative Agent.

16 The term “Loan Document” should be conformed to that used in the Loan Agreement.

17 The concept of “Foreign Lender” should be conformed to the section in the Loan Agreement governing withholding taxes and gross-up.

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit H – Page 5

other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date.18  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

18  The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:

“From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

LOAN AGREEMENT (Epsilon Energy USA Inc et al Credit Facility)	Exhibit H – Page 6